UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 Amendment #5 FORM S-1/A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OBITX, INC.
(Exact name of registrant as specified in its charter) DELAWARE
(State or other jurisdiction of incorporation or organization) 7379
(Primary Standard Industrial Classification Code Number) 82-1091922
(I.R.S. Employer Identification Number)
4720 Salisbury Road Jacksonville, FL 32256 (904) 748-9750
(Address, including zip code, and telephone number, Including area code, of registrant’s principal executive offices) 16192 Coastal Hwy Lewes, DE 19958 (302) 645-7400
(Address, including zip code, and telephone number, Including area code, of agent of service)
As soon as practicable after this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.⌧

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Small reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be Registered	Amount to be registered	Proposed maximum offering price per unit(1) (2)	Proposed maximum aggregate offering price(1) (2)	Amount of registration fee
Common Stock $0.0001 par value(3)	2,902,811	$ 0.55	$ 1,596,546	$ 198.77
Warrants to Purchase Common Stock, par value $0.0001 at $1.00 per share(4)	3,000,000	$ 1.00	$ 3,000,000	$ 373.50
Total Registration of all underlying common shares	5,902,811	$ 0.78	$ 4,596,546	$ 572.27

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of Common Stock, as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) under the Securities Act of 1933.

(3)

The proposed maximum offering price per share of the common stock registered is derived from the highest sale price of the stock.  The Company converted debt owed to MCIG at the rate of $0.55 per common share on November 1, 2017.

(4)	The proposed maximum offering price per share of the common stock issuable under the warrants is calculated at the exercise price of $1.00 per share.

NO SHARES OF REGISTRANT’S COMMON STOCK WILL BE ISSUED TO ANY HOLDER OF SHARES OF MCIG, IN ANY JURISDICTION IN WHICH SUCH ISSUANCE WOULD NOT COMPLY WITH THE LAWS OF THAT JURISDICTION.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The recipients of shares of common stock in the spin-off may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED August 29, 2018

OBITX, INC.

2,902,811 SHARES OF COMMON STOCK AND 3,000,000 UNDERLYING SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANTS

SUBJECT TO COMPLETION DATED AUGUST 29, 2018

MCIG, Inc., a Nevada corporation (“MCIG”), is distributing to its shareholders 402,811 shares of Common Stock of OBITX, Inc. (the “Company” or “OBITX”), owned by MCIG, a shareholder of OBITX. The shareholders of MCIG will receive one (1) share of OBITX common stock for every one thousand (1,000) shares of MCIG common stock that they hold as of the record date.  The record date shall be defined as the first business day following an effective statement from the SEC in regard to this Form S-1 filing.

This Prospectus is being furnished in connection with the planned spin-off of OBITX from MCIG and the issuance of OBITX common stock in the spin-off, which will issue shortly after the date of this Prospectus (referred to herein as the “spin-off date”). Following the registered spin-off,  and subsequent authorization to quote its stock on the OTC Bulletin Board or one of its premium marketplaces, OBITX will be a publicly-traded company. MCIG is currently a publicly traded company whose stock is quoted on the OTCQB. Upon effectiveness of the Registration Statement, OBITX will be a company reporting to the SEC under the Securities Exchange Act of 1934.

The selling shareholders may sell their shares prior to the Company obtaining approval to trade its stock on the OTC Bulletin Board or one of its premium marketplaces of OTC Links ATS (i.e., OTCQX or OTCQB) at the price of $0.55.  Upon listing the stock on a public marketplace the selling shareholders will sell their stock at prevailing market prices or privately negotiated prices.

MCIG is effecting the spin-off pursuant to the terms of the MCIG Board of Directors’ resolution and related organic actions. MCIG currently owns all of the Registrant’s issued and outstanding Series A Preferred stock (100,000 shares) and 510,000 common shares issued and outstanding, giving MCIG majority control of the Company.  MCIG will be distributing 402,811 shares of OBITX common stock to MCIG shareholders on a one for one thousand pro rata basis with MCIG retaining all remaining shares of common stock.

In addition, the Company is registering 2,500,000 shares of the Company’s common stock belonging to two shareholders and 3,000,000 underling common shares for the warrants to purchase the Company’s common stock at $1.00 per share to six management personnel and shareholders with greater than 10% ownership of the Company. (See Selling Shareholders)

Reason for Furnishing this Prospectus

We are furnishing this Prospectus to provide information to holders of MCIG who will be issued OBITX shares in the spin-off. The information contained in this Prospectus is believed by us to be accurate as of the date set forth on its cover. Changes may occur after that date, and neither OBITX nor MCIG are required to update the information except in the normal course of our public disclosure obligations and practices.

No stockholder approval of the spin-off is required, and none is being sought. Neither MCIG nor OBITX are asking you for a proxy.

MCIG is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the distribution of OBITX common shares to its shareholders.

OBITX is an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and applicable Securities and Exchange Commission rules and are, therefore, currently eligible for reduced public company reporting requirements.

There is currently no public market for OBITX securities. Our common stock is not publicly traded. Company management anticipates that an application will be filed with FINRA for the public trading of our common stock on the OTC Bulletin Board or the OTC Markets within 90 days of the distribution, but there is no assurance that the OBITX common stock will be quoted on the OTC Bulletin Board, the OTC Markets, or any Exchange.

IN REVIEWING THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE CAPTION “RISK FACTORS”.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION NOT CONTAINED IN THE PROSPECTUS IN CONNECTION WITH THIS OFFERING AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

UNTIL NOVEMBER 29, 2018 (90 DAYS AFTER THE DATE HEREOF), ANY BROKER-DEALER EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A CURRENT COPY OF THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A COPY OF THIS PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO ANY UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

The date of this prospectus is August 29, 2018.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.
TABLE OF CONTENTS

TABLE OF CONTENTS	5
GLOSSARY OF DEFINED TERMS AND INDUSTRY DATA	7
QUESTIONS AND ANSWERS ABOUT THE SPIN-OFF	9
PROSPECTUS SUMMARY	12
SUMMARY FINANCIAL INFORMATION	15
RISK FACTORS	17
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	33
INDUSTRY DATA	34
THE DISTRIBUTION	34
USE OF PROCEEDS	34
DIVIDEND POLICY	34
DISTRIBUTION SUMMARY	34
SHARES ELIGIBLE FOR FUTURE SALES	35
CAPITALIZATION	37
BUSINESS	39
BUSINESS STRATEGY	40
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	46
PROPERTY	50
LEGAL PROCEEDINGS	50
MANAGEMENT	50
EXECUTIVE COMPENSATION	51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	52
SELLING SHAREHOLDERS	53
DESCRIPTION OF SECURITIES	54
LEGAL MATTERS	55
EXPERTS	55
WHERE YOU CAN FIND MORE INFORMATION	55
INDEX TO FINANCIAL STATEMENTS	56
INFORMATION NOT REQUIRED IN PROSPECTUS	83

5

Please read this prospectus carefully. It describes our business, financial condition, results of operations and prospects. We have prepared this prospectus so that prospective investors will have the information necessary to make an informed investment decision.

Prospective investors should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to such investors. We have not, and the placement agents have not, authorized anyone to provide such investors with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to such investors. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to such investors. This prospectus may only be used where it is legal to offer and sell shares of our common stock and warrants. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of units. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the placement agents are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have done nothing that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the units and the distribution of this prospectus outside the United States.

GLOSSARY OF DEFINED TERMS AND INDUSTRY DATA

In this prospectus, each of the following quoted terms has the meanings set forth after such term:

“Altcoins” — the alternative cryptocurrencies launched after the success of Bitcoin

“Blockchain” — a digital ledger in which transactions made in bitcoin or another cryptocurrency are recorded chronologically and publicly

“Blockchain Network” — The online, end-user-to-end-user network hosting the public transaction ledger, known as the Blockchain, and the source code comprising the basis for the math-based protocols and cryptographic security for digital currencies

“CEA” — Commodity Exchange Act of 1936, as amended

“CFTC” — The US Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States

“Code” — The US Internal Revenue Code of 1986, as amended

 “Cryptocurrency” and “Virtual Currency” — used interchangeably in this Prospectus, a digital currency in which encryption techniques are used to regulate the generation of units of currency and verify the transfer of funds, operating independently of a central bank

“Digital Asset” — Collectively, all digital assets based upon a computer-generated math-based and/or cryptographic protocol that may, among other things, be used to buy and sell goods or pay for services

“Distributed Shares” — the shares owned by MCIG that will be distributed to the MCIG shareholders of record on the Record Date

“Distribution Date” — that date in which the Company shares shall be distributed to the MCIG shareholders, expected to be within 30 days of the effectiveness of this registration statement

“Exchange”— An electronic marketplace where exchange participants may trade, buy and sell cryptocurrencies based on bid-ask trading. The largest Exchanges are online and typically trade on a 24-hour basis, publishing transaction price and volume data

“Exchange Act” — The Securities Exchange Act of 1934, as amended

 “Exchange Market” — The global exchange markets for the trading of cryptocurrencies, which consists of transactions on electronic Exchanges

“FDIC” — The Federal Deposit Insurance Corporation

“Fiat Currency” — Currency that a government has declared to be legal tender, but is not backed by a physical commodity. The value of fiat money is derived from the relationship between supply and demand rather than the value of the material that the money is made of

“FinCEN” — The Financial Crimes Enforcement Network, a bureau of the US Department of the Treasury

“FINRA” — The Financial Industry Regulatory Authority, Inc., which is the primary regulator in the United States for broker-dealers

 “IRS” — The US Internal Revenue Service, a bureau of the US Department of the Treasury

“Record Date” — the first business calendar day following the effective registration date by the SEC

“Resale Shares” — the underlying common shares of the warrants and common stock identified in this registration statement

 “SEC” — The US Securities and Exchange Commission

“Securities Act” — The Securities Act of 1933, as amended

“SIPC” — The Securities Investor Protection Corporation

“Tokens” — a fungible and tradeable representation of a particular asset or utility that usually resides on top of another blockchain

Industry Data

This prospectus also includes estimates of market size and industry data that we obtained from industry publications and surveys and internal company sources. The industry publications and surveys used by management to determine market size and industry data contained in this prospectus have been obtained from sources believed to be reliable.

QUESTIONS AND ANSWERS ABOUT THE SPIN-OFF

The following questions and answers briefly address some commonly asked questions about the Spin-Off. They may not include all the information that is important to you. We encourage you to read carefully this entire Prospectus and the other documents to which we have referred you. We have included references in certain parts of this section to direct you to a more detailed discussion of each topic presented in this section.

Q:           What is the Spin-Off?

A:            The Spin-Off is the method by which we will separate from MCIG. In the Spin-Off, MCIG will distribute to holders of its common stock 402,811 outstanding shares of our Common Stock. Following the Spin-Off, we will be an independent publicly-traded company, and MCIG will retain 100,000 shares of Series A Preferred Stock and 107,189 common shares ownership interest in us.

Q:           Will the number of MCIG shares of common stock I own change as a result of the Spin-Off?

A:            No, the number of shares of MCIG common stock you own will not change as a result of the Spin-Off.

Q:            What are the reasons for the Spin-Off?

A:            The MCIG board of directors considered the following potential benefits in deciding to pursue the Spin-Off:

●        The opportunities and challenges we expect to arise in the immediate future of the MCIG business differ markedly from those of our business. For MCIG, the obtaining licenses to facilitate the growth manufacturing, extraction, cultivation, and development of Hemp, Hemp based products, cannabis, cannabis based products will require a fully engaged board of directors and management team that has a different skill set and experience than those required to execute our goals and strategic initiatives. We believe the Spin-Off will enhance the ability of MCIG and the Company to focus on their respective strategies.

●        Our near-term goals for our business include the expansion of our marketing and consulting services supporting clients who have developed Digital Assets and further expansion into the cryptocurrency markets. Achieving these goals will likely require acquisitions or mergers funded, in part, with capital raises and strategic alliances with other companies, that will enhance our online software capabilities and intellectual property rights.  We currently do not intend to issue our own cryptocurrency, nor do we intend to conduct our own initial coin offering.  Our goal is to obtain premium dollars for services in consulting business administration and marketing services by focusing on clients in the cryptocurrency markets.   During the next 12-month period it is our goal to expand our services in the early stages of the Digital Assets and Cryptocurrency industries.  We currently have no plans to accept any specific cryptocurrencies as payment for services; however, it is our intent to do so in the future. Furthermore, it is not our intent to hold digital assets for investments. We have not targeted any companies for acquisition and have no specific plan concerning identified capital requirements to achieve these goals.  We do believe that pursuing such growth opportunities will be greatly facilitated with a capital structure that is tailored to the Company’s needs, separate from those of MCIG.

●        The Spin-Off will establish the Company as an independent publicly traded corporation, which we believe will meaningfully enhance its industry market perception, thereby providing greater growth opportunities for us than our consolidated operation as a division of MCIG.

Q:            What will I receive in the Spin-Off?

A:            As a holder of MCIG common stock, you will receive a dividend of one (1) share of our Common Stock for every thousand (1,000) shares of MCIG common stock you hold on the Record Date (as defined below). The distribution agent will distribute only whole shares of our Common Stock in the Spin-Off. Your proportionate interest in MCIG will not change as a result of the Spin-Off.

Q:            What is being distributed to holders of MCIG common stock in the Spin-Off?

A.                   MCIG will distribute approximately 402,811 shares of our Common Stock in the Spin-Off, based on the approximately shares of MCIG’s common stock outstanding as of the effective date of this registration. The actual number of shares of our Common Stock that MCIG will distribute will depend on the number of shares of MCIG common stock outstanding on the Record Date. The shares of our Common Stock that MCIG distributes will constitute 402,811l of the issued and outstanding shares of our Common Stock immediately prior to the Spin-Off. For more information on the shares being distributed in the Spin-Off, see “Description of Our Capital Stock—Common Stock.”

Q:            What is the record date for the Distribution?

A:            MCIG will designate the close of business as of the effective date of this registration statement as the “Record Date”, as the record ownership date for the Distribution.

Q:            When will the Distribution to holders of MCIG common stock occur?

A:            The Distribution will be effective as of close of business on the effective date of this registration statement, which we refer to as the “Distribution Date.” On or shortly after the Distribution Date, the whole shares of our Common Stock will be credited in book-entry accounts for stockholders entitled to receive those shares in the Distribution.

Q:            What do I have to do to participate in the Distribution?

A:            You are not required to take any action, but we urge you to read this Prospectus carefully. Holders of MCIG common stock on the Record Date will not need to pay any cash or deliver any other consideration, including any shares of MCIG common stock, in order to receive shares of our Common Stock in the Distribution. No stockholder approval of the Distribution is required. We are not asking you for a vote, and we request that you do not send us a proxy card.

Q:            How will MCIG distribute shares of our Common Stock?

A:            Registered stockholders: If you are a registered stockholder (meaning you own your shares of MCIG common stock directly through MCIG’s transfer agent, Colonial Stock Transfer Company, Inc.), our distribution agent will credit the whole shares of our Common Stock you receive in the Distribution to a new book-entry account with our transfer agent on or shortly after the Distribution Date. Our distribution agent will mail you a book-entry account statement that reflects the number of whole shares of our Common Stock you own. You will be able to access information regarding your book-entry account holding our Common Stock at Computershare.

“Street name” or beneficial stockholders: If you own your shares of MCIG common stock beneficially through a bank, broker or other nominee, your bank, broker or other nominee will credit your account with the whole shares of our Common Stock you receive in the Distribution on or shortly after the Distribution Date. Please contact your bank, broker or other nominee for further information about your account.

We will not issue any physical stock certificates to any stockholders, even if requested. See “The Spin-Off—When and How You Will Receive Company Common Stock” for a more detailed explanation.

Q:                   How will fractional shares be treated in the Distribution?

A:             The distribution agent will not distribute any fractional shares of our Common Stock in connection with the Spin-Off. When calculating the shares to distribute, all fractional shares will be deleted from the shareholders total issuance, creating a “round down” effect.

 Q:           What are the U.S. federal income tax consequences to me of the Distribution?

A:            We have not requested and do not intend to request a ruling from the Internal Revenue Service or an opinion of tax counsel that the distribution will qualify as a tax free spin-off under United States tax laws. Under the U.S. Tax Code, MCIG would need to control at least 80% of our outstanding capital stock to qualify the distribution of our shares by MCIG as a tax free spin-off. MCIG does not meet this requirement and consequently, we do not believe that the distribution by MCIG of our stock to its shareholders will qualify for tax free spin-off status.

Q:            Does the Company intend to pay cash dividends?

A:            Following the Spin-Off, we do not anticipate paying any dividends on our Common Stock in the foreseeable future. See “Dividend Policy” for more information.

Q:            Will the Spin-Off affect the trading price of my MCIG common stock?

A:            We expect the trading price of shares of MCIG common stock immediately following the Spin-Off to be lower than immediately prior to the Spin-Off because the trading price will no longer reflect the value of OBITX, Inc., and our subsidiaries. Furthermore, until the market has fully analyzed the value of MCIG without the Company and our subsidiaries, the trading price of shares of MCIG common stock may fluctuate. We cannot assure you that, following the Spin-Off, the combined trading prices of the MCIG common stock and the Common Stock will equal or exceed what the trading price of MCIG common stock would have been in the absence of the Spin-Off. It is possible that after the Spin-Off, the combined equity value of MCIG and the Company will be less than MCIG’s equity value before the Spin-Off.

Q:            Do I have appraisal rights in connection with the Spin-Off?

A:            No. Holders of MCIG common stock are not entitled to appraisal rights in connection with the Spin-Off.

Q:            Who is the transfer agent and registrar for the Common Stock?

A:            Colonial Stock Transfer Company, Inc.,  is the transfer agent and registrar for the Common Stock.

Q:            Are there risks associated with owning shares of the Common Stock?

A:            Yes. Our business faces both general and specific risks and uncertainties. Our business also faces risks relating to the Spin-Off. Following the Spin-Off, we will also face risks associated with being an independent publicly-traded company. Accordingly, you should read carefully the information set forth in the section titled “Risk Factors” in this Prospectus.

Q:            Are there any conditions to completing the Spin-Off?

A:            Yes. The Spin-Off is conditional upon a number of matters, including the authorization and approval of the board of directors of MCIG and the declaration of effectiveness of our Registration Statement on Form S-1, of which this Prospectus is a part, by the Securities and Exchange Commission. See “Summary of the Spin-Off— Conditions to the Spin-Off” for a more detailed explanation of the conditions to completing the Spin-Off.

Q:            Could there be any other classes of capital stock of the Company outstanding after the Spin-Off?

A:            Yes. There are currently 100,000 shares of Series A Preferred Stock of the Company issued to MCIG.

Q:            Where can I get more information?

A:            Before the Spin-Off, if you have any questions relating to the Spin-Off, you should contact:

Investor Relations

MCIG, Inc.

4720 Salisbury Road

Jacksonville, Florida 32256

After the Spin-Off, if you have any questions relating to the Company, you should contact:

Investor Relations

OBITX, Inc.

4720 Salisbury Road

Jacksonville, Florida 32256

PART I

PROSPECTUS SUMMARY

This summary highlights certain information contained in greater detail elsewhere in this prospectus and does not contain all of the information that prospective investors should consider in making their investment decisions. Before investing in our securities, prospective investors should carefully read this entire prospectus, including our financial statements and related notes, and the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under this summary and under the heading “Risk Factors,” are forwardlooking statements and may involve a number of risks and uncertainties. We note that our actual results and future events may differ significantly based upon a number of factors. Please see “Cautionary Statement Regarding ForwardLooking Statements.” Prospective investors should not put undue reliance on the forwardlooking statements in this document, which speak only as of the date on the cover of this prospectus.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information that is contained in this prospectus. You should not rely on any information or representations not contained in this prospectus, if given or made, as having been authorized by us. This prospectus does not constitute an offer or solicitation in any jurisdiction in which the offer or solicitation would be unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Except as otherwise indicated, market data and industry statistics used throughout this prospectus are based on independent industry publications and other publicly available information.

Unless otherwise indicated, references to “we,” “our,” “us,” the “Company,” or “OBITX” refer to OBITX, Inc., a Nevada corporation.

The Company

We were incorporated in the State of Delaware on March 30, 2017, originally under the name GigeTech, Inc. On October 31, 2017, the Company changed its name to OBITX, Inc., and updated its Articles of Incorporation through unanimous consent of its shareholder, MCIG.  The Company is headquartered in Jacksonville, Florida.

The Company’s Primary Standard Industrial Classification Code (referred to as “SIC Codes”) is 7379, Computer Related Services, not elsewhere classified.  The Company’s primary NAICS CODE is 519130, Internet publishing and broadcasting and web search portals.  We publish and generate textual, audio, and/or video content on the Internet, and operate websites that use a search engine to generate and maintain extensive databases of internet addresses and content.

OBITX was originally formed as a wholly-owned subsidiary of MCIG. On November 1, 2017, the company began the process of separating its operations from MCIG through a restructuring.  The Company issued 2,500,000 to two investors (one being the CEO of MCIG) 3,000,000 in warrants to key management personnel and investors and issued 960,000 shares to current and former management personnel.  In addition, we entered into a Stock Purchase Agreement with MCIG, whereby MCIG was issued 500,000 shares of common stock and 100,000 shares of Series A Preferred stock in exchange for forgiveness of $3,043,275 in funds owed by the Company to MCIG.  On January 1, 2018 the Company issued an additional 1,500,000 to the CEO of MCIG in exchange for an additional investment of $150,000.  As a result of these transactions, the Company has issued 5,460,000 common shares of stock, 100,000 Series A Preferred share of stock and warrants for the purchase of 3,000,000 shares of common stock at the exercise price of $1.00 per share.  The Series A Preferred Stock converts to common shares where one (1) share of Series A Preferred Stock converts into fifty (50) shares of common stock.  The Series A Preferred Stock votes in conjunction with the common stock.  Each share of Series A Preferred Stock votes as 1,000 common shares.  As of February 7, 2018, MCIG had 95.0% voting control of the Company.

As of January 31, 2018, the Company’s total assets are $4,718,194.  These assets are comprised primarily of $1,319,906 in Accounts Receivable, $150,080 in Subscriptions Receivable, and $3,231,858 in PPE.  Since inception through January 31, 2018, the company has utilized $523,878 in cash in support of its operating activity, averaging $52,388 per month.  Based on our current monthly cash burn, we anticipate that our present capital will sustain us until December 31, 2018, before additional capital will be required. We were incorporated on March 30, 2017, and we started selling our services and products in September 2017 and have generated nominal revenues. Our net income for the period from inception (March 30, 2017) thru January 31, 2018, is $688,735. Our independent registered public accounting firm issued its report connection with the audit of our financial statements for the period from inception (March 30,2017) thru January 31, 2018, which included an explanatory paragraph in Note 3 describing the existence of conditions that raise substantial doubt about our ability to continue as a going concern. Thus far, OBITX management has relied on MCIG for capital loans and equity investments for the purpose of maintaining ongoing operations. Without continued loans from our largest shareholder, MCIG, we will not have the necessary capital required to execute our business plan and grow our business. Management has estimated that the costs associated with implementation of its business plan over the next twelve months include, but are not limited to, payroll, consulting, marketing and general administration of $780,000 (which expenses will be satisfied by means other than available cash expenditure, such as, but not limited to, equity or profit sharing arrangements) and sales.

Management estimates that funding of $780,000 will be needed to implement the business plan, should revenues not be generated. In the event funding is not realized, the business plan may need to be reduced or curtailed.  There are no written agreements which obligate our largest shareholder, MCIG to continue funding us nor do we have any agreements with prospective investors. If we are unable to develop sufficient revenues to sustain our operations or receive funding, we may need to curtail or abandon our operations.

There are no agreements between us and MCIG that will govern the relationship between us and MCIG after the spinoff. MCIG will have 48.8% underlying common stock ownership and 94.8% voting control of the Company by virtue of its ownership of the Series A Preferred Stock. Should we issue additional Series A Preferred Stock, or other common stock after the spin-off, this number may fall below 50% ownership. In addition, MCIG has a convertible revolving credit agreement with the Company for funding up to $750,000. Should we require additional funding beyond this amount there is no guarantee MCIG will extend or increase the convertible revolving credit agreement limit. We provide services for MCIG in which we bill them $2,000 per month for services. Should we fail to comply with the revolving credit agreement MCIG may look to obtain its service requirements from additional sources and place us in default.

Our Plan

OBITX is engaged in the business of marketing and advertising through its proprietary software. We believe that our products will provide our consumers in the tech, internet, blockchain, and cannabis markets with an advertising and marketing approach uniquely designed for them.  We provide consulting services in various approaches to marketing and advertising for each customer with an execution plan for the promotion and growth of their business.

We compete in a highly competitive market that includes other marketing companies, as well as traditional internet promotion companies. In this highly fragmented market, we have focused on building brand awareness early through viral adoption and word of mouth. In the future, we expect to employ additional marketing strategies.

Viral Marketing is a technique that uses pre-existing social networking services and other technologies to try to produce increases in brand awareness or to achieve other marketing objectives (such as product sales) through self-replicating viral processes.

Thus far, we have been successful in driving traffic to our websites and building a client base by utilizing viral marketing strategies. Specifically, we have built a presence on leading social-media sites such as Facebook and Twitter. Through these sites, we post information about our services and make daily attempts to engage our target audience. This process is designed to drive traffic to our websites and eventually leads to sales. The viral marketing strategy is cost-effective, and we do not anticipate any significant costs arising from this strategy.

We currently operate the following websites, which are not incorporated as part of this registration statement:

•         www.ObitX.com

•         www.ehesive.com

•         www.latestPR.com

•         www.Marketaro.com

•         www.BlogCertified.com

Corporate Information

Our principal executive office is located at 4720 Salisbury Road, Jacksonville, Florida 32256 and our telephone number is (904) 748-9750.  Our fiscal year end is January 31 of each calendar year.

Implications of Being an Emerging Growth Company

We currently qualify as an “emerging growth company” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced reporting requirements that are otherwise applicable to public companies. These reduced reporting requirements include:

● not being required to comply with the auditor attestation requirements of Section 404(b) of the SarbanesOxley Act of 2002, as amended (the “SarbanesOxley Act”);

● reduced disclosure obligations regarding executive compensation in this prospectus and in our future periodic reports, proxy statements and registration statements; and

● not being required to hold a non-binding advisory vote on executive compensation or to seek stockholder approval of any golden parachute payments not previously approved.

We may continue to take advantage of these reduced reporting obligations until March 30, 2022. However, if certain events occur prior to such date, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three year period, we would cease to be an emerging growth company.

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation and other matters in this prospectus and other filings we make with the SEC. As a result, the information that we provide to our stockholders is different than the information you might receive from other public fully reporting companies in which you hold equity interests.

The JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption and, therefore, we are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

The Offering

Securities Being Distributed as part of Spin-Off:	Up to 402,811 shares of common stock, par value $0.0001 per share.
Resale Shares:

5,500,000 shares of Common Stock (the “Resale Shares” consisting of i) 3,000,000 shares of common stock issuable upon exercise of outstanding Common Stock Warrants exercisable at $1.00 per share.  The warrants were issued to current and former management members; and ii) 2,500,000 shares of common stock under two separate private investment that closed on November 1, 2017.

Spin Off Date

The spin-off date is expected to occur on or about the date of the effectiveness of this registration statement.  Holders of record of mCig, Inc. on the record date to be selected will become entitled to receive the Company common shares as outlined above.  In addition, their rights as holders of common shares of mCig will continue.

Spin Off Ratio

Pursuant to the mCig, Inc. common stock spin-off and associated distributions outlined above, there will be a dividend to mCig shareholders of OBITX capital stock based on 1 for 100 basis of the MCIG shares of the outstanding common shares in OBITX.  At the time of filing there were 402,810,809 MCIG common stock shares which would lead to the distribution of 402,811 Company shares owned by MCIG to its shareholders.

Securities Issued and Outstanding:

There are 5,460,000 shares of common stock issued and outstanding as of the date of this prospectus.  The number of outstanding shares after the offering, assuming the 3,000,000 Resale Shares issuable upon the exercise of outstanding warrants are exercised for cash, will be 8,460,000.

Registration Costs	We estimate our total offering registration costs to be approximately $572.27.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

14

SUMMARY FINANCIAL INFORMATION

The following table presents a summary of certain of our historical financial information. Historical results are not necessarily indicative of future results and you should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included on pages F1 through F14 of this prospectus. The summary financial data for the year ended January 31, 2018 and the three months ended April 30, 2018 and April 30,, 2017 was derived from our audited financial statements included on pages F1 through F14 of this prospectus. The summary financial data in this section is not intended to replace the financial statements and is qualified in its entirety by the financial statements and related notes included elsewhere in this prospectus.

OBITX, Inc.
Balance Sheet

ASSETS		(unaudited)
	FY 2018	Three months
	As of	ended
	January 31, 2018	April 30, 2018
Current Assets
Cash and cash equivalents	16,350	8,916
Total Bank Accounts	16,350
Prepaid expenses	-	140
Accounts receivable	1,319,906	1,358,196
Subscription receivable	150,080	65,000
Total Current Assets	1,486,336	1,432,252
Property, plant, and equipment, net	3,231,858	3,112,685
TOTAL ASSETS	4,718,194	4,544,937
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts payable	62,200	14,995
Other current liabilities		11,125
Total current liabilities	62,200	26,120
Due to Related Party - mCig	523,878	578,661
Total noncurrent liabilities	523,878	578,661
Total Liabilities	586,078	604,781
Equity
Common Stock. $0.0001 par value, 200,000,000 authorized and 5,460,000 issued and outstanding	546	546
Series A Preferred Stock: $0.0001 par value, 1,000,000 authorized, and 100,000 issued and outstanding	10	10
Additional paid in capital	3,442,825	3,442,825
Accumulated earnings	688,735	496,775
Total Equity	4,132,116	3,940,156
TOTAL LIABILITIES AND EQUITY	4,718,194	4,544,937

15

OBITX, Inc.
Statement of Operation

FY2018
ended
January 31, 2018
Revenue	1,342,056
Cost of services	284,588
Depreciation expense as a cost of service	199,455
Total cost of goods sold	484,042
Gross profit	858,014
Expenses
Selling, general, and administrative	26,902
Consulting	73,500
Professional fees	8,484
Payroll expenses	55,195
Total expenses	169,279
Net income	688,735

OBITX, Inc.
Statement of Operations

	For the three months ended
	April 30, 2018	April 30, 2017

Revenue	44,290	-
Cost of service	53,749	1,046
Depreciation expense as a cost of service	121,499	-
Total cost of goods sold	175,248	1,046
Gross profit	(130,958)	(1,046)
Expenses
Selling, general, and administrative	6,904	445
Consulting	41,500	-
Payroll Expenses	11,975	11,400
Professional Fees	623	-
Total Expenses	61,002	11,845
Net Income	(191,960)	(12,891)

16

RISK FACTORS

An investment in the Shares involves a high degree of risk. We have listed below (not necessarily in order of importance or probability of occurrence) the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. New risks may emerge from time to time, and it is not possible for us to predict all potential risks or to assess the likely impact of all risks. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our securities. Our business, financial condition or results of operations could be materially adversely affected by these risks. Some of these factors have affected our financial condition and operating results in the past or are currently affecting our company. This prospectus also contains forward-looking statements that involve risks and uncertainties. For more information about forward-looking statements, please see the section of this prospectus titled “Cautionary Statement Regarding Forward Looking Statements.”

RISKS FACTORS RELATED TO OUR BUSINESS AND INDUSTRY

If we are not able to maintain and enhance our brands, or if events occur that damage our reputation and brands, our ability to expand our base of customers may be impaired, and our business and financial results may be harmed.

We believe that our brands have significantly contributed to and will continue to contribute to the success of our business. We also believe that maintaining and enhancing our brands is critical to expanding our customer base. Many of our customers are referred by existing customers. Maintaining and enhancing our brands will depend largely on our ability to continue to provide useful, reliable, trustworthy, and innovative products and services, which we may not do successfully. We may introduce new products or terms of service or policies that customers do not like, which may negatively affect our brands. We will also continue to experience media, legislative, or regulatory scrutiny of our decisions regarding cryptocurrencies, user privacy, and other issues, which may adversely affect our reputation and brands. We also may fail to provide adequate customer service, which could erode confidence in our brands. Our brands may also be negatively affected by the actions of customers that are deemed to be hostile or inappropriate to other customers, by the actions of customers acting under false or inauthentic identities, by the use of our products or services to disseminate information that is deemed to be misleading (or intended to manipulate opinions), by perceived or actual efforts by governments to obtain access to user information for security-related and law enforcement purposes, or by the use of our products or services for illicit, objectionable, or illegal ends. Maintaining and enhancing our brands may require us to make substantial investments and these investments may not be successful. If we fail to successfully promote and maintain our brands or if we incur excessive expenses in this effort, our business and financial results may be adversely affected.

We make product, service, and investment decisions that may not prioritize short-term financial results.

We frequently make product, service and investment decisions that may not prioritize short-term financial results if we believe that the decisions are consistent with our mission and improve our financial performance over the long term. We may introduce changes to existing products, or introduce new stand-alone products, that direct our customers away from our current products. We are also investing in new products and services, and we may not successfully monetize such experiences. We also may take steps that result in limiting distribution of products and services in the short term in order to attempt to ensure the availability of our products and services to users over the long term. These decisions may not produce the long-term benefits that we expect, in which case our customer growth and our business results of operations could be harmed.

Our new services and changes to existing services could fail to attract or retain users or generate revenue and profits.

Our ability to retain, increase, and engage our customer base and to increase our revenue depends heavily on our ability to continue to evolve our existing services and to create successful new services, both independently and in conjunction with developers or other third parties. We may introduce significant changes to our existing products or acquire or introduce new and unproven products, including using technologies with which we have little or no prior development or operating experience. If new or enhanced products fail to engage our customers, or if we are unsuccessful in our monetization efforts, we may fail to attract or retain customers or to generate sufficient revenue, operating margin, or other value to justify our investments, and our business may be adversely affected.

We currently rely on a single customer, a related party, for 99% of our revenue and should the customer’s business fail we may lose the majority of our revenue stream.

With 99% of our revenue generated through one client in the cryptocurrency market our revenue source is high risk.  Should the client’s business fail we will lose 99% of our current sources of income.  We seek to mitigate this by adding new customers and expanding our revenue streams.  There can ben no assurances we will be able to do so.

We face intense competition and our failure to compete effectively could have a material adverse effect on our business, results of operations and financial condition.

There can be no assurance that we will be able to compete successfully against any of our competitors, some of whom have far greater resources, capital, experience, market penetration, sales and distribution channels than us. If our major competitors were, for example, to significantly increase the level of price discounts offered to consumers, we could respond by offering price discounts, which could have a materially adverse effect on our business, results of operations and financial condition.

In social media, we compete with companies that sell advertising, as well as with companies that provide social and communication products and services that are designed to engage users and capture time spent on mobile devices and online. We face significant competition in every aspect of our business, including from companies that facilitate communication and the sharing of content and information, companies that enable marketers to display advertising, and companies that provide development platforms for applications developers. We compete with companies that offer services across broad platforms that replicate capabilities we provide. We also compete with companies that develop applications, particularly mobile applications, that provide social or other communications functionality, such as messaging, photo and video-sharing, and micro-blogging, as well as companies that provide regional social networks that have strong positions in particular countries. In addition, we face competition from traditional, online, and mobile businesses that provide media for marketers to reach their audiences and/or develop tools and systems for managing and optimizing advertising campaigns.

Some of our current and potential competitors may have significantly greater resources or better competitive positions in certain service segments, geographic regions or user demographics than we do. These factors may allow our competitors to respond more effectively than us to new or emerging technologies and changes in market conditions. We believe that some of our users are aware of and actively engaging with other products and services similar to, or as a substitute for, our products and services, and we believe that some of our users have reduced their use of and engagement with our service in favor of these other products and services.

In the event that our users increasingly engage with other products and services, we may not experience the anticipated growth, or see a decline, in use and engagement in key user demographics or more broadly, in which case our business would likely be harmed.

Our competitors may develop products, features, or services that are similar to ours or that achieve greater acceptance, may undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies.

We believe that our ability to compete effectively depends upon many factors both within and beyond our control, including:

●        the popularity, usefulness, ease of use, performance, and reliability of our services compared to our competitors' services;

●        the size and composition of our user base;

●        the engagement of our users with our services and competing services;

●        the timing and market acceptance of services, including developments and enhancements to our or our competitors' services;

●        our ability to distribute our services to new and existing users;

●        our ability to monetize our services;

●        the frequency, size, format, quality, and relative prominence of the ads displayed by us or our competitors;

●        customer service and support efforts;

●        marketing and selling efforts, including our ability to measure the effectiveness of our ads and to provide marketers with a compelling return on their investments;

●        our ability to establish and maintain developer's' interest in building mobile and web applications that integrate with Facebook and our other services;

●        our ability to establish and maintain publisher interest in integrating their content with Facebook and our other services;

●        changes mandated by legislation, regulatory authorities, or litigation, including settlements and consent decrees, some of which may have a disproportionate effect on us;

●        acquisitions or consolidation within our industry, which may result in more formidable competitors;

●        our ability to attract, retain, and motivate talented employees, particularly software engineers, designers, and service managers;

●        our ability to cost-effectively manage and grow our operations; and

●        our reputation and brand strength relative to those of our competitors.

If we are not able to compete effectively, our user base and level of user engagement may decrease, we may become less attractive to developers and marketers, and our revenue and results of operations may be materially and adversely affected.

We expect that new products and/or brands we develop will expose us to risks that may be difficult to identify until such products and/or brands are commercially available.

We are currently developing, and in the future, will continue to develop, new products and brands, the risks of which will be difficult to ascertain until these products and/or brands are commercially available. For example, we are developing new formulations, packaging and distribution channels. Any negative events or results that may arise as we develop new products or brands may adversely affect our business, financial condition and results of operations.

 Internet security poses a risk to our products and services.

We manage our websites and E-commerce platform internally and as a result, any compromise of our security or misappropriation of proprietary information could have a material adverse effect on our business, financial condition and results of operations. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure Internet transmission of confidential information, such as credit and other proprietary information.

Internet security poses a risk on business operations and management budgets.

Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments may result in a compromise or breach of the technology used by us to protect client transaction data. Anyone who is able to circumvent our security measures could misappropriate proprietary information or cause material interruptions in our operations. We may be required to expend significant capital and other resources to protect against security breaches or to minimize problems caused by security breaches. To the extent that our activities or the activities of others involve the storage and transmission of proprietary information, security breaches could damage our reputation and expose us to a risk of loss and/or litigation. Our security measures may not prevent security breaches. Our failure to prevent these security breaches may result in consumer distrust and may adversely affect our business, results of operations and financial condition.

Currently, we are lacking diversification of revenues.

Our business will depend upon entering into agreements with customers to use our advertising platform, services and software solutions, as well as, our consulting services.

User fees from our customers from the use of these services will provide all or substantially all of our revenues. We can give no assurance that our current and potential customers, including data service providers that provide broadband service to end users, government agencies or entities with private data networks, will license or will agree to pay the license fees we will request. The failure to enter into those agreements or realize the anticipated benefits from these agreements on a timely basis, or at all, or to renew any agreements upon expiration or termination would have a material adverse effect on our financial condition and results of operations.

We will need significant additional financing to commercialize our products and services, and we may not be able to obtain such financing on acceptable terms or at all.

To date, we have relied primarily on private placements of our common stock and warrants to purchase common stock to fund our operations. We will require additional financing in the near and long-term to fully execute our business plan. Even if we raise the maximum amount of financing contemplated by this offering, we anticipate that we will need additional financing to complete tests of our systems, as well as to cover our operational costs while we obtain all relevant certifications, negotiate relevant agreements and otherwise fully develop and commercialize them.

In addition, we are currently exploring various options with respect to developing and implementing services in cryptocurrencies, and may actively consider from time to time other significant technological, strategic and operational initiatives. In order to execute on any of these initiatives, we may require additional financing. Our success will depend on our ability to raise such additional financing on reasonable terms and on a timely basis.

The market conditions and the macroeconomic conditions that affect the markets in which we operate could have a material adverse effect on our ability to secure financing on acceptable terms, if at all. We may be unable to secure additional financing on favorable terms, or at all, or our operating cash flow may be insufficient to satisfy our financial obligations. The terms of additional financing may limit our financial and operating flexibility. Our ability to satisfy our financial obligations will depend upon our future operating performance, the availability of credit generally, economic conditions and financial, business and other factors, many of which are beyond our control. Furthermore, if financing is not available when needed, or is not available on acceptable terms, we may be unable to take advantage of business opportunities or respond to regulatory pressures, any of which could have a material adverse effect on our business, financial condition and results of operations.

We have from time to time evaluated, and we continue to evaluate our potential capital needs. We may utilize one or more types of capital raising in order to fund any initiative in this regard, including the issuance of new equity securities and new debt securities, including debt securities convertible into shares of our common stock. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into shares of our common stock, our existing stockholders could suffer significant dilution in their percentage ownership of our company. In addition, any new securities we issue could have rights, preferences, and privileges senior to those of holders of our common stock, and we may grant holders of such securities rights with respect to the governance and operations of our business. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

Assertions by third parties of infringement, misappropriation or other violations by us of their intellectual property rights could result in significant costs and substantially harm our business and operating results.

In recent years, there has been significant litigation involving intellectual property rights in many technology-based industries. We may face from time to time in the future allegations that we or a supplier or customer have violated the rights of third parties, including patent, trademark and other intellectual property rights.

If, with respect to any claim against us for violation of third party intellectual property rights, we are unable to prevail in the litigation or retain or obtain sufficient rights or develop non-infringing intellectual property or otherwise alter our business practices on a timely or cost efficient basis, our business and competitive position could be materially adversely affected. Many companies may be devoting significant resources to obtaining patents that could potentially cover aspects of our business. We have not exhaustively searched patents relevant to our technologies and business and, therefore, it is possible that we may unknowingly infringe the patents of others.

Any claims of infringement, misappropriation or related allegations, whether or not meritorious, would be time-consuming, divert technical and management personnel and be costly to resolve. We do not presently have funds to defend any such claims without materially impacting funds for the development of our products and services. As a result of any such dispute, we may have to develop noninfringing technology, pay damages, enter into royalty or licensing agreements, cease providing certain products or services, adjust our marketing activities or take other actions to resolve the claims. These actions, if required, may be costly or unavailable on terms acceptable to us. In addition, certain of our potential suppliers may not indemnify us for third party infringement or misappropriation claims arising from our use of supplier technology. As a result, we may be liable in the event of such claims. Any of these events could result in increases in operating expenses and result in a loss of business.

We may not be able to protect our intellectual property rights.

We regard our intellectual property as important to our success. We plan to rely on trademark, copyright and patent law, trade secret protection and confidentiality agreements with our employees, vendors, consultants, and others to protect our proprietary rights. We cannot assure you that the efforts we have taken to protect our proprietary rights will be sufficient or effective, that any pending or future patent and trademark applications will lead to issued patents and registered trademarks in all instances, that others will not develop or patent similar or superior technologies, products or services, or that our patents, trademarks, and other intellectual property will not be challenged, invalidated, misappropriated or infringed by others. Furthermore, the intellectual property laws and enforcement practices of other countries may not protect our products and intellectual property rights to the same extent as the laws of the United States. If we are unable to protect our intellectual property from unauthorized use, our ability to exploit our proprietary technology or our brand may be harmed and, as a result, our business and results of operations may suffer.

Increased costs and other demands associated with our growth could impact our ability to achieve profitability over the long term and could strain our personnel, technology and infrastructure resources.

We expect our costs to increase in future periods as we experience growth in our personnel and operations, which will place significant demands on our management, administrative, technological, operational and financial infrastructure. Our success will depend in part upon our ability to contain costs with respect to growth opportunities. To successfully manage our potential growth, we will need to continue to improve our operational, financial, technological and management controls and our reporting systems and procedures. In addition, as and when we grow, we will need to effectively integrate, develop and motivate new employees. Our failure to successfully manage our growth could adversely affect our business, financial condition and results of operations.

The industry within which we compete is highly competitive, which may hinder our ability to generate revenue and may diminish our margins.

The technology and media focused advertising industry within which we will compete is highly competitive. New developments in technology may negatively affect the development or licensing of proprietary software, or make our proprietary software uncompetitive or obsolete. Some of our competitors may be much larger companies with longer operating histories and substantially greater financial, technical, sales, marketing and other resources than we do, as well as greater name recognition. As a result, our competitors may be able to compete more aggressively and sustain that competition over a longer period of time than we could. Each of these competitors has the potential to capture market share in various markets, which could have a material adverse effect on our position in the industry and our financial results.

RISK FACTORS RELATED TO OUR FINANCIAL STATEMENTS, MANAGEMENT, COMMON STOCK, AND THIS OFFERING

We have no separation agreement or transition service agreement with MCIG and should MCIG decide not to continue to provide funding under the revolving credit agreement we may be unable to support continued operations.

MCIG has no obligations to the company except as a majority shareholder and lender.  There are no assurances MCIG will continue to provide financing under the revolving credit agreement or call for payment under the agreement.  In addition, so long as the revolving credit agreement is active, we cannot merge with another company, sale our assets, change our fiscal year, make any material changes in our business practices, effect a change of control through the issuance of stock, warrants, or options, or incumber any of our assets, without the written consent of MCIG, which may not be granted.  We currently owe in excess of $500,000 to MCIG under the revolving credit agreement, which expires on December 31, 2018. Should we be unable to repay or refinance this debt, MCIG may foreclose on the assets effectively shutting down our business.

All our officers and directors are working under consulting agreements and have/may have external business opportunities and employment that may be in conflict with us.

Currently, all of our officers and directors are working under consulting agreements and may dedicate time and resources to other functions and personal expenditures, some of which may conflict with our objectives as a company.  Any and all conflicts of interest entered into by our officers are brought to the company’s board of director’s attention, with a resolution to the conflict addressed as such, at the time of revealment.

Our business has a limited operating history, which may make it difficult to evaluate our current business and predict our future performance.

Our lack of operating history makes it difficult to accurately evaluate our business and predict our future performance. Any assessments of our current business and predictions that we or you make about our future success or viability may not be as accurate as they could be if we had an operating history. We have encountered and will continue to encounter risks and difficulties frequently experienced by emerging growth companies in rapidly changing industries, and the size and nature of our market opportunity may change as we scale our business and begin deployment of new projects.  If we do not address any of the foregoing risks, our business could be harmed.

Our independent registered public accounting firms, in their audit reports related to our financial statements for the period ended October 31, 2017, expressed doubt about our ability to continue as a going concern.

Our independent registered public accounting firms have included an explanatory paragraph in the reports on our financial statements included in this prospectus expressing doubt as to our ability to continue as a going concern. The financial statements included in this prospectus have been prepared assuming that we will continue as a going concern. However, we cannot assure you that we will be able to do so. Our lack of any cash flow raise substantial doubt about our ability to continue as a going concern, and our financial statements do not include any adjustments that might result from the outcome of this uncertainty. If we are unable to achieve or sustain profitability or to secure additional financing on acceptable terms, our inability to continue as a going concern may result in our stockholders losing their entire investment. There is no guarantee that we will become profitable or secure additional financing on acceptable terms, or at all.

Material weaknesses in our internal controls over financial reporting may limit our ability to prevent or detect financial misstatements or omissions. These material weaknesses could result in our financial statements not being in accordance with generally accepted accounting principles, and such failure could negatively affect the price of our stock.

Our current management has limited experience managing and operating a public company, and we rely in many instances on the professional experience and advice of third parties. As a result, we have in the past experienced, and in future may continue to experience, material weaknesses and potential problems in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act. Such material weakness could also include a deficiency, or combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we fail to achieve and maintain the adequacy of our internal controls, as such requirements are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

We are required to include in our quarterly and annual reports the conclusion of our principal executive and principal financial officers regarding the effectiveness of our disclosure controls and procedures as of the end of the period covered by the report. In addition, in connection with our annual report, we are required to provide management’s assessment of the effectiveness of our internal controls over financial reporting as of the end of the fiscal year. Management has concluded that our internal control over financial reporting was not effective because of material weaknesses that included:

●        lack of a functioning audit committee and lack of a majority of outside directors on the Company’s board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures;

●        inadequate segregation of duties consistent with control objectives;

●        insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of U.S. GAAP and SEC disclosure requirements; and

●        ineffective controls over period end financial disclosure and reporting processes.

We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification.

Currently we have agreements with our key personnel that allow for a 30-day termination notice by either party.  The loss of one or more of our key personnel could harm our business.

We depend on the continued service and performance of our key personnel, including Alex Mardikian, our Chief Executive Officer and Brandy Craig, our Chief Financial Officer.  Some of these individuals have acquired specialized knowledge and skills with respect to our operations. As a result, if any of these individuals were to stop providing services to us, we could face substantial difficulty in hiring qualified successors and could experience a loss of productivity while any such successor obtains the necessary training and expertise. We do not maintain key man insurance on any of our officers or key employees. In addition, much of our key technology and systems are custom-made by our personnel. The loss of key personnel, including key members of our management team, as well as certain of our key technical personnel, could disrupt our operations and have an adverse effect on our ability to grow our business.  We intend to enter into long term contracts with our key personnel but there is no guarantee we will be successful.

We may fail to recruit, train and retain the highly skilled employees that are necessary to execute our growth strategy.

Competition for key technical personnel in highly technical industries such as ours is intense. We believe that our future success depends in large part on our ability to hire, train, retain and leverage the skills of qualified software engineers, programmers and other highly skilled personnel needed to maintain and grow our network and related technology and develop and successfully implement our products and technology. We may not be as successful as our competitors at recruiting, training, retaining and utilizing this highly skilled personnel. In particular, we may have more difficulty attracting or retaining highly skilled personnel during periods of poor operating performance. Any failure to recruit, train and retain highly skilled employees could negatively impact our business and results of operations.

The warrants are speculative in nature.

The warrants to be issued to investors in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to purchase shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire shares of common stock at an exercise price of $1.00 per share, prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors has the authority to issue up to 100,000,000 shares of our preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of additional series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders. Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

Future stock issuances could cause substantial dilution and a decline in our stock price.

We expect to issue additional shares of common stock or other equity or debt securities convertible into shares of our common stock in connection with future financings and compensatory arrangements and may issue additional shares of common stock or other equity securities in connection with acquisitions, litigation settlements or otherwise. In addition, a certain number of shares of our common stock are reserved for issuance upon the exercise of stock options and other equity incentives. We may reserve additional shares of our common stock for issuance upon the exercise of stock options or other similar forms of equity incentives. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. Any of these issuances could result in substantial dilution to our existing stockholders and could cause the trading price of our common stock to decline.

Our significant stockholder could exert influence over our company, and if the ownership of our common stock continues to be concentrated, or becomes more concentrated in the future, it could prevent our other stockholders from influencing significant corporate decisions.

MCIG currently owns 100% of the issued and outstanding Series A Preferred shares of the Company, as of the date of this prospectus. As a result, MCIG will be able to exercise influence over all matters requiring stockholder approval for the foreseeable future, including approval of significant corporate transactions, which may reduce the market price of our common stock.  As the Series A Preferred Stock votes on a 1,000:1 basis of common stock, MCIG has 95.0% voting control of the Company.

The interests of the dominant stockholders may conflict with the interests of our other stockholders.

Our corporate governance guidelines address potential conflicts between a director’s interests and our interests, and requires our employees and directors to avoid actions or relationships that might conflict or appear to conflict with their job responsibilities or our interests and to disclose their outside activities, financial interests or relationships that may present a possible conflict of interest or the appearance of a conflict to management or corporate counsel. These corporate governance guidelines and code of business ethics do not, by themselves, prohibit transactions with MCIG.

We are an “emerging growth company,” and any decision on our part to comply with certain reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors. When we lose that status, there will be an increase in the costs and demands placed upon management.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote regarding executive compensation, and stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.

An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We could be an emerging growth company until our fiscal year ending on January 31, 2023, although, if the market value of our common stock that is held by non-affiliates exceeds $700 million prior to that or we issue more than $1 billion of non-convertible debt during a 3-year period, we would cease to be an “emerging growth company” earlier. We cannot predict if investors will determine that our common stock is less desirable if we choose to rely on these exemptions. If some investors determine that our common stock is less desirable as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

When we lose emerging growth company status, we expect the costs and demands placed upon management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 Million, in which case we would also be ineligible to utilize certain scaled disclosure requirements available to smaller reporting companies.

Certain provisions of Delaware law provide for indemnification of our officers and directors at our expense and limit their liability, which may result in a major cost to us and damage the interests of our stockholders, because our resources may be expended for the benefit of our officers and/or directors.

Applicable Delaware law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf. We are also obligated to pay the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification. These indemnity obligations are set forth more fully in indemnification agreements that we have entered into with our officers and directors. This indemnification policy could result in substantial expenditures by us, which we would be unable to recover.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the federal securities laws is against public policy as expressed in the Securities Act and, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, lawsuit or proceeding, is asserted by a director, officer or controlling person in connection with our securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock.

The market for our common stock may be subject to the penny stock restrictions, which may result in lack of liquidity and make trading difficult or impossible.

SEC Rule 15g9 establishes the definition of a “penny stock,” for purposes relevant to us, as an equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. Our common stock is currently subject to the penny stock rules, and it is probable that our common stock will continue to be considered to be a penny stock for the immediately foreseeable future. This classification materially and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks, and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience and objectives of that person and make a reasonable determination that transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●                the basis on which the broker-dealer made the suitability determination, and

●                that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may desire to not engage in the necessary paperwork and disclosures required to sell our common stock, and broker-dealers may encounter difficulties in their attempt to sell our common stock, which may affect the ability of holders to sell our common stock in the secondary market and have the effect of reducing trading activity in the secondary market of our common stock. These additional sales practice and disclosure requirements could impede the sale of our common stock. In addition, the liquidity of our common stock may decrease, with a corresponding decrease in the price of our common stock. Our common stock, in all probability, will continue to be subject to such penny stock rules for the foreseeable future and our stockholders will, quite probably, have difficulty selling our common stock.

Sales of our common stock in reliance on Rule 144 may reduce prices in that market by a material amount.

A significant number of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act. As restricted securities, those shares may be resold only pursuant to an effective registration statement or pursuant to the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that an affiliate (i.e., an officer, director, or control person) who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of the issuer’s outstanding common stock. The alternative limitation on the number of shares that may be sold by an affiliate, which is related to the average weekly trading volume during the four calendar weeks prior to the sale is not available to stockholders of companies whose securities are not traded on an “automated quotation system”; because the OTCQB is not such a system, market based volume limitations are not available for holders of our securities selling under Rule 144.

Pursuant to the provisions of Rule 144, there is no limit on the number of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days before the date of the proposed sale) after the restricted securities have been held by the owner for a prescribed period, although there may be other limitations and/or criteria to satisfy. A sale pursuant to Rule 144 or pursuant to any other exemption from the Securities Act, if available, or pursuant to registration of shares of our common stock held by our stockholders, may reduce the price of our common stock in any market that may develop.

The trading market for our common stock may be restricted, because of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws.

Transfers of our common stock may be restricted pursuant to the securities and state laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such laws, our common stock may not be traded in such jurisdictions. Because the shares of our common stock registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell and purchasers to purchase such shares. These restrictions prohibit the secondary trading our common stock. We currently do not intend and may not be able to qualify securities for resale in those states which do not offer manual exemptions and require securities to be qualified before they can be resold by our stockholders. Accordingly, investors should consider the secondary market for our securities to be limited.

The price of our common stock may be volatile and the value of our common stock could decline.

The trading price of our common stock may be volatile. The trading price of our common stock may fluctuate widely in response to various factors, many of which are beyond our control.

In addition, the stock markets have experienced extreme price and volume fluctuations in recent years that have affected and continue to affect the market prices of equity securities of many technology companies. Stock prices of many such companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations may adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against such company. Any litigation of this type brought against us could result in substantial costs and a diversion of our management’s attention and resources, which would harm our business, operating results and financial condition.

Credit card payment processors and merchant account pose a risk.

We accept credit cards as a means of payment for the sale of our products. If we are unable to find suitable providers or an alternative method of payment for our customers, our cash-flow will be constrained and our sales may be effected which may have a material adverse effect on our performance, financial condition and results of operations.

Services exchanges, returns, warranty claims, defect and recalls may adversely affect our business.

All our services are subject to customer claims, which may subject us to requests for refunds and chargebacks. If we are unable to maintain a certain degree of quality control of our services we will incur costs of replacing and or refunding our services to our customers.

We cannot assure you that we will effectively manage our expected growth.

The growth and expansion of our business and products create significant challenges for our management, operational, and financial resources, including managing multiple relations with customers and other third parties. In the event of continued growth of our operations or in the number of our third-party relationships, our information technology systems or our internal controls and procedures may not be adequate to support our operations. In addition, some members of our management do not have significant experience managing a large global business operation, so our management may not be able to manage such growth effectively. To effectively manage our growth, we must continue to improve our operational, financial, and management processes and systems and to effectively expand, train, and manage our employee base. As our organization continues to grow, and we are required to implement more complex organizational management structures, we may find it increasingly difficult to maintain the benefits of our corporate culture, including our ability to quickly develop and launch new and innovative products. This could negatively affect our business performance.

We intend to have significant international operations expanding our operations abroad where we have limited operating experience, and this may subject us to increased business and economic risks that could affect our financial results.

We intend to expand our business operations into international markets. We may enter new international markets where we have limited or no experience in marketing, selling, and deploying our services. Our services are generally available globally through the web and on mobile, but some or all of our services or functionality may not be available in certain markets due to legal and regulatory complexities. We may also outsource certain operational functions to third-party vendors globally. If we fail to deploy, manage, or oversee our international operations successfully, our business may suffer. In addition, we are subject to a variety of risks inherent in doing business internationally, many of which are beyond our control.

The Company intends to enter into indemnification agreements with the officers and directors and we may be required to indemnify our Directors and Officers, and if the claim is greater than $1,000,000, it may create significant losses for the Company.

We are authorized, under Delaware law, to indemnify our directors and officers to the extent provided in that statute. Our Articles of Incorporation require the Company to indemnify each of our directors and officers against liabilities imposed upon them (including reasonable amounts paid in settlement) and expenses incurred by them regarding any claim made against them or any action, suit or proceeding to which they may be a party by reason of their being or having been a director or officer of the company. We currently do not maintain officer's and director's liability insurance coverage. Consequently, any judgment against our Officers and Directors, the Company will be forced to pay. We have entered into indemnification agreements with each of our officers and directors containing provisions that may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise because of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred because of any proceeding against them as to which they could be indemnified. Management believes that such indemnification provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. We are subject to claims arising from disputes with employees, vendors and other third parties in the normal course of business. These risks may be difficult to assess or quantify and their existence and magnitude may remain unknown for substantial periods of time. If the plaintiffs in any suits against us were to successfully prosecute their claims, or if we were to settle such suits by making significant payments to the plaintiffs, our operating results and financial condition would be harmed. In addition, our organizational documents require us to indemnify our senior executives to the maximum extent permitted by Delaware law. If our senior executives were named in any lawsuit, our indemnification obligations could magnify the costs of these suits.

RISKS FACTORS ASSOCIATED WITH SOCIAL MEDIA

If we fail to retain existing users or add new users, or if our users decrease their level of engagement with our products, our revenue, financial results, and business may be significantly harmed.

The size of our user base and our users' level of engagement are critical to our success. Our financial performance will be significantly determined by our success in adding, retaining, and engaging active users of our products. We anticipate that our active user growth rate will continue to grow over time as the size of our active user base increases, and as we achieve higher market penetration rates. If people do not perceive our products to be useful, reliable, and trustworthy, we may not be able to attract or retain users or otherwise maintain or increase the frequency and duration of their engagement. A number of other social networking companies that achieved early popularity have since seen their active user bases or levels of engagement decline, in some cases precipitously. There is no guarantee that we will not experience a similar erosion of our active user base or engagement levels. Our user engagement can be difficult to measure, particularly as we introduce new and different products and services. Any number of factors could potentially negatively affect user retention, growth, and engagement, including if:

●	users increasingly engage with other competitive products or services;
●	we fail to introduce new products or services that users find engaging or if we introduce new products or services that are not favorably received;
●	users feel that their experience is diminished as a result of the decisions we make with respect to the frequency, prominence, format, size, and quality of ads that we display;
●

users have difficulty installing, updating, or otherwise accessing our products on mobile devices as a result of actions by us or third parties that we rely on to distribute our products and deliver our services;

●	user behavior on any of our products changes, including decreases in the quality and frequency of content shared on our products and services;
●

we are unable to continue to develop products for mobile devices that users find engaging, that work with a variety of mobile operating systems and networks, and that achieve a high level of market acceptance;

●	there are decreases in user sentiment about the quality or usefulness of our products or concerns related to privacy and sharing, safety, security, or other factors;
●	we are unable to manage and prioritize information to ensure users are presented with content that is appropriate, interesting, useful, and relevant to them;
●	we are unable to obtain or attract engaging third-party content;
●	users adopt new technologies where our products may be displaced in favor of other products or services, or may not be featured or otherwise available;
●	there are adverse changes in our products that are mandated by legislation, regulatory authorities, or litigation, including settlements or consent decrees;
●

technical or other problems prevent us from delivering our products in a rapid and reliable manner or otherwise affect the user experience, such as security breaches or failure to prevent or limit spam or similar content;

●	we adopt terms, policies, or procedures related to areas such as sharing or user data that are perceived negatively by our users or the general public;
●

we elect to focus our user growth and engagement efforts more on longer-term initiatives, or if initiatives designed to attract and retain users and engagement are unsuccessful or discontinued, whether as a result of actions by us, third parties, or otherwise;

●	we fail to provide adequate customer service to users, marketers, developers, or other partners;
●	we, developers whose products are integrated with our products, or other partners and companies in our industry are the subject of adverse media reports or other negative publicity; or
●

our current or future products, such as our development tools and application programming interfaces that enable developers to build, grow, and monetize mobile and web applications, reduce user activity on our products by making it easier for our users to interact and share on third-party mobile and web applications.

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If we are unable to increase our user base and user engagement, our revenue and financial results may be adversely affected. Any decrease in user retention, growth, or engagement could render our products less attractive to users, marketers, and developers, which is likely to have a material and adverse impact on our revenue, business, financial condition, and results of operations. If our active user growth rate slows, we will become increasingly dependent on our ability to maintain or increase levels of user engagement and monetization in order to drive revenue growth.

We project to generate substantial revenue from advertising. The loss of marketers, or reduction in spending by marketers, could seriously harm our business.

Substantially all of our revenue is currently projected to be generated from third parties advertising. As is common in the industry, our marketers do not have long-term advertising commitments with us. Many of our marketers spend only a relatively small portion of their overall advertising budget with us. In addition, marketers may view some of our products as experimental and unproven. Marketers will not continue to do business with us, or they will reduce the prices they are willing to pay to advertise with us or the budgets they are willing to commit to us, if we do not deliver ads in an effective manner, or if they do not believe that their investment in advertising with us will generate a competitive return relative to other alternatives.

Our advertising revenue could also be adversely affected by a number of other factors, including:

•         decreases in user engagement, including time spent on our products;

•         our inability to continue to increase user access to and engagement with our mobile products;

•         product changes or inventory management decisions we may make that change the size, format, frequency, or relative prominence of ads displayed on our products or of other unpaid content shared by marketers on our products;

•         our inability to maintain or increase marketer demand, the pricing of our ads, or both;

•         our inability to maintain or increase the quantity or quality of ads shown to users;

•         changes to third-party policies that limit our ability to deliver or target advertising on mobile devices;

•         the availability, accuracy, and utility of analytics and measurement solutions offered by us or third parties that demonstrate the value of our ads to marketers, or our ability to further improve such tools;

•         loss of advertising market share to our competitors, including if prices for purchasing ads increase or if competitors offer lower priced or more integrated products;

•         adverse legal developments relating to advertising, including legislative and regulatory developments and developments in litigation;

•         decisions by marketers to reduce their advertising as a result of adverse media reports or other negative publicity involving us, our advertising metrics, content on our products, developers with mobile and web applications that are integrated with our products, or other companies in our industry;

•         the effectiveness of our ad targeting or degree to which users opt out of certain types of ad targeting;

•         the degree to which users cease or reduce the number of times they click on our ads;

•         changes in the way advertising on mobile devices or on personal computers is measured or priced; and

•         the impact of macroeconomic conditions, whether in the advertising industry in general, or among specific types of marketers or within particular geographies.

The occurrence of any of these or other factors could result in a reduction in demand for our ads, which may reduce the prices we receive for our ads, or cause marketers to stop advertising with us altogether, either of which would negatively affect our revenue and financial results.

Our user growth, engagement, and monetization on mobile devices depend upon effective operation with mobile operating systems, networks, and standards that we do not control.

The substantial majority of our revenue will be generated from advertising on mobile devices. There is no guarantee that popular mobile devices will feature our products, or that mobile device users will continue to use our products rather than competing products. We are dependent on the interoperability of our products with popular mobile operating systems, networks, and standards that we do not control, such as the Android and iOS operating systems. Any changes, bugs, or technical issues in such systems, or changes in our relationships with mobile operating system partners, or in their terms of service or policies that degrade our products' functionality, reduce or eliminate our ability to distribute our products, give preferential treatment to competitive products, limit our ability to deliver, target, or measure the effectiveness of ads, or charge fees related to the distribution of our products or our delivery of ads could adversely affect the usage of our products and monetization on mobile devices. Additionally, to deliver high-quality mobile products, it is important that our products work well with a range of mobile technologies, systems, networks, and standards that we do not control. We may not be successful in maintaining or developing relationships with key participants in the mobile ecosystem or in developing products that operate effectively with these technologies, systems, networks, or standards. If it is more difficult for our users to access and use our products on their mobile devices, or if our users choose not to access or use our products on their mobile devices or use mobile products that do not offer access to our products, our user growth, and user engagement could be harmed. From time to time, we may also take actions regarding the distribution of our products or the operation of our business based on what we believe to be in our long-term best interests. Such actions may adversely affect our users and our relationships with the operators of mobile operating systems, or other business partners, and there is no assurance that these actions will result in the anticipated long-term benefits. If our users are adversely affected by these actions or if our relationships with such third parties deteriorate, our user growth, engagement, and monetization could be adversely affected, and our business could be harmed.

Security breaches and improper access to or disclosure of our data or user data, or other hacking and phishing attacks on our systems, could harm our reputation and adversely affect our business.

Our industry is prone to cyber-attacks by third parties seeking unauthorized access to our data or users’ data. Any failure to prevent or mitigate security breaches and improper access to or disclosure of our data or user data could result in the loss or misuse of such data, which could harm our business and reputation and diminish our competitive position. In addition, computer malware, viruses, social engineering (predominantly spear phishing attacks), and general hacking have become more prevalent in our industry and may occur on our systems in the future. As a result of the industry, we believe that we are a particularly attractive target for such breaches and attacks. Such attacks may cause interruptions to the services we provide, degrade the user experience, cause users to lose confidence and trust in our products, or result in financial harm to us. Our efforts to protect our company data or the information we receive may also be unsuccessful due to software bugs or other technical malfunctions; employee, contractor, or vendor error or malfeasance; government surveillance; or other threats that evolve. In addition, third parties may attempt to fraudulently induce employees or users to disclose information in order to gain access to our data or our users' data. Although we have developed systems and processes that are designed to protect our data and user data, to prevent data loss, and to prevent or detect security breaches, we cannot assure you that such measures will provide absolute security.

In addition, some of our developers or other partners, such as those that help us measure the effectiveness of ads, may receive or store information provided by us or by our users through mobile or web applications. We provide limited information to such third parties based on the scope of services provided to us. However, if these third parties or developers fail to adopt or adhere to adequate data security practices, or in the event of a breach of their networks, our data or our users' data may be improperly accessed, used, or disclosed.

Affected users or government authorities could initiate legal or regulatory actions against us in connection with any security breaches or improper disclosure of data, which could cause us to incur significant expense and liability or result in orders or consent decrees forcing us to modify our business practices. Any of these events could have a material and adverse effect on our business, reputation, or financial results.

We may incur liability as a result of information retrieved from or transmitted over the Internet or published using our products or as a result of claims related to our products.

We may face claims relating to information that is published or made available on our products. In particular, the nature of our business exposes us to claims related to defamation, dissemination of misinformation or news hoaxes, intellectual property rights, rights of publicity and privacy, personal injury torts, or local laws regulating hate speech or other types of content. This risk is enhanced in certain jurisdictions outside the United States where our protection from liability for third-party actions may be unclear and where we may be less protected under local laws than we are in the United States. We could incur significant costs investigating and defending such claims and, if we are found liable, significant damages. We could also face orders restricting or blocking our services in particular geographies as a result of content hosted on our services. If any of these events occur, our business and financial results could be adversely affected.

Our products and internal systems rely on software that is highly technical, and if it contains undetected errors or vulnerabilities, our business could be adversely affected.

Our products and internal systems rely on software, including software developed or maintained internally and/or by third parties, that is highly technical and complex. In addition, our products and internal systems depend on the ability of such software to store, retrieve, process, and manage immense amounts of data. The software on which we rely has contained, and will in the future contain, undetected errors, bugs, or vulnerabilities. Some errors may only be discovered after the code has been released for external or internal use. Errors, vulnerabilities, or other design defects within the software on which we rely may result in a negative experience for users and marketers who use our products, delay product introductions or enhancements, result in targeting, measurement, or billing errors, compromise our ability to protect the data of our users and/or our intellectual property or lead to reductions in our ability to provide some or all of our services. In addition, any errors, bugs, vulnerabilities, or defects discovered in the software on which we rely, and any associated degradations or interruptions of service, could result in damage to our reputation, loss of users, loss of revenue, or liability for damages, any of which could adversely affect our business and financial results.

Technologies have been developed that can block the display of our ads, which could adversely affect our financial results.

Technologies have been developed, and will likely continue to be developed, that can block the display of our ads, particularly advertising displayed on personal computers. We project to generate substantially all of our revenue from advertising, including revenue resulting from the display of ads on personal computers. Revenue generated from the display of ads on personal computers has been impacted by these technologies from time to time. As a result, these technologies may have an adverse effect on our financial results and, if such technologies continue to proliferate, in particular with respect to mobile platforms, our future financial results may be harmed.

Our Cannabis marketing and advertising clients face intense media attention and public pressure.

The cannabis marketplace is controversial.  Certain members of the media, politicians, government regulators and advocate groups, including independent doctors have called for an outright ban of all cannabis products, pending regulatory review and clinical studies.  A ban of this type would likely have the effect of terminating our United States’ sales and marketing efforts for our cannabis clients which we may currently market or have plans to market in the future. Such a ban would have a material adverse effect on our business, financial condition and performance.

Federal regulation and enforcement may adversely affect the implementation of medical and recreational cannabis laws and regulations may negatively impact our revenues and profits.

Currently, there are 28 states plus the District of Columbia that have laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. Many other states are considering similar legislation. Conversely, under the CSA, the policies and regulations of the federal government and its agencies are that cannabis has no medical benefit and a range of activities including cultivation and the personal use of cannabis is prohibited. Unless and until Congress amends the CSA with respect to medical marijuana, as to the timing or scope of any such potential amendments there can be no assurance, there is a risk that federal authorities may enforce current federal law, and our cannabis clients may be deemed to be producing, cultivating, or dispensing marijuana in violation of federal law. Active enforcement of the current federal regulatory position on cannabis may thus indirectly and adversely affect our revenues and profits. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain. In February 2017, the Trump administration announced that there may be “greater enforcement” of federal laws regarding marijuana. Any such enforcement actions could have a negative effect on our business and results of operations.

RISK FACTORS ASSOCIATED WITH CRYPTOCURRENCIES

We may lose our private key to our digital wallet, destroying all of our cryptocurrency assets.

Cryptocurrencies are stored in a digital wallet and are controllable by the processor of both the public key and the private key relating to the digital wallet in which the cryptocurrencies are held, both of which are unique.  If the private key is lost, destroyed, or otherwise compromised, we may be unable to access our cryptocurrencies held in the related digital wallet which will essentially be lost.  If the private key is acquired by a third party, then this third party may be able to gain access to our cryptocurrencies.

We rely on third party service providers to exchange our cryptocurrencies who may be at risks to cyber-security and malicious activity.

Trading platforms and third-party service providers may be vulnerable to hacking or other malicious activities which we cannot control.  If one or more malicious actor(s) obtains control of sufficient consensus nodes on the Blockchain, or, other means of alteration, then a Blockchain may be altered.  While the Blockchain is decentralized, there is increasing evidence of concentration and techniques that may increase the risk that one or several actors could control the Blockchain on which we conduct business.

Cryptocurrencies may be traded on numerous online platforms, through third party service providers and as peer-to-peer transactions between parties.  Many marketplaces simply bring together counterparties without providing any clearing or intermediary services and without being regulated.  In such cases, we assume all risks.

Cryptocurrency trading platforms, largely unregulated and providing only limited transparency with respect to their operations, have come under increasing scrutiny due to cases of fraud, business failure or security breaches, where we may not be compensated for losses caused by such activities.  Although one does not need a trading platform or an exchange to trade cryptocurrencies, such platforms are often used to convert fiat currency into cryptocurrency or to trade one cryptocurrency for another.

There are no assurances that the market for Cryptocurrencies will not continue to be highly volatile.

The Digital Assets industry is part of a new and rapidly evolving ecosystem, which itself is subject to a high degree of uncertainty.  For a relatively small use of Cryptocurrencies in the retail and commercial marketplace, online platforms have generated a large trading activity by speculators seeking to profit from the short-term or long-term holding of Cryptocurrencies.  Most Cryptocurrencies are not backed by a central bank, a national or international organization, or assets or other credit, and their value is strictly determined by the value that the market participants place on them through their transactions, which means that loss of confidence may bring about a collapse of trading activities and an abrupt drop in value.

Future regulations may prevent us or restrict our ability to use our Cryptocurrencies.

There are significant inconsistencies among various regulators with respect to the legal status of Cryptocurrencies.  Regulators are also concerned that Cryptocurrencies may be used by criminal and terrorist organizations.  Certain countries are restricting the right to acquire, own, hold, sell, or use Cryptocurrencies.  Investors should understand that to date no initial coin offerings have been registered with the SEC.  The SEC also has not to date approved for listing and trading any exchange-traded products (such as ETFs) holding cryptocurrencies or other assets related to cryptocurrencies. The SEC has issued investor alerts, bulletins, and statements on initial coin offerings and cryptocurrency related investments.  Furthermore, the SEC has not approved for listing or trading and exchange-traded cryptocurrencies, or other assets related to cryptocurrencies.

The SEC has not yet determined if it will classify all digital assets that are labelled as cryptocurrencies as securities.  The CFTC and SEC, along with other federal and state agencies, including state and federal prosecutors are seeking to establish transparency and integrity to these markets in order to prevent fraud and abuse. These markets are new, evolving and international. As such the SEC will continue to evolve its treatment of our business that may not have a positive effect on our business, whether short term or long term.

Should the SEC determine that any one of the cryptocurrencies obtained by us for services rendered are not compliant it may have a negative effect on the value of the cryptocurrency or prevent us from selling our cryptocurrency exchanging it for FIAT.

We may not be able to convert our Cryptocurrency into FIAT currency in a timely manner.

Policies and/or interruptions in the deposit and withdrawal of fiat currency into or out of the trading platforms may impact the ability of us to convert.

RISK FACTORS ASSOCIATED WITH OUR COMMON STOCK

Should we be listed, the market price of our common stock may be volatile or may decline regardless of the Company’s operating performance, and you may not be able to resell your shares at or above the initial public offering price and the price of our common stock may fluctuate significantly.

We intend to file for initial placement on the OTC Markets for our stock.  There is no guarantee that FINRA shall approve the listing of our stock.  Should we be approved, the commencement of trading of our common stock on the OTC Markets, the market price of our common stock may be volatile, and fluctuates widely in price in response to various factors, which are beyond our control.

Furthermore, we must note that the price of our common stock may not necessarily be indicative of our operating performance or long-term business prospects. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Factors such as the following could cause the market price of our common stock to fluctuate substantially:

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We could, in the future, be the target of similar litigation. Any such litigation could result in substantial costs and liabilities to us and could divert our management’s attention and resources from managing our operations and business.

The Company may issue more shares in connection with future mergers or acquisitions, which could result in substantial dilution to existing shareholders.

Our Certificate of Incorporation authorizes the issuance of 200,000,000 shares of common stock and 100,000,000 blank check preferred stock. Any future merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then-current stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a future business combination or otherwise, dilution to the interests of our stockholders will occur, and the rights of the holders of common stock could be materially and adversely affected.

We do not anticipate paying cash dividends for the foreseeable future, and therefore investors should not buy our stock if they wish to receive cash dividends.

We have not paid dividends in the past and do not expect to pay dividends for the foreseeable future, and any return on investment may be limited to potential future appreciation on the value of our common stock.

We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future.  Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans, and the terms of any credit agreements that we may be party to at the time.  To the extent we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent our stock price increases, which may never occur.  In addition, investors must rely on sales of their common stock after price appreciation as the only way to realize their investment, and if the price of our stock does not appreciate, then there will be no return on investment.  Investors seeking cash dividends should not purchase our common stock.

The Company has deeply centralized management that is vested a small number of shareholders, officers, and directors, which will limit the rights of the common shareholder.

Our officers, directors, and principal stockholders (greater than 5% stockholders) collectively control approximately 50% of our outstanding common stock.  As a result, these stockholders will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control.  In particular, this concentration of ownership of our common stock could have the effect or delaying or preventing a change in control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us.  This, in turn, could have a negative effect on the market price of our common stock.  It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock.  Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders, and accordingly, they could cause us to enter into transactions or agreements that we would not otherwise consider.

Our common stock is considered to be a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock is considered to be a “penny stock.” It does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act. Our common stock is a “penny stock” because it meets one or more of the following conditions:

●        the stock trades at a price less than $5.00 per share;

●        it is not traded on a “recognized” national exchange; or

●        it is not quoted on the NASDAQ Global Market, or has a price less than $5.00 per share. The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock are subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Securities Exchange Act.

For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor's account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience, and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience, and investment objectives. Compliance with these requirements may make it more difficult and time-consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our common shares.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Rule 144 sales in the future may have a depressive effect on the company's stock price as an increase in supply of shares for sale, with no corresponding increase in demand will cause prices to fall.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.  As restricted shares, these shares may be resold only  pursuant to an effective  registration statement or under the requirements of Rule 144 or other  applicable exemptions from  registration  under  the  Securities Act of 1933  and  as  required  under  applicable  state securities laws.  Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a Company's issued and outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the Company is a current reporting company under the Securities Exchange Act of 1934. A sale under Rule 144 or under  any  other  exemption  from the Securities Act of 1933 ,  if  available,  or  pursuant  to subsequent  registration of shares of common stock of present stockholders,  may have a  depressive  effect upon the price of the common stock in any market that may develop.

Future issuances of shares for various considerations including working capital and operating expenses will increase the number of shares outstanding which will dilute existing investors and may have a depressive effect on the company's stock price.

There may be substantial dilution to our shareholders purchasing in future offerings as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, payment of debt or acquisitions.

 There may in all likelihood be little demand for shares of our common stock and as a result, investors may be unable to sell at or near ask prices or at all if they need to liquidate their investment.

There may be little demand for shares of our common stock on the OTC Bulletin Board, or OTC Markets.com, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors,  including the fact that it is a small  company  which is  relatively  unknown to stock  analysts,  stock brokers,  institutional  investors and others in the  investment  community that generate or  influence  sales  volume,  and that even if the Company came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an  unproven,  early-stage  company such as ours or purchase or recommend the purchase of any of our Securities until such time as it became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in the Company's securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on the securities price.  We cannot give investors any assurance that a broader or more active public trading market for the Company's common securities will develop or be sustained, or that any trading levels will be sustained.  Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities of the Company.

Public disclosure requirements and compliance with changing regulation of corporate governance pose challenges for our management team and result in additional expenses and costs which may reduce the focus on management and the profitability of our company.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED

CAUTIONARY STATEMENT REGARDING FORWARD–LOOKING STATEMENTS

This prospectus contains forward looking statements. All statements other than statements of historical or current facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, proposed new products and services, research and development costs, granting of regulatory approvals, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products and services, are forward looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements.

In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward looking statements speak only as of the date of this prospectus and are subject to a number of risks, and except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, prospective investors should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in, or implied by, the forward-looking statements due to a variety of factors, including:

●         our financial performance, including our history of operating losses;

●         our ability to obtain additional funding to continue our operations;

●         changes in the regulatory environments of the United States and other countries in which we intend to operate;

●         our ability to attract and retain key management and other personnel;

●         competition from new market entrants;

●         our ability to identify and pursue development of appropriate products; and

●         risks, uncertainties and assumptions described under the sections in this prospectus titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus.

Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

Prospective investors should read this prospectus and the documents we have filed as exhibits to the registration statement of which this prospectus forms a part with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we plan to operate, including our general expectations and potential market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in this prospectus under the heading “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. For additional information, see “Cautionary Statement Regarding ForwardLooking Statements.”

THE DISTRIBUTION

OBITX, Inc. Common Stock to be distributed to the MCIG. shareholders in the spin-off. MCIG. will serve as an underwriter within the meaning of the Securities Act of 1933 in connection with the distribution	402,811
5,500,000 shares of Common Stock (the “Resale Shares” consisting of i) 3,000,000 shares of common stock issuable upon exercise of outstanding Common Stock Warrants exercisable at $1.00 per share. The warrants were issued to current and former management members; and ii) 2,500,000 shares of common stock under two separate private investment that closed on November 1, 2017.	5,500,000

Common Stock outstanding before the distribution	5,460,000
Common Stock outstanding after the distribution (maximum). Assumes all 3,000,000 Common Stock issuable under the warrants are exercised. All other distributions and registration are for stock already issued by the Company.	8,460,000

USE OF PROCEEDS

The Selling Shareholders will receive all of the proceeds from the sale of the Resale Shares offered by them under this prospectus. We will not receive any proceeds from the sale of the shares by the Selling Shareholders covered by this prospectus. However, we will receive the proceeds from any cash exercise of the warrants by the Selling Shareholders, to the extent that occurs rather than cashless exercises. If the registration statement which contains this prospectus is current, the warrant holders must exercise the warrants for cash. There can be no assurance that any of the Selling Shareholders will exercise all or any of their warrants. We intend to use any proceeds received from cash exercises for general corporate purposes, including payment of salaries to our management.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock or other securities and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deems relevant.

DISTRIBUTION SUMMARY

Record Date

For purposes of determining a record date for distribution to current MCIG common shareholders, we have determined that the business day following the date that the Securities and Exchange Commission deems this prospectus effective shall be the record date.

Prospectus

A copy of this prospectus will accompany each certificate being distributed to the MCIG shareholders on the distribution date.

Distribution Date

The Distribution Date shall be within 30 days after the Record Date and only shareholders beneficially holding shares of MCIG on the record date shall receive shares of OBITX per this distribution.  Following the spin-off, these shares are held by a total of 68 shareholders of record.

Listing and Trading

There is currently no public market for our shares. Upon completion of this distribution, our shares will not qualify for trading on any national or regional stock exchange or on the NASDAQ Stock Market. Management anticipates that within 3 months of the date of the distribution, an application will be filed with FINRA for the public trading of our common stock on the OTC Bulletin Board or the OTC Markets, but there is no assurance that the Company's common stock will be quoted on the OTC Bulletin Board or the OTC Markets or any other exchange or trading facility. Even if a market develops for our common shares, we can offer no assurances that the market will be active, or that it will afford our common shareholders an avenue for selling their securities. Many factors will influence the market price of our common shares, including the depth and liquidity of the market which develops investor perception of our business, general market conditions, and our growth prospects.

SHARES ELIGIBLE FOR FUTURE SALES

After completion of the spin-off and registration, there will be approximately 8,460,000 OBITX shares of common stock outstanding, based upon the number of shares of common shares outstanding as of the date of this prospectus and the exercise of all 3,000,000 shares under the warrants. There will be 5,902,811 shares that will be freely transferable without restriction under the Securities Act, consisting of the 402,811 of MCIG’s OBITX common stock distributed to its shareholders and the 5,500,000 Resale Shares.  All other stock that is owned by our “affiliates,” as that term is defined in Rule144 under the Securities Act, which includes our directors, our significant stockholders, including MCIG. and those that received shares prior to the applicable holding period pursuant to Rule 144 shall be with restriction.  Shares of our common stock held by affiliates, that is not part of this registration, may not be sold unless they are registered under the Securities Act or are sold pursuant to an exemption from registration, including an exemption contained in Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of 1% of the then outstanding shares of common stock.

Sales under Rule 144 by our affiliates also will be subject to restrictions relating to the manner of sale, notice and the availability of current public information about us and may be affected only through unsolicited brokers’ transactions.

Persons not deemed to be our affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about us is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least ninety days and are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited resales of such securities.

Shares received by our affiliates in the spin-off or upon exercise of stock options or upon vesting of other equity-linked awards may be “controlled securities” rather than “restricted securities.” “Controlled securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

Dilution

As of February 7, 2018, we had 5,460,000 shares of Common Stock outstanding and 100,000 Series A Preferred Stock which represents 5,000,000 underlying common shares should the holders of the Series A Preferred elect to convert into common shares.   We are registering a total of 5,500,000 shares of Common Stock for resale by certain of our shareholders identified in this prospectus. In this prospectus, we refer to these shares as the Resale Shares. The 5,500,000 shares of Common Stock consist of (i) 2,500,000 shares of Common Stock, and (ii) 3,000,000 shares of Common Stock underlying outstanding Warrants exercisable at $1.00 per share. Assuming the Registration Statement containing this prospectus is effective the 3,000,000 shares of Common Stock will be freely tradeable upon the exercise of warrants and our shareholders will be significantly diluted.

There will be no dilution effect on the 402,811 shares distributed to MCIG shareholders by MCIG.

Background and Reasons for the Distribution

Company Information; Organization

The Company was incorporated under the laws of the state of Delaware on March 30, 2017, under the name of GigeTech, Inc.  The Company changed its name to OBITX on October 31, 2017. The Company intends to serve as a technology company servicing the blockchain industry through the development of software solutions, marketing and advertising, and consulting services.

The Company was a wholly-owned subsidiary of MCIG until November 1, 2017. On November 1, 2017, the company converted $3,043,285 of its outstanding debt owed to MCIG into 500,000 shares of common stock and 100,000 shares of Series A Preferred stock. This conversion of debt was created when MCIG assigned the software it acquired in March, 2017, and has continuously funded its further development.  The average price of an underlying common stock for the stock purchase was $0.5533 per share.

	Shares	Underlying Common Stock	Price per underlying share of common stock	Purchase price
Common Stock	500,000	500,000	0.5533	$ 276,650
Series A Preferred	100,000	5,000,000	0.5533	2,766,635
Total Purchase Price				$ 3,043,285

The following chart shows the various software packages assigned to the Company by MCIG and MCIG’s support of additional funding for the development of the software.

420Cloud Cost Analysis as of November 1, 2017
	Original purchase price	Additional development cost	Amortization	Value as of November 1, 2017
Software - 420 Cloud - Mobile	$677,389	4,503	(68,189)	613,703
Software - 420 Cloud – Browser	315,709	21,099	-	336,808
Software – 420 Cloud API	90,116	-	(9,012)	81,104
Software - Whodab	67,587	-	(6,759)	60,828
Software - Ehesive	450,882	24,841	-	475,723
Software – 420 Cloud – Single Sign On	450,882	7,097	-	457,979
Software – 420 Job Search	135,173	2,809	-	137,982
Software – Weedistry	45,058	1,750	-	46,808
Software – Marketaro	112,644	9,649	-	122,293
Software – 420 Cue	450,882	2,997	-	453,879
Software – 420 Wise Guy	225,593	1,500	-	227,093
Software – Palm Weed	22,529	250	-	22,779
Software - Harvest - Lead Gen	-	2,950	-	2,950
Software - 420 Tienda	-	3,030	-	3,030
Software - Cardosur	-	325	-	325
Total assets acquired	$3,044,445	82,800	(83,960)	3,043,285

36

Mechanics of Completing the Distribution

MCIG management anticipates that within thirty days of the date of the effective date this prospectus, MCIG will deliver 402,811 shares of our common stock to the distribution agent, Colonial Stock Transfer Company, Inc., to be distributed to the shareholders of MCIG.  We have defined the record date as the first business day following the effective statement from the SEC.  Only holder of MCIG on the record date shall receive shares of OBITX. Only those shares deemed "free trading" by our transfer agent shall be registered under this prospectus. These shares are held by a total of approximately 40,000 shareholders.

If you hold your MCIG shares in a brokerage account, your OBITX shares of common stock will be credited to that account. If you hold your MCIG shares in certificated form, a certificate representing shares of your OBITX common stock will be mailed to you by the distribution agent. The mailing process is expected to take about thirty days.

No cash distributions will be paid. No shareholder of MCIG will be required to make any payment or exchange any shares in order to receive our common shares in the distribution. MCIG will bear all of the costs of the distribution, and OBITX is bearing the costs of this Registration Statement.

Tax Consequences of the Distribution

We have not requested and do not intend to request a ruling from the Internal Revenue Service or an opinion of tax counsel that the distribution will qualify as a tax-free spin-off under United States tax laws. Under the U.S. Tax Code, MCIG would need to control at least 80% of our outstanding capital stock to qualify the distribution of our shares by MCIG as a tax-free spin-off. MCIG does not meet this requirement and consequently, we do not believe that the distribution by MCIG of our stock to its shareholders will qualify for tax-free spin-off status.

This prospectus should not be read as providing legal or tax advice with respect to the distribution to our shareholders. The distribution of the OBITX stock to MCIG shareholders will constitute a dividend, taxable as ordinary income, in an amount equal to the fair market value of the OBITX stock on the date of the distribution, as determined in good faith by MCIG. In determining the fair market value of the shares distributed hereunder, MCIG may reference the price of our shares in recent sales of our common stock, our book value, our discounted cash flows, similar sized entities in similar industries as those in which we operate, as well as recent economic conditions. If required by the tax laws, the distribution will be reported to the Internal Revenue Service on Form 1099 - DIV. The tax impact of the distribution on MCIG is not anticipated to be significant, given a large number of shareholders receiving shares in the distribution.

CAPITALIZATION

The table below describes our cash, cash equivalents and investments and capitalization as of April 30, 2018. You should read this table in conjunction with the information under the captions "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus.

Prospective investors should read this table in conjunction with the sections of this prospectus titled “Use of Proceeds,” “Summary Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

April 30, 2018

Cash and cash equivalents	8,916
Due to related party – MCIG	578,661
Stockholders’ equity:
Common stock, $0.0001 par value per share: 200,000,000 shares authorized; 5,460,000 shares issued and outstanding, actual	546
Series A Preferred stock, $0.0001 par value per share: 1,000,000 shares authorized; 100,000 shares issued and outstanding	10
Additional paid in capital	3,442,825
Accumulated earnings	496,775
Total stockholders’ equity	3,940,156
Total capitalization	4,518,817

37

The total number of shares of our common stock issued and outstanding on April 30, 2018, was 5,460,000. The following chart includes the common stock issued as of January 31, 2018:

Common Stock	Shares	Par Value	APIC
Alex Mardikian	50,000	$ 5	$ -
Brandy Craig	50,000	5	-
Carl G. Hawkins	50,000	5	-
Andrus	50,000	5	-
Epic Industry Corp	250,000	25	-
FinTech Labs, LLC	500,000	50	-
Paul Rosenberg	2,500,000	250	249,750
APO Holdings, LLC	1,500,000	150	149,850
MCIG	10,000	1	-
MCIG	500,000	50	276,600
Total	5,460,000	$ 546	$ 676,200

The following Series A Preferred was issued to MCIG, on November 1, 2017 and represents the total shares of Series A Preferred Stock issued and outstanding as of April 30, 2018:

Series A Preferred	Shares	Par Value	APIC
MCIG	100,000	10	2,766,625
Total	100,000	10	2,766,625

The series A Preferred stock may be converted into common stock of the company where 1 share of Series A Preferred stock converts into 50 shares of common stock.

There are 3,000,000 shares of common stock issuable upon exercise of warrants outstanding, effective November 1, 2017, at a weighted average exercise price of $1.00.  See Equity Compensation Plan.

SHARES ELIGIBLE FOR FUTURE SALE

There is not currently any market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Although the Company anticipates that a public market for the over-the-counter trading of the Company's securities may develop after the distribution is completed, there can be no assurance that such a market will develop or that it will be sustained. After the effective date of this registration statement and the distribution, the shares of the Company's common stock distributed by MCIG in the distribution will be unrestricted and freely salable. We expect to apply for listing of our common stock on the OTC Bulletin Board or the OTC Markets (including the OTCQB or OTCQX), but there can be no assurance that such application, if filed, will be accepted, or that if accepted, any market for our shares will ever develop. For information on shareholders who will own 5% or more of our common stock following the distribution, as well as the ownership of our officers and directors, please see “Security Ownership of Certain Beneficial Owners and Management”.

Holders

Immediately following the distribution, the Company anticipates that there will be approximately 8  shareholders of the Company. One shareholder shall be CEDE & Co. which shall have approximately 40,000 shareholders which shall be issued free trading shares of the Company as part of the spin-off.

Dividends

Since its incorporation, the Company has not declared any dividend on its common stock. The Company does not anticipate declaring or paying a dividend on its common stock for the foreseeable future. We plan to retain any future earnings for use in our business activities.

Transfer Agent and Registrar

The transfer agent and registrar for the Company's common stock will be Colonial Stock Transfer Company, Inc.. We have appointed the transfer agent on February 7, 2018.

Equity Compensation Plans

The following table provides information as of April 30, 2018, regarding shares of common stock that may be issued under the warrants issued to management and shareholders with greater than 10% ownership in the Company.  The Company does not have an ongoing equity compensation plan. Information is included for the warrants approved by the Company’s stockholders.

Warrant No.	Issue Date	Warrant Holder	Shares	Purchase
1	11/1/2017	Alex Mardikian	250,000	1.000
2	11/1/2007	Brandy Craig	250,000	1.000
3	11/1/2017	Carl G. Hawkins	250,000	1.000
4	11/1/2017	Andrus Nomm	250,000	1.000
5	11/1/2017	Paul Rosenberg	500,000	1.000
6	11/1/2017	(2) Epic Industry Corp	500,000	1.000
7	11/1/2017	(1) APO Holdings, LLC	1,000,000	1.000
		Total	3,000,000

(1)   Michael Pollastro, a California resident, is the beneficial owner of APO Holdings, LLC, a Nevada limited liability company.

(2)   Michael Hawkins, our former CFO and Florida resident, is the sole beneficial owner of Epic Industry Corp, a Florida Corporation.

BUSINESS

The Company was incorporated under the laws of the state of Delaware on March 30, 2017. The Company was originally formed as a wholly-owned subsidiary of MCIG. On November 1, 2017, the company entered into various agreements with management, two investors (one being the CEO of MCIG), and a stock purchase agreement with MCIG for the conversion of debt to equity, in preparation of the Spin-Off.  In accordance with this stock purchase agreement, the Company paid the debt owed to MCIG for the software development identified in this Prospectus in exchange for 500,000 shares of common stock and 100,000 shares of Series A Preferred stock.  The following chart shows the capitalization of the Company as of April 30, 2018:

Capitalization Structure	Shares	Underlying	Investment	Percentage	Fully Diluted
		Common
Common Stock	5,460,000	5,460,000	676,741	52.0%	40.34%
Series A Preferred	100,000	5,000,000	2,766,635	48.0%	37.29%
	-		-	0.0%	0.00%
	-		-	0.0%	0.00%
Total	5,560,000	10,460,000	3,443,376	100.0%	77.63%
Warrants	3,000,000	3,000,000			22.37%
Options	-	-			0.00%
Total Capitalization	8,560,000	13,460,000			100.00%

At the time of the filing of the Prospectus, we are still a 52.7% owned subsidiary of MCIG.  MCIG owns 5,510,000 underlying common shares of the total of 10,460,000 underling common shares of the Company. The purpose of this registration statement is to finalize the spin-off whereby MCIG will be reduced to a 48.8% ownership position and MCIG public shareholders will own 3.9%.

The two investors of the Company will own 38.4% of the Company with the remaining 8.6% owned by the Company’s current and former management.

MCIG (MCIG) was incorporated in the State of Nevada on December 30, 2010, originally under the name Lifetech Industries, Inc. Effective August 2, 2013, the name was changed from "Lifetech Industries, Inc." to "MCIG" MCIG initially earned revenue through wholesale and retail sales of electronic cigarettes, vaporizers, and accessories in the United States. It offered electronic cigarettes and related products through its online store at www.MCIG.org, as well as through the company’s wholesale, distributor, and retail programs. MCIG expanded operations to include the VitaCig brand in 2014.  MCIG has been involved in the cannabis and electronic cigarette industries. It currently markets, services, and distributes cannabis wholesale supplies, software, and electronic cigarettes, vaporizers, and accessories internationally and in the United States. In 2016 MCIG expanded its products and services to include construction.  In 2017 MCIG added consulting services in the cannabis industry. MCIG formed the Company in March 2017 in order to launch its recently acquired social media platform, 420Cloud, in the cannabis markets. Since that time, while the Company continues to expand its software solution, it has entered into multiple discussions of business development outside the cannabis industry.  Company management and MCIG believe it’s in the best interest of MCIG and MCIG shareholders to look at strategic opportunities outside MCIG core competency.  The Company continues to expand its operations.

As part of the Company’s business, we may accept digital assets as compensation for services provided.  Under no circumstances will the Company conduct any business that would require it to be registered as a broker-dealer under the Act or as an investment company under the Investment Company Act of 1940. These digital assets may be highly volatile, and we may not be able to convert them into FIAT, thereby restricting the value and use of the digital assets by the Company.

Digital asset blockchains are typically maintained by a network of participants which run servers which secure their blockchain. The market is rapidly evolving and there can be no assurances that we will be competitive with industry participants that have or may have greater resources than us.

Blockchain Technology and Digital Asset Consulting and Marketing Services

We are also focused on Digital Assets and Blockchain technologies. Subject to additional financing, we plan to continue to evaluate the consulting services and skills we have to offer to clients who wish to explore opportunities through the use of blockchain technologies. Substantially all our revenue since inception was generated through Render Payment (see Related Party Transactions).  While the company seeks to expand its opportunities in this market, there can be no assurance we will.  With one major customer representing 99% of the current business, the company is at risks should the customer’s business fail.

BUSINESS STRATEGY

OBITX Inc. is an advertising company marketing products and services using digital technologies across the internet, mobile devices, display advertisements, and other digital mediums.  As a technology driven company, we do Software as a Service (SaaS) development, deployment, and day-to-day operations.  In addition, we provide website designs, copywriting, copyediting, social networking, influencing and campaign management.  OBITX has developed proprietary software and web presence for the promotion and development of its business strategy.

We have developed a proprietary cloud based social media platform.  This software can be a white label social media cross-platform service utilized in various industry to promote internal and external services and products.  Clients may customize the parameters in which the software operates in the promotion and advertisement of their respective business.  The software was initially launched under MCIG as its 420 Cloud software solution model.  This software helps with managing social media by utilizing the following:

•         Cloud - API  / BackEnd:  The HTTP and HTTPS API integration allow users greater cloud versatility. This cross-platform APIs allows cloud tenants the ability to access resources from primary cloud providers and others. This system saves time and development since organizations will be able to access the resources and workloads of different cloud providers and platforms.

•         Content delivery network (CDN): this service stores a cached version of its content in multiple geographical locations (a.k.a., points of presence, or PoPs). The PoPs contain a number of caching servers responsible for content delivery to visitors within its proximity. This places your content in many places at once providing superior coverage to users.

•         Single Sign-on / Wallet: single sign-on portal allowing users to enter one set of credentials to access to their web apps in the cloud only once – via desktops, smartphones, and tablets. The password security and multi-factor authentication ensure that only authorized users to get access to sensitive data. This service also allows users to make secure electronic transactions.

•       Cloud Cue: A prioritize matching system based on ratings and credentials bringing products and people together. This system uses impression recognition and matching capabilities combined with the ability of mobile image capture to bring people to products they need and even people they want.

•         Cloud Wise Buy: This takes cataloged data accompanying a product on an e-commerce portal and presents it in order to help a buyer find the best deal based on the time and geolocation from where the information is sourced.

•         Lead Generation Software: Captures information at a point of contacts such as landing pages, white paper downloads, and email openings. These leads are then scored and defined providing information on how customers interact with brands allowing the creation of customer journeys to be used by sales teams to generate more sales.

•         Cloud Tienda eCommerce: A centralized e-commerce repository system using a multichannel product content management platform making it easy to centrally manage product information and publish listings in a growing selection of channels and websites.

•         Media Processing: This system unifies the media processing chain offering a comprehensive software solution that transforms traditional video preparation and delivery architectures into a cloud operation, accelerating the time it takes you to process photos and videos.

•         Cardosur payment processing: An e-commerce business allowing payments and money transfers to be made through the Internet. This gives users the ability to purchase from online vendors, auction sites, and other commercial users while making sure all private user data is encrypted and secure.

In addition to the software, the digital advertising based model utilizes marketing methods such as search engine optimization, search engine marketing, content marketing, campaign marketing, social media optimization, influencer marketing, content automation, and email direct marketing. These services are offered through a series of software platforms. These platforms include:

•         Ehesive: is a self-serve cost per thousand (CPM) platform that rents digital ad space to publishers to be filled with content from a pool of advertisers. This platform uses content marketing, campaign marketing, and content automation to help users reach the most potential viewers.

•         Marketaro: is our email service for developers and marketers with pre-built marketing automations to help send newsletters, shipping notices, password resets, and promotional emails to clients personal email lists.

•         Latest PR: is a press release circulation service using SEO to place a press release high in google listing. When a user publishes a press release through the website, they are given the following automation tools: Social Media Distribution, Search Engine Distribution, Extended Marketaro Distribution, National Media Distribution, Premium International Distribution, Bulk Blast Industry Generic, Blog Certified Sponsor Post, Published on 3rd party sites related to network, Images and Video Included within Post.

•         Blog Certified: is our digital ad service that uses influencers as publishers renting out ad space on their blogs to sell to advertisers. This platform offers world-class advertising management, professional advertising implementation, custom reporting dashboard, mobile optimization, access to all ad-types and tech, site and setup audits, dedicated ad-ops team, priority testing and a data team.

We intend on utilizing these software platform in multiple industries; however, our management team is primarily focused on the blockchain technology business as a key level of interest and future development.

Blockchain Technologies

A Blockchain is a decentralized and distributed digital ledger that is used to record transactions across many computers so that the record cannot be altered retroactively without the alteration of all subsequent blocks and the collusion of the network. The blockchain system has been designed to use nodes agreement to order transactions and prevent fraud so that records cannot be altered retroactively.  The network orders transaction by putting them together into groups called blocks, each block contains a definite amount of transactions and a link to the previous block. Bitcoin, which is the name of the best-known cryptocurrency, is the one for which blockchain technology was invented. Blockchain is, quite simply, a digital, decentralized ledger that keeps a record of all transactions that take place across a peer-to-peer network.

Bitcoins are not the only type of Digital Assets founded on math-based algorithms and cryptographic security, although it is considered the most prominent as of the date of the filing of this Registration Statement. Over 1,000 other Digital Assets, (commonly referred to as “altcoins”, “tokens”, “protocol tokens”, or “digital assets”), have been developed since the Bitcoin Network’s inception, including Ethereum, Ripple, Litecoin, Dash, and Monero.

Cryptocurrencies

Cryptocurrency is an encrypted decentralized digital currency transferred between peers and confirmed in a public ledger via a process known as mining. As of September 2017, there are over 1,000 digital currencies in existence.

Blockchain Value

Cryptocurrencies are Digital Asset that is not a fiat currency (i.e., a currency that is backed by a central bank or a national, supra-national or quasi-national organization) and is not backed by hard assets or other credit. As a result, the value of cryptocurrencies is determined by the value that various market participants place on them through their transactions.

Exchange Valuation

Due to the peer-to-peer framework of cryptocurrencies, transferors and recipients of cryptocurrencies are able to determine the value of the cryptocurrency transferred by mutual agreement or barter with respect to their transactions. As a result, the most common means of determining the value of a cryptocurrency is by surveying one or more Exchanges where the cryptocurrency is publicly bought, sold and traded.

Uses of Cryptocurrencies

Global Cryptocurrency Market

Global trade in cryptocurrencies consists of individual end-user-to-end-user transactions, together with facilitated exchange-based trading. There is currently no reliable data on the total number or demographic composition of users on the global exchanges.

Goods and Services

Cryptocurrencies can be used to purchase goods and services, either online or at physical locations, although reliable data is not readily available about the retail and commercial market penetration of the various cryptocurrencies. To date, the rate of consumer adoption and use of cryptocurrencies for paying merchants has trailed the broad expansion of retail and commercial acceptance of cryptocurrency. Other markets, such as credit card companies and certain financial institutions are not accepting such digital assets. It is likely that there will be a strong correlation between the continued expansion of the Cryptocurrency Network and its retail and commercial market penetration.

Anonymity and Illicit Use

The Blockchain Network was not designed to ensure the anonymity of users, despite a common misperception to the contrary. All transactions are logged on the Blockchain and any individual or government can trace the flow of cryptocurrencies from one address to another. Off-Blockchain transactions occurring off the Network are not recorded and do not represent actual transactions or the transfer of cryptocurrencies from one digital wallet address to another, though information regarding participants in an Off-Blockchain transaction may be recorded by the parties facilitating such Off-Blockchain transactions. Digital wallet addresses are randomized sequences of 27-34 alphanumeric characters that, standing alone, do not provide sufficient information to identify users; however, various methods may be used to connect an address to a particular user’s identity, including, among other things, simple Internet searching, electronic surveillance and statistical network analysis and data mining. Anonymity is also reduced to the extent that certain Exchanges and other service providers collect users’ personal information, because such Exchanges and service providers may be required to produce users’ information in order to comply with legal requirements. In many cases, a user’s own activity on the Blockchain Network or on Internet forums may reveal information about the user’s identity.

Users may take certain precautions to enhance the likelihood that they and their transactions will remain anonymous. For instance, a user may send its cryptocurrencies to different addresses multiple times to make tracking the cryptocurrencies through the Blockchain more difficult or, more simply, engage a so-called “mixing” or “tumbling” service to switch its cryptocurrencies with those of other users. However, these precautions do not guarantee anonymity and are illegal to the extent that they constitute money laundering or otherwise violate the law.

As with any other asset or medium of exchange, cryptocurrencies can be used to purchase illegal goods or fund illicit activities.  The use of cryptocurrencies for illicit purposes, however, is not promoted by the Blockchain Network or the user community as a whole. Furthermore, we do not believe our advertising, marketing, and consulting services has exposure to such uses because the services we provide are curated by our management and team.

Government Oversight

The Blockchain Network is a recent technological innovation and the regulatory schemes to which cryptocurrencies may be subject have not been fully explored or developed. Recent actions taken by the SEC in its Report that digital assets may be securities and actions taken by the CFTC including its July 24, 2017, order approving the first derivative clearing organization for digital currency swaps strongly suggest that the industry will face increased government regulation and oversight.

Until February 2014, the only U.S. federal regulator to release official guidance on cryptocurrencies was FinCEN, a bureau of the U.S. Department of the Treasury responsible for the federal regulation of currency market participants. On March 18th, 2013, FinCEN issued interpretive guidance relating to the application of the Bank Secrecy Act to distributing, exchanging and transmitting “virtual currencies.” More specifically, it determined that a cryptocurrency user will not be considered a money service business (“MSB”) or be required to register, report and perform recordkeeping; however, an administrator or exchanger of cryptocurrencies must be a registered money services business under FinCEN’s money transmitter regulations. As a result, cryptocurrencies Exchanges that deal with U.S. residents or otherwise fall under U.S. jurisdiction are required to obtain licenses and comply with FinCEN regulations. FinCEN released additional guidance on January 30, 2014, April 29, 2014, October 27, 2014 and August 14, 2015, clarifying that most miners, software developers, hardware manufacturers, escrow service providers and investors in cryptocurrencies would not be required to register with FinCEN on the basis of such activity alone, but that Exchanges, payment processors and convertible Digital Asset administrators would likely be required to register with FinCEN on the basis of the activities described in the October 2014 and August 2015 letters.

Prior to concluding that digital assets may be securities, the SEC has taken various actions against persons or entities misusing cryptocurrencies in connection with fraudulent schemes (i.e., Ponzi schemes), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities. Clarity regarding the treatment of cryptocurrencies was obtained on September 17, 2015, when the CFTC instituted and settled the Coinflip case. The Coinflip order found that the respondents (i) conducted activity related to commodity options transactions without complying with the provisions of the CEA and CFTC regulations, and (ii) operated a facility for the trading of swaps without registering the facility as a SEF or DCM. The Coinflip order was significant as it is the first time the CFTC determined that virtual currencies are properly defined as commodities under the CEA. Based on this determination, the CFTC applied CEA provisions and CFTC regulations that apply to transactions in commodity options and swaps to the conduct of the cryptocurrency trading platforms. Also of significance, is that the CFTC appears to have taken the position that cryptocurrencies are not encompassed by the definition of currency under the CEA and CFTC regulations. The CFTC defined virtual currencies as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. Virtual currencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.”

The CFTC affirmed its approach to the regulation of cryptocurrencies on June 2, 2016, when the CFTC settled charges against Bitfinex, a Bitcoin Exchange based in Hong Kong. In its Order, the CFTC found that Bitfinex engaged in “illegal, off-exchange commodity transactions and failed to register as a futures commission merchant” when it facilitated borrowing transactions among its users to permit the trading of bitcoin on a “leveraged, margined or financed basis” without first registering with the CFTC.

On March 25, 2014, the IRS released guidance on the treatment of virtual convertible currencies for U.S. federal income tax purposes. The guidance, the first issued by a U.S. government agency regarding the asset classification of cryptocurrencies, classified cryptocurrencies as “property” that it is not currency for U.S. federal income tax purposes. The guidance clarified that cryptocurrencies could be held as capital assets and that holders of cryptocurrencies were required to track gains and losses relating to their cost basis at acquisition and their amount realized upon sale or other disposition of the cryptocurrencies. The IRS also clarified that cryptocurrencies received as payment (e.g., as wages or, in the case of a miner, as a reward for solving a block) is included in the recipient’s taxable income based on the fair market value of the cryptocurrency when received. The IRS may revisit its treatment of Digital Assets, including seeking enforcement of existing guidance or issuing new guidance, in response to recommendations in a September 2016 report by the U.S. Treasury Inspector General for Tax Administration. The asset classification of cryptocurrencies by the IRS is not controlling on other government agencies for purposes other than those relating to U.S. federal income tax.

On June 26, 2014, the U.S. Government Accountability Office publicly released a report to the Committee on Homeland Security and Government Affairs that summarized regulatory, law enforcement and consumer protection assessments regarding the cryptocurrency economy and Bitcoin in general. The report recommended that the U.S. Consumer Financial Protection Bureau participate in inter-agency working groups on Bitcoin to assess how the agency might address Bitcoin-related consumer protection issues. The report echoed, in part, a May 7, 2014, investor alert published by the SEC that highlighted fraud and other concerns relating to certain investment opportunities denominated in bitcoin and fraudulent and unregistered investment schemes targeted at participants in online Bitcoin forums. In the fall of 2014, the SEC is reported to have initiated an inquiry into the sale of unregistered securities denominated in cryptocurrencies, and into the sale of “crypto-equity” (i.e., tokens for use on altcoin programming platforms).

As of April 2016, the U.S. Congress, U.S. Senate Committee on Homeland Security and Government Affairs, U.S. Senate Committee on Banking, Housing and Urban Affairs, the CFTC, the New York State Department of Financial Services (“NYSDFS”), and the Conference of State Bank Supervisors had initiated formal inquiries into or held hearings on Digital Assets and possible regulation thereof. Members of the private sector and representatives of the Department of Justice, Secret Service and FinCEN (among other government agencies) had participated in such inquiries and hearings.

U.S. state regulators, including the California Department of Financial Institutions, NYSDFS, Virginia Corporation Commission, Idaho Department of Financial Services and Washington State Department of Financial Institutions, have similarly released interpretations or mandates that Exchanges and similar cryptocurrency service providers register on a state-level as MTs or MSB. On July 20, 2017, Delaware amended its General Corporation Law to provide for the creation maintenance of certain required records by blockchain technology and permit its use for electronic transmission of stockholder communications. In June 2014, the State of California adopted legislation that would formally repeal laws that could be interpreted as making illegal the use of Digital Assets as a means of payment. In February 2015, a bill was introduced in the California State Assembly to establish a licensing regime for businesses engaging in virtual currencies. In September 2015, the bill was ordered to become an inactive file and as of the date of this registration statement, there hasn’t been further consideration by the California State Assembly. As of August 2016, the bill was withdrawn from consideration for a vote for the remainder of the year.

In July 2014, the NYSDFS proposed the first US regulatory framework for licensing participants in “virtual currency business activity.” The proposed regulations, known as the “BitLicense,” are intended to focus on consumer protection and, after the closure of an initial comment period that yielded 3,746 formal public comments and a re-proposal, the NYSDFS issued its final “BitLicense” regulatory framework in June 2015. The “BitLicense” regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity to conduct activities without a license. The “BitLicense” requires, among other things, that licensees are adequately capitalized, maintain detailed books and records, adopt anti-money laundering policies, ensure they have robust cybersecurity policies and incorporate a variety of other compliance policies. As of February 7, 2017, the NYSDFS has granted a “BitLicense” to three (3) market participants.

On December 16, 2014, the Conference of State Bank Supervisors released for public comment a proposed model regulatory framework for state regulation of participants in “virtual currency activities.” Although similar in some regards, the proposed model framework does not track completely the BitLicense regulations in New York. The Conference of State Bank Supervisors proposed framework is a non-binding model and would have to be independently adopted, in sum or in part, by state legislatures or regulators on a case-by-case basis. In numerous other states, including Connecticut, North Carolina, New Hampshire and New Jersey, legislation is being proposed or has been introduced regarding the treatment of bitcoin and other Digital Assets.

In addition, various foreign jurisdictions may adopt laws, regulations or directives that affect cryptocurrencies. In October 2012, the European Central Bank issued a report on “virtual currency” schemes indicating that Bitcoin may become the subject of regulatory interest in the European Union. In August 2013, the German Ministry of Finance released an interpretation that labeled bitcoin to be a form of private money or a unit of account that is not recognized as a full currency but is subject to German tax laws. A ruling by the Court of Justice of the European Union on October 22, 2015, found that exchange’s trading of bitcoin for conventional currency (such as Euros or Swedish Krona) and vice versa was subject to value-added tax (“VAT”) rules because it constituted the supply of services for consideration. However, the court also found that bitcoin could qualify for an exception reserved for transactions related to currency, bank notes, and other legal tenders, and thus the bitcoin trading could be exempted from VAT. The ruling shows that bitcoin tax treatment in the European Union has moved more closely in-line with that of conventional currency. Foreign government bodies have also initiated public inquiries similar to those taken by US government bodies, including public hearings on Digital Assets held by both the French and Canadian Senates. In October 2015, the European Court of Justice determined that exchanging transactions in Digital Assets are exempt from value-added taxes in the same manner as traditional currencies. In July 2016, the European Commission released a draft directive that proposed applying counter-terrorism and anti-money laundering regulations to virtual currencies, and in September 2016, the European Banking authority advised the European Commission to institute new regulation specific to virtual currencies, with amendments to existing regulation as a stopgap measure.

While jurisdictions such as Germany and China have taken a preliminary regulatory stance on cryptocurrencies, countries such as India have declined to apply regulation when afforded the opportunity. In June 2014, the Swiss government elected not to regulate cryptocurrency use and issued guidance on the further development and future application of laws to cryptocurrency-related activity in Switzerland. Among others, Australia, Finland, and the Netherlands have joined Canada and Germany among the foreign countries releasing formal or informal tax guidance regarding cryptocurrency income or operations.

Due in part to its international nature and the nascent stage of regulation, along with the limited experience with cryptocurrency of, and language barriers between, international journalists, and information regarding the regulation of cryptocurrencies in various jurisdictions may be incomplete, inaccurate or unreliable.

In April 2015, the Japanese Cabinet approved proposed legal changes that would reportedly treat Digital Assets as included in the definition of currency. These regulations would, among other things, require market participants, including exchanges, to meet certain compliance requirements and be subject to oversight by the Financial Services Agency, a Japanese regulator. These changes were approved by the Japanese Diet in May 2016 and became effective in April 2017.

As both the regulatory landscape develops and journalistic familiarity with cryptocurrencies increases, mainstream media’s understanding of Digital Assets and the regulation thereof may improve. Regulation of Digital Assets varies from country to country as well as within countries. Any increase in the regulation of Digital Assets may adversely affect our proposed business by increasing compliance costs or prohibiting certain or all of our proposed activities.

Competition

Blockchain Technology and Digital Assets Consulting and Marketing Services

The Company’s consulting and marketing services will compete with other industry participants, including those in Digital Assets and Cryptocurrencies that focus on business consulting and marketing services, along with investing in and securing the blockchains of Digital Assets, which we do not provide, making them more attractive to potential customers.   Market and financial conditions, and other conditions beyond the Company’s control may make it more attractive for prospective customers to transact business with other entities, or to invest in Digital Assets directly.

Our potential competitors may have greater resources, longer histories, more developed intellectual property,  and lower costs of operations. Other companies also may enter into business combinations or alliances that strengthen their competitive positions.

Intellectual Property and Trade Secrets

We currently protect our software and business strategies as Trade Secrets, under applicable state and federal law.  We are also currently determining whether several of the processes designed by us would qualify for protection under worldwide patent protection.  We maintain multiple trademarks for the business.  We also rely on the experience of our executive officers in the evolving Digital Assets business.

Growth Strategy

We anticipate growth in our operations through normal acceptance of our products and through acquisitions when deemed in the best interest of our shareholders.

Employees

We currently have 3 employees who provide programming services, offshore, for the Company.  Our management team is currently employed under consulting agreements with the anticipation to convert to employment contracts upon the effectiveness of this registration statement. Current management is believed to have been compensated at below market levels since inception in (March 2017).

Related Party Transactions

MCIG

All business conducted by MCIG on the behalf of OBITX are considered related party transactions.  On March 30, 2017 MCIG incorporated OBITX and acquired 10,000 shares of OBITX common shares representing 100% ownership at the time.  On March 31, 2017, MCIG entered into a purchase agreement with APO Holdings, LLC to acquire the 420 Cloud Software Network (see Note 7 – Acquisitions).  MCIG acquired the assets and assigned them to OBITX.  The cost of the asset was recorded as an intercompany transfer.  OBITX has utilized the acquired assets of the 420 Cloud Network for its base of operations.  On August 1, 2017, the Company entered into a contract with MCIG for hosting and email services.  In addition, the Company will provide additional marketing services for MCIG and other internet based activities as mutually agreed upon.  Under terms of the agreement, MCIG is to pay $2,000 per month for a period of 12 months.  All additional services not identified are billed at an hourly rate of $150 per hour.

The Company entered a Line of Credit with MCIG, (see Subsequent Events) for up to $500,000 in funding on November 1, 2017.  It was given at a 0% interest rate and is payable upon termination date with the option to convert the agreement into equity at a 15% discount to the then current market rate. Since inception, the Company had various transactions in which MCIG paid expenses on behalf of the Company.  As of October 31, 2017, the Company borrowed $3,463,736 from MCIG. $3,043,285 of which represents the 420 Cloud Software Network that was exchanged for 100,000 shares of Series A Preferred Stock and 500,000 shares of OBITX common stock on November 1, 2017. As of October 31, 2017, the amount outstanding, which was transferred to the Line of Credit with MCIG is $420,451.  On January 15, 2018 MCIG increased the amount of the Line of Credit to $1,000,000 which may be utilized to drawdown in support of operations.

On November 1, 2017, MCIG assigned all rights and obligations to the 420 Cloud Software Network to OBITX in exchange for 100,000 shares of Series A Preferred Stock and 500,000 shares of OBITX common stock.  The cost basis of the Assets at the time of transfer was $3,043,285.  MCIG conducted an independent review of the Assets in August 2017.  The independent review stated that no impairment was needed and that the assets had a fair market value in excess of the current cost basis.

Render Payment, LLC

On September 13, 2017, the company entered into an agreement to provide social media and other advertising services to Render Payment, LLC.  The contract calls for the payment of $1,250,000 for services rendered with payment due within 90 days. Subsequently the parties agreed to extend the payment requirement an additional 90 days in order to evaluate the RPM token.  Since the RPM commenced selling on HitBTC the price has fluctuated between $0.03 to $0.23.  It is our desire to accept the RPM token as payment for services provided, however, until such time that management has determined the risk we will continue to monitor its progress without accepting payment.  Should the additional 90 day period expire we may elect to enter into a long term promissory note as we continue to evaluate the Render Payment business model and RPM token.  There can be no assurances should Render issue the RPM tokens that we will receive the total amount due.  Michael Hawkins, the former Chief Financial Officer, is a non-controlling member with greater than 10% ownership in Render Payment, LLC.

ICOMethod, LLC

ICOMethod, LLC is owned by Alex Mardikian, Paul Rosenberg, and Michael Hawkins.  Michael Hawkins serves as the managing member.   ICOMethod provides consulting services to potential candidates introduced by us.  ICOMethod pays OBITX 25% of its revenue generated for additional services it provides to our clients we introduce.  ICOMethod is currently working with three clients in which compensation will be provided to us.  The final terms negotiated between the clients and ICOMethod have not yet been finalized, as such, the compensation paid to us has yet to be determined.

Management

On November 1, 2017, (see Subsequent Events) the Company entered into separate agreements with Alex Mardikian and Brandy Craig (“Company Officers”), and Paul Rosenberg (“Company Director”). The Company Officers and Company Director agreements were for an initial 90 day period and has been extended for an additional 90 day period. Mr. Mardikian has been the CEO of OBITX since inception and has served as MCIG’s Chief Marketing Officer. Mrs. Craig is a CPA who has agreed to be the Interim CFO. Each agreement calls for a numerical amount in monthly payments, which may be converted into common stock of OBITX, and a warrant to acquire shares through a vesting schedule. In addition, each individual was authorized to acquire certain shares with registration rights.

Legal

Carl Hawkins, the son of Michael Hawkins, our former CFO, was hired as corporate counsel for OBITX on November 1, 2017.  Mr. C. Hawkins was appointed as corporate counsel for MCIG on September 23, 2017.   His agreement was for a one-time payment of $5,000 with additional services billed at an hourly rate of $150 per hour.  His agreement calls for a warrant to acquire shares through a vesting schedule. In addition, Mr. C. Hawkins was authorized to acquire certain shares with registration rights.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties, including those set forth under the heading "Risk Factors" and elsewhere in this prospectus. Our actual results and the timing of selected events discussed below could differ materially from those expressed in, or implied by, these forward-looking statements.

OVERVIEW

The Company was incorporated under the laws of the State of Delaware on March 30, 2017. OBITX is a technology company that provides social media platforms and other computer software and programming.  The Company has elected to establish its fiscal year end as January 31.

Plan of Operations

We will continue to provide advertising, marketing, brand development to clients in multiple industries including those companies that may own Digital Assets.  The Company will review each client, seek legal counsel review, review the listing on a registered national securities exchange or alternate trading platform, and consider regulatory requirements, prior to providing services and accepting payment in the form of a Digital Asset or cryptocurrency.  We will not make any determinations considering the classification of Digital Assets or Cryptocurrencies of our clients.  Not all Digital Assets are considered cryptocurrencies and may be securities or other type of assets.  Currently we own no Digital Assets or cryptocurrencies. Our software will be utilized to grow our database of potential end-users to promote and advertise our clients. We will continue to provide consulting services in the development of marketing strategies for our clients. While we currently own 35 ATM machines, it is our intent to liquidate these assets, as the operation of ATM machines is not currently part of our short term or long term strategic goals.

Results of Operations for the Period Ended January 31, 2018

Substantial positive and negative fluctuations can occur in our business due to a variety of factors, including fluctuations in the economy, and the ability to raise capital. As a result, net income and revenues in a particular period may not be representative of full-year results and may vary significantly in this early stage of our operations. In addition results of operations, which may fluctuate in the future, may be materially affected by many factors of a national and international nature, including economic and market conditions, currency values, inflation, the availability of capital, the level of volatility of interest rates, the valuation of security positions and investments and legislative and regulatory developments. Our results of operations also may be materially affected by competitive factors and our ability to attract and retain highly skilled individuals.

Our operating results and cash flows are presented from inception (March 30, 3017) as the period ended January 31, 2018.

Our operating results for the period ended January 31, 2018:

Liquidity and Financial Condition

Working Capital
As of January 31, 2018
Current Assets	$ 1,486,336
Current Liabilities	$ 62,200
Working Capital	$ 1,424,136

Cash Flows
Period ended January 31, 2018,

Net Cash Used in Operating Activities	$ 195,173
Net Cash Used by Investing Activities	$ 3,231,858
Net Cash Provided by Financing Activities	$ 3,443,381
Net Increase in Cash During the Period	$ 16,350

We will require additional funds to fund our budgeted expenses in the future. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock.  Further, we may continue to be unprofitable.  Additionally, there is no assurance that any party will advance additional funds to us in order to enable us to sustain our plan of operations or to repay our liabilities. Presently, there are no funding arrangements in place with any parties after the spin-off. As a result, there is no assurance that our funding needs will be met.

As the largest shareholder in our company, MCIG. will continue to fund the company's development through shareholder loans or equity capital injections. However, there are no funding arrangements with MCIG and no assurances can be provided that MCIG will continue to fund our business.

Operating Results

Our operating results for the period ended January 31, 2018 are summarized as follows:

OBITX, Inc.
Statement of Operation

Period ended
January 31, 2018
Revenue	1,342,056
Total cost of goods sold	484,042
Gross profit	858,014
Total expenses	169,279
Net income	688,735

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Revenue

Our revenue from operations for the period ended January 31, 2018, was $1,342,056.  The revenue represents $1,250,000 for services provided in the marketing and consulting in the Digital Asset industry.  $22,150 was generated through MCIG, the Company’s majority owner.  (This amount was eliminated in the consolidation of MCIG’s financial statements.) The remainder $69,906 was generated through advertising and technology services.

Cost of Goods Sold

Our cost of goods sold for the period ended January 31, 2018, was $484,042. The costs of goods consisted of services expenses of $221,612, $199,455 of amortization and depreciation expenses, $11,238 in computer lease, $202 in shipping costs, and $51,536 in programming and development costs directly associated with sales.

Gross Profit

Our gross profit for the period ended January 31, 2018, was $858,014. The gross profit of $858,014 for the period ended January 31, 2018 represents approximately 63.9% as a percentage of total revenue.

Operating Expenses

Our operating expenses for the period ended January 31, 2018, was $169,279.  Our total operating expenses for the period ended January 31, 2018, of $169,279 consisted of $32,100 of selling, general and administrative expenses, $55,195 of payroll, professional fees of $8,484, and consulting expense of $73,500. Our general and administrative expenses consist of bank charges, telephone expenses, meals and entertainments, travel, computer and internet expenses, postage and delivery, office supplies and other expenses.

Net Income

Our net income for the period ended January 31, 2018, was $688,735.

Liquidity and Capital Resources

Introduction

During the period ended January 31, 2018, we gained $16,350 in operating cash flows. Our cash on hand as of January 31, 2018 was $16,350.

Cash Requirements

We had cash available of $16,350 as of January 31, 2018.  We currently use approximately $65,000 per month in the operations of our business.  The company has relied upon MCIG to fund the company along with the raising of capital.  The company will require $780,000 to maintain operations for the next 12-month period.  On January 15, 2018 we increased our revolving credit agreement with MCIG from $500,000 to $1,000,000 giving us access to enough cash to maintain operations for the following year.  We currently have no intention to rely on cryptocurrency payments, due to their high volatility and potential inability to convert into FIAT, for support of our operations for the next 12-month period.

Sources and Uses of Cash

Operations

We used $519,596 in cash by operating activities for the period ended January 31, 2018. Net cash used by operations consisted primarily of the net income of $688,735 offset by non-cash expenses of $199,455 in depreciation and amortization. Additionally, changes in assets and liabilities consisted of a decrease of $1,469,986 in accounts receivable and subscription receivables, with an increase of $62,200 in accounts payable.

Investments

We used $3,431,313 in investing activities for the period ended January 31, 2018. Our investing activities consisted of the purchase and development of our proprietary software of $3,131,343 and the purchase of ATM’s in the amount of $299,970.

Financing

We had net cash provided in financing activities of $3,967,259 for the period ended January 31, 2018.  Our financing activities consisted of an increase in net proceeds from the issuance of stock of $3,443,381 and an increase of $523,878 of advances made by a related party.

Results of Operations for the Quarters Ended April 30, 2018 and April 30, 2017

OBITX, Inc.
Statement of Operations

	For the three months ended
	April 30, 2018	April 30, 2017

Revenue	44,290	-
Total cost of goods sold	175,248	1,046
Gross profit	(130,958)	(1,046)
Total Expenses	61,002	11,845
Net Income	(191,960)	(12,891)

Three Months Ended April 30, 2018

Revenue

Our revenue from operations for the three months ended April 30, 2018 and 2017, was $44,290 and $0, respectively.  The increase of $44,290 was due to our ability to provide services versus the startup phase for the period ending April 30, 2017.

Cost of Goods Sold

Our cost of goods sold for the three months ended April 30, 2018 and 2017, was $175,248 and $1,046, respectively. For 2018, the costs of goods consisted of cost of services of $18,598, $121,499 in amortization and depreciation expenses associated with revenue generation, and $30,624 in software maintenance and $4,526 in computer lease. The cost of goods for the quarter ending April 30, 2017 was $1,046 in software maintenance.

Gross Loss

Our gross loss for the three months ended April 30, 2018 and 2017, was $130,958 and $1,046, respectively. The gross loss was due to the high cost of maintenance and depreciation of assets used to generate revenue, while not generating enough revenue.

Operating Expenses

Our operating expenses for the three months ended April 30, 2018 and 2017, was $61,002 and $11,845, respectively.  Our total operating expenses for the three months ended April 30, 2018, of $61,002 consisted of $7,527 of selling, general and administrative expenses, $11,975 of payroll, and consulting expense of $41,500. As compared to our total operating expenses for the three months ended April 30, 2017, of $11,845 consisted of $445 of selling, general and administrative expenses, and $11,400 of payroll. Our general and administrative expenses consist of bank charges, telephone expenses, meals and entertainments, computer and internet expenses, postage and delivery, office supplies and other expenses. The difference in operating costs was because we were just beginning operations in April 2017 and not fully ramped up operations, as well as, the period ending April 30, 2017 only included the period of time of inception (March 30, 2017) until the end of the quarter.

Net Loss

Our net loss for the three months ended April 30, 2018 and 2017, was $191,960 and $12,891, respectively.  The difference of $179,069 was primarily due to the increase of $174,202 in cost of services and $49,157 in operating cost, offset by $44,290 in revenue.

Going Concern

For the period from inception (March 30, 2017) to January 31, 2018, our company has a net profit of $688,735 while sustain a loss of $191,960 for the first quarter of the current fiscal year. The Company’s revenues and expenses are currently extremely volatile. Our company intends to fund operations through operational cash flow and equity/debt financing arrangements.  These sources may be insufficient to fund its capital expenditures, working capital and other cash requirements for the future.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

As discussed in Note 3 to the financial statements, as of April 30, 2018 there are no assurances the Company can continue to generate a profit or obtain a positive cash flow. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

These factors, among others, raise substantial doubt about our company’s ability to continue as a going concern.  As noted in the auditor’s opinion dated January 31, 2018, the accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

PROPERTY

Our business office is located at 4720 Salisbury Road, Jacksonville, FL 32256. We believe that this space will be sufficient for our initial needs, although as funding and significant revenues become available, and the Company’s operations grow, we anticipate finding other office space as needed.

LEGAL PROCEEDINGS

The Company is not involved in any legal proceedings which management believes will have a material effect upon the financial condition of the Company, nor are any such material legal proceedings anticipated.

We are not aware of any contemplated legal or regulatory proceeding by a governmental authority in which we may be involved.

MANAGEMENT

The following table sets forth information concerning our executive officers and directors and their ages at April 30, 2018:

Name	Age	Position
Alex Mardikian	47	Chief Executive Officer, Secretary
Brandy Craig	36	Chief Financial Officer
Paul Rosenberg	49	Director

Biographical Information for Alex Mardikian

Alex Mardikian has been our Chief Executive Officer since November 1, 2017. Prior to this, he has served as the CMO of MCIG., the Company’s single shareholder and has served as the Interim CEO since the company’s inception.  Alex Mardikian has an extensive background in manufacturing, marketing, and sales, with 30-years of experience.  His served as the Western Regional Manager, Product Design and Certification, for Schlumberger Industries and as a founding principal of Sonic Jet Performance, Inc., which changed its name to Force Protection, Inc., that traded on the OTC: FRPT.OB which was subsequently acquired by General Dynamics in 2011. He worked under exclusive licensing of Von Dutch, Ed Hardy, Quadrophenia with The WHO and the Grammy Label by the Recording Academy.    In the last decade, Alex has focused his direction more so on digital marketing and the cannabis industry.    Over that span to date, he has been appointed key roles in MegaUpload, Otherside Farms, an Education and Cultivation co-op in Southern California, Northsight Capital in Arizona and MCIG Group, headquartered in Nevada.   He attended the University of Southern California, UC Riverside and Mt. San Antonio College specializing in Mechanical Engineering, with emphasizes in Hydraulics and Fluid Power Technologies.

Mr. Mardikian is an owner of ICOMethod, LLC and serves as the Chief Marketing Officer of KrypNetwork.  While Mr. Mardikian is authorized to serve with other businesses, he has a commitment to spend 40 hours per week as the CEO of Obitx.  We currently view his external work as an asset to Obitx.  There are inherent risks of conflict of interest between the other entities and us which are monitored by the board of directors.  As a condition to the company allowing outside employment opportunities for Mr. Mardikian, all marketing and advertisement work sourced by his other activities must be with Obitx. Each company in which he works understands and authorizes this prior to Mr. Mardikian entering into an agreement.

Biographical Information for Brandy Craig

Brandy Craig has been our Chief Financial Officer since November 1, 2017. Prior to fulfilling this role, Mrs. Craig has been working in the financial field for more than 15 years.  Mrs. Craig has worked in the banking and insurance industries as well as aircraft engine sales and maintenance, providing executive level services to multiple nanotech and fortune 500 privately held companies. Some of these companies include First Internet Bank of Indiana and International Medical Group, serving as a staff accountant for over 15 years. Mrs. Craig earned her B.S. in Accounting from Indiana Wesleyan University in Indianapolis (IWU) and her Master’s Degree in Business Administration with a specialty in Accounting from IWU as well.  Mrs. Craig is a Certified Public Accountant.

Biographical Information for Paul Rosenberg

Mr. Rosenberg was appointed as a director of MCIG, Inc. on January 23, 2014. Paul Rosenberg, aged 49 is the Founder, CEO, and Chairman of MCIG formerly known as Lifetech Industries since April 2013. For the past 5 years, Mr. Rosenberg has been a private investor focusing on the technology space where he has over two decades of experience as a software engineer specializing in complex distributed systems in C++, Delphi, VB, Java, and Oracle DB projects via his consulting company: PR Data Consulting. Since 1997, Mr. Rosenberg has worked as an independent consultant with both private and public enterprises including:  The Federal Deposit Insurance Company (FDIC), The Zennstrom/Friis Group (Kazaa/Skype/Atomico Ventures), and Trust Digital (later sold to Mcafee in 2010), Dell, Inc., Boeing, and Microsoft Inc.

Board Leadership Structure And Role In Risk Oversight

Our Board of Directors is primarily responsible for overseeing our risk management processes. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding the Company’s assessment of risks. The Board of Directors focuses on the most significant risks facing us and our general risk management strategy, and also ensures that risks undertaken by us are consistent with the Board of Directors’ appetite for risk. While the Board of Directors oversees the Company, our management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our board leadership structure supports this approach. With the absence of any independent directors, the roles of our management and directors are not clearly delineated.

Code of Ethics

We have not yet adopted a code of ethics that applies to our principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions since we have been focusing our efforts on growing our business and obtaining financing for our Company. We expect to adopt a code as we further develop our business.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Committees of The Board of Directors

Due to our size, we have not formally designated a nominating committee, an audit committee, a compensation committee, or committees performing similar functions.

The Board currently acts as our audit committee. Since we are still a developing company, the Board of Directors is still in the process of finding an “audit committee financial expert” as defined in Regulation S-K.

EXECUTIVE COMPENSATION

Executive Compensation

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during the period ended October 31, 2017 awarded to, earned by or paid to our executive officers.

SUMMARY COMPENSATION TABLE

					Stock	Option
Name and Principal			Salary	Bonus	Awards	Awards	Total ($)
Position	Year		($)	($)	($)	($)
Alex Markidian, CEO	2018	(1)	21,000	-	-	-	21,000
	2017		63,000	-	-	-	63,000
Michael Hawkins, Interim CFO	2017	(2)	-	-	-	-	-
Brandy Craig, CFO	2018		3,000	-	-	-	3,000
	2017		3,000	-	-	-	3,000
Paul Rosenberg, Director	2018		-	-	-	-	-
	2017		-	-	-	-	-

(1) (2)

Alex Mardikian received compensation as a consultant to the Company.  At the time of filing, the Company has not yet begun payroll services. The Company intends to convert all Consulting Agreements with current management into Employment contracts upon the effectiveness of this registration statement.

Mr. Hawkins served as the interim CFO for the Company through October 31, 2017.  Brandy Craig became the Company’s CFO on November 1, 2017.  Epic Industry Corp, a wholly owned company of Mr. Hawkins was subsequently (November 1, 2017) granted a warrant to acquire 500,000 shares of common stock at $1.00 per share.

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Employment Agreements with Executive Officers

To achieve our compensation objective of retaining and motivating qualified executives, we believe that we need to provide our executive officers protections offered by other companies. Offering our executive officers cash and warrants facilitates the operation of our business, allows them to better focus their time, attention and capabilities on our business.

On November 1, 2017, the Company entered into a consulting agreement with Alex Mardikian, the Chief Executive Officer. The agreements call for $7,000 per month for a period of one year. The payments may be booked as a note due, which may be converted into shares of the company at a then-current price per share.  The Company and consultant may elect to convert a portion of this into equity of the company.  In addition, each consultant was authorized to purchase 50,000 shares of common stock at par value ($0.0001 per share) through a warrant, which was subsequently exercised, and each consultant was issued a seven-year warrant to acquire 250,000 shares of the Company Stock at $1.00 per share or at the opening price on a federally regulated exchange service, whichever is less.

On November 1, 2017, the Company entered into a consulting agreement with Brandy Craig, the Chief Financial Officer. The agreements call for $3,500 per month for a period of one year. The payments may be booked as a note due, which may be converted into shares of the company at a then-current price per share.  The Company and consultant may elect to convert a portion of this into equity of the company.  In addition, each consultant was authorized to purchase 50,000 shares of common stock at par value ($0.0001 per share) through a warrant, which was subsequently exercised, and each consultant was issued a seven-year warrant to acquire 250,000 shares of the Company Stock at $1.00 per share or at the opening price on a federally regulated exchange service, whichever is less.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In connection with the distribution, the 402,811 shares of the Company’s common stock held directly by MCIG will be distributed pro rata to the shareholders of MCIG., who own MCIG common stock as of the record date.

The following table indicates beneficial ownership of OBITX’s common stock, as of April 30, 2018, by:

•      Each person or entity is known by OBITX to beneficially own more than 5% of the outstanding shares of OBITX’s common stock;

•      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Percentage of beneficial ownership is based on 8,460,000 shares of common stock outstanding as of April 30, 2018.

Unless other indicated, the address of each beneficial owner listed below is c/o OBITX, Inc., 4720 Salisbury Road, Jacksonville, Florida 32256.

Title of Class	Name and Address of Beneficial Owner	Shares Owned	Shares Exercisable within 60 days	Amount and nature of beneficial ownership	Percent of Class
Common	APO Holdings, LLC (1)	1,500,000	1,000,000	2,500,000	29.55%
Common	Paul Rosenberg (2)	3,000,000	500,000	3,500,000	41.37%
Common	Epic Industry Corp (3)	250,000	500,000	750,000	8.87%
Common	MCIG, Inc.	500,000	-	500,000	5.91%

(1) Michael Pollastro, a California resident, is the beneficial owner of APO Holdings, LLC, a Nevada limited liability company.

(2) Paul Rosenberg is the sole member of the Board of Directors. The total shares owned consists of 2,500,000 in the name of Paul Rosenberg and 500,000 shares in the name of Fintech Labs, LLC, a Delaware limited liability company in which Mr. Rosenberg is a beneficial owner and managing member.

(3) Michael Hawkins, our former CFO and Florida resident, is the sole beneficial owner of Epic Industry Corp, a Florida Corporation.

The following table indicates beneficial ownership of OBITX’s Series A Preferred stock, as of April 30, 2018, by:

•      Each person or entity is known by OBITX to beneficially own more than 5% of the outstanding shares of OBITX’s Series A Preferred stock;

•      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Percentage of beneficial ownership is based on 100,000 shares of Series A Preferred stock outstanding as of April 30, 2018.

Unless other indicated, the address of each beneficial owner listed below is c/o OBITX, Inc., 4720 Salisbury Road, Jacksonville, Florida 32256.

Title of Class	Name and Address of Beneficial Owner	Shares Owned	Shares Exercisable within 60 days	Amount and nature of beneficial ownership	Percent of Class
Series A Preferred	MCIG, Inc.	100,000	100,000	100,000	100.00%

The following table indicates security ownership of common stock owned by management as of February 7, 2018, by:

•      Each executive officer and director of OBITX; and

•      All executive officers and directors of OBITX as a group.

Unless other indicated, the address of each beneficial owner listed below is c/o OBITX, Inc., 4720 Salisbury Road, Jacksonville, Florida 32256.

Title of Class	Name and Address of Beneficial Owner	Shares Owned	Shares Exercisable within 60 days	Amount and nature of beneficial ownership	Percent of Class
Common	Paul Rosenberg	3,000,000	500,000	3,500,000	41.37%
Common	Alex Mardikian	50,000	250,000	300,000	3.55%
Common	Brandy Craig	50,000	250,000	300,000	3.55%
Common	All officers and directors as a group	3,100,000	1,000,000	4,100,000	48.46%

  SELLING SHAREHOLDERS

The shares of Common Stock being offered by the Selling Shareholders are the Resale Shares (i) issuable upon exercise of the warrants, and (ii) the 2,500,000 shares issued to investors.  In addition to the Resale Shares, the shares of common stock being offered by MCIG as the Distribution Shares will be issued one share for every 100 shares of MCIG stock owned.  We are registering the shares of Common Stock in order to permit the Selling Shareholders, whether the owner of Resale Shares or Distribution Shares, to offer the shares for resale from time to time.

All expenses incurred with respect to the registration of the Common Stock will be paid by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the Selling Shareholders in connection with the sale of the Resale Shares.

The Selling Shareholders named below may from the time-to-time offer and sell pursuant to this prospectus up to 5,902,811 Resale Shares.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Shareholders.

The second column lists the number of shares of Common Stock beneficially owned by each selling shareholder, based on its ownership of the shares of Common Stock, as of April 30, 2018. This table is prepared solely based on information supplied to us by the Selling Shareholders and any public documents filed with the SEC.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Shareholders.

The fourth column assumes the sale of all of the Resale Shares offered by the Selling Shareholders and Distributed Shares by MCIG to MCIG shareholders pursuant to this prospectus.

We do not know how long the Selling Shareholders will hold the shares before selling them or how many shares they will sell, and we currently have no agreements, arrangements or understandings with any of the Selling Shareholders regarding the sale of any of the Resale Shares.

None of the Selling Shareholders is a broker-dealer or an affiliate of a broker-dealer. See “Plan of Distribution” for additional information about the Selling Shareholders and the manner in which the Selling Shareholders may dispose of their shares. Beneficial ownership has been determined in accordance with the rules of the SEC, and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shares voting or investment power of that security, and includes an option that is currently exercisable or exercisable within 60 days. Our registration of these securities does not necessarily mean that the Selling Shareholders will sell any or all of the securities covered by this prospectus.

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Name of Shareholder		Number of Shares of Common Stock Owned Prior to Offering	Number of Shares of Underlying Common Stock for Warrants	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (1)	Number of Shares of Common Stock Owned After Offering(2)	Percentage of Common Stock Beneficially Owned After Offering
Selling Shareholders
APO Holdings, LLC	3	1,500,000	1,000,000	2,500,000	-	0.00%
Paul Rosenberg	4	3,000,000	500,000	1,500,000	2,000,000	17.73%
Epic Industry, LLC	5	250,000	500,000	500,000	250,000	2.96%
Carl G. Hawkins	6	50,000	250,000	250,000	50,000	0.59%
Alex Mardikian	7	50,000	250,000	250,000	50,000	0.59%
Brandy Craig	8	50,000	250,000	250,000	50,000	0.59%
Andrus Nomm		50,000	250,000	250,000	50,000	0.59%
Total		4,950,000	3,000,000	5,500,000	2,450,000
Distributed Shares
MCIG		510,000	-	402,811	107,189	1.27%
Total Shares		5,460,000	3,000,000	5,902,811	2,557,189

(1)	The maximum number of shares of common stock to be sold assumes all warrants are exercised.
(2) (3) (4) (5) (6) (7) (8)

The number of shares of common stock owned after the offering assumes that all warrants are exercised and subsequently sold.

On November 1, 2017 APO Holding, LLC became a shareholder with greater than 10% ownership.

Paul Rosenberg has served as a member of the Company’s Board of Directors since inception.

Epic Industry, LLC is owned by Michael Hawkins who served as the Company’s CFO through October 31, 2017.

Carl G. Hawkins serves as the Company’s corporate counsel.

Alex Mardikian has served as the Company’s CEO since inception.

Brandy Craig has served as the Company’s CFO since November 1, 2017.

DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of the Company’s capital stock.

Authorized Capital Stock

The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, par value $.0001 per share, (the "Common Stock"), of which there are 5,460,000 issued and outstanding. The following summarizes the important provisions of the Company’s capital stock.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, and payments in full of all Series A Preferred Stock, Series B Preferred, and Blank Check Preferred Stock.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Authorized Preferred Stock

The Company has a Series A Preferred Stock, a Series B Preferred Stock and Blank Check Preferred Stock.

The authorized Series A Preferred Stock consists of 1,000,000 shares of Series A Preferred Stock, par value $0.0001 per share, (the “Series A Preferred Stock”), of which there are 100,000 shares issued and outstanding.

The authorized Series B Preferred Stock consists of 1,500,000 shares of Series B Preferred Stock, par value $0.0001 per share, (the “Series B Preferred Stock”), of which there are none issued and outstanding.

The authorized Blank Check Preferred Stock consists of 100,000,000 shares of Blank Check Preferred Stock, par value $0.0001 per share, (the “Blank Check Preferred Stock”), of which there are none issued and outstanding.

Series A Preferred Stock

Holders of shares of Series A Preferred Stock are entitled to one thousand (1,000) votes for each share on all matters to be voted on by the stockholders. Holders of Series A Preferred Stock do not have cumulative voting rights. Holders of Series A Preferred Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the Series A Preferred Stock holders are entitled to share pro rata all assets remaining after payment in full of all liabilities and any security with seniority over the Series A Preferred Stock.

Holders of Series A Preferred Stock have no preemptive rights to purchase the Company’s Series A Preferred Stock. There are no conversion or redemption rights or sinking fund provisions with respect to the Series A Preferred Stock.

Holders of the Series A Preferred Stock may convert into common shares, where one Series A Preferred Stock is converted into 50 shares of Common Stock.

Series B Preferred Stock

Each share of Series B Preferred Stock entitles the holder to one hundred (100) votes for each share on all matters to be voted on by the stockholders. Holders of Series B Preferred Stock do not have cumulative voting rights. Holders of Series B Preferred Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the Series B Preferred Stock holders are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of Series B Preferred Stock have no preemptive rights to purchase the Company’s Series B Preferred Stock. There are no conversion or redemption rights or sinking fund provisions with respect to the Series B Preferred Stock.

Blank Check Preferred Stock

The Blank Check Preferred Stock is reserved for issuance by the Board of Directors, with the terms and conditions to be set by the Board.

LEGAL MATTERS

The Law Office of Thomas G. Amon will render a legal opinion as to the validity of the shares of the common stock to be registered hereby.

EXPERTS

The financial statements of OBITX, Inc. at January 31, 2018, have been audited by Weinstein & Company, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 with respect to this offering of our common stock. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract, agreement or other document are summaries of the material terms of that contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed or incorporated by reference as an exhibit to the registration statement, reference is made to the exhibits for a complete description of the matter involved. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may be obtained by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's website is http://www.sec.gov.

We intend to file periodic reports and other information with the SEC. Such periodic reports and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at http://www.izea.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information and other content contained on our website are not part of the prospectus.

56

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of OBITX Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of OBITX Inc. ("the Company") as of January 31, 2018 and the related statements of operations, changes in stockholders' deficit and cash flows, for each of the periods ended January 31, 2018, and the related notes and schedules (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2018, and the results of its operations and its cash flows for each of the periods ended January 31, 2018, in conformity with generally accepted accounting principles in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

Weinstein

/s/ Weinstein & Co. C.P.A. (Isr)

We have served as the Company's auditor since 2017.

Jerusalem, Israel

July 9, 2018

F-1

OBITX, Inc
Balance Sheets Period from Inception (March 30, 2017) to January 31, 2018

ASSETS

January 31, 2018
Current Assets
Cash and cash equivalents	$ 16,350
Accounts receivable, net	1,469,986
Total current assets	1,486,336
Property, plant and equipment, net	3,227,767
Intangible assets, net	4,091
Total assets	$ 4,718,194
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	62,200
Total Current Liabilities	62,200
Non-Current Liabilities
Due to related party	523,878
Total Non-Current Liabilities	523,878
Total liabilities	586,078
Stockholders' equity
Preferred stock, $0.0001 par value; 100,000 shares authorized;	10
100,000 shares issued and outstanding, as
of January 31, 2018.

Preferred stock - APIC	$ 2,766,625
Common stock, $0.0001 par value, voting; 5,460,000 shares	546
authorized; 5,460,000 shares issued, and
outstanding, as of January 31, 2018.
Common Stock - APIC	676,200
Accumulated Earnings	688,735
Total stockholders' equity	4,132,116
Total liabilities and stockholders' equity	4,718,194

See accompanying notes to audited financial statements.

F-2

OBITX
Statements of Operations Period from Inception (March 30, 2017) to January 31, 2018

For the year ended
January 31,
2018

Sales	$ 1,342,056
Computer Lease	11,238
Cost of Services	221,612
Depreciation Expense	199,455
Freight and Shipping Costs	202
Software Maintenance	51,536
Total Cost of Sales	484,042
Gross Profit	858,014
Selling, general, and administrative	26,902
Professional fees	8,484
Marketing & advertising	5,198
Payroll	55,195
Consultant fees	73,500
Total operating expenses	169,279
Income from operations	688,735
Net income	$ 688,735

Basic and diluted (Loss) per share:
Income(Loss) per share from continuing operations	0.616
Income(Loss) per share	0.616
Weighted average shares outstanding - basic and diluted	1,118,082

See accompanying notes to audited financial statements. F-3

OBITX, Inc.
Statement of Changes in Stockholders’ Equity Period from Inception (March 30, 2017) to January 31, 2018

					Additional	Additional		Total
	Common Stock		Preferred Stock		Paid-in	Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Capital - Preferred	Profits	Equity
Founders Stock	960,000	$ 96	-	$ -	$ -	$ -	$ -	$ 96
Stock issued for cash	4,000,000	$ 400			399,600	-	-	400,000
Stock issued for acquisition	500,000	$ 50	100,000	10	276,600	2,766,625	-	3,043,285
Net profit	-	-			-		688,735	688,735
Balance – January 31, 2018	5,460,000	$ 546	100,000	$ 10	$ 676,200	$ 2,766,625	$ 688,735	$4,132,116
See accompanying notes to audited financial statements. F-4

OBITX
Statements of Cash Flows Period from Inception (March 30, 2017) to January 31, 2018

For the Year Ended
January 31,
2018
Cash flows from operating activities:
Net (Loss)	$ 688,735
Adjustments to reconcile net loss to net
Cash provided by (used in) operating activities:
Depreciation and amortization	199,455
Decrease (Increase) in:
Accounts receivable, net	(1,469,986)
Accounts payable and accrued expenses	62,200
Total adjustment to reconcile net income to net cash	(1,208,331)
Net cash provided In operating activities	(519,596)
Cash flows from investing activities:
Increase (Decrease) in:
Acquisition of property, plant and equipment	(3,427,222)
Acquisition of intangible assets	(4,091)
Net cash received in investing activities	(3,431,313)
Cash Flows from Financing Activities:
Borrowing from related party	523,878
Proceeds from Issuance of Stock, Net	3,443,381
Net Cash Provided By (Used in) Financing Activities	3,967,259
Net Change in Cash	16,350
Cash at Beginning of Year	-
Cash at End of Period	$ 16,350

See accompanying notes to audited financial statements. F-5

OBITX, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1. Organization and Basis of Presentation

The accompanying audited financial statements of OBITX, Inc., (the “Company”, “we”, “our”), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”).

Basis of Presentation

The accompanying financial statements include the accounts of the Company and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

Description of Business

The Company was incorporated in the State of Delaware on March 30, 2017 originally under the name GigeTech, Inc. On October 31, 2017 the Company changed its name to OBITX, Inc., and updated its Articles of Incorporation through unanimous consent of its shareholder, MCIG.  The Company is headquartered in Jacksonville, Florida.

The Company’s primary NAICS CODE is 519130, Internet publishing and broadcasting and web search portals.  We publish and generate textual, audio, and/or video content on the Internet, and operate web sites that use a search engine to generate and maintain extensive databases of internet addresses and content.

The Company earns revenue through social media advertising, fees, and services. Under its plan, the Company developed its white label software solution for MCIG under the 420 Cloud brand in support of the cannabis industry.  The company has expanded its services and solutions in software development and internet advertising and promotion into the social media industries of entertainment, business administration, blockchain technologies, and social media.[1]

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The most significant estimates include: revenue recognition; sales returns and other allowances; allowance for doubtful accounts; valuation of inventory; valuation and recoverability of long-lived assets; property and equipment; contingencies; and income taxes.

On a regular basis, management reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Revenue Recognition Policies

Our revenue is derived from the subscription, non-software related hosted services, term-based and perpetual licensing of software products, associated software maintenance and support plans, consulting services, training, and technical support. Most of our customer arrangements involve multiple solutions and various license rights, bundled with post-contract customer support and other meaningful rights that together provide a complete end-to-end solution to the customer.

We recognize revenue when all four revenue recognition criteria have been met: persuasive evidence of an arrangement exists, we have delivered the product or performed the service, the fee is fixed or determinable and collection is probable. Determining whether and when some of these criteria have been satisfied often involves assumptions and judgments that can have a significant impact on the timing and amount of revenue we report.

Multiple Element Arrangements

We enter into multiple element revenue arrangements in which a customer may purchase a combination of software, upgrades, maintenance and support, hosted services, and consulting.

For our software and software-related multiple element arrangements, we must: (1) determine whether and when each element has been delivered; (2) determine whether undelivered products or services are essential to the functionality of the delivered products and services; (3) determine the fair value of each undelivered element using vendor-specific objective evidence (“VSOE”); and (4) allocate the total price among the various elements. VSOE of fair value is used to allocate a portion of the price to the undelivered elements and the residual method is used to allocate the remaining portion to the delivered elements. Absent VSOE, revenue is deferred until the earlier of the point at which VSOE of fair value exists for any undelivered element or until all elements of the arrangement have been delivered. However, if the only undelivered element is maintenance and support, the entire arrangement fee is recognized ratably over the performance period. Changes in assumptions or judgments or changes to the elements in a software arrangement could cause a material increase or decrease in the amount of revenue that we report in a particular period.

We determine VSOE for each element based on historical stand-alone sales to third parties or from the stated renewal rate for the elements contained in the initial arrangement. In determining VSOE, we require that a substantial majority of the selling prices for a product or service fall within a reasonably narrow pricing range.

We have established VSOE for our software maintenance and support services, custom software development services, consulting services and training, when such services are sold optionally with software licenses.

For multiple-element arrangements containing our non-software services, we must: (1) determine whether and when each element has been delivered; (2) determine the fair value of each element using the selling price hierarchy of VSOE of selling price, third-party evidence (“TPE”) of selling price or best-estimated selling price (“BESP”), as applicable; and (3) allocate the total price among the various elements based on the relative selling price method.

For multiple-element arrangements that contain both software and non-software elements, we allocate revenue to software or software-related elements as a group and any non-software elements separately based on the selling price hierarchy. We determine the selling price for each deliverable using VSOE of selling price, if it exists, or TPE of selling price. If neither VSOE nor TPE of selling price exist for a deliverable, we use BESP. Once revenue is allocated to software or software-related elements as a group, we recognize revenue in conformance with software revenue accounting guidance. Revenue is recognized when revenue recognition criteria are met for each element.

We are generally unable to establish VSOE or TPE for non-software elements and as such, we use BESP. BESP is generally used for offerings that are not typically sold on a stand-alone basis or for new or highly customized offerings. We determine BESP for a product or service by considering multiple factors including, but not limited to major product groupings, geographies, market conditions, competitive landscape, internal costs, gross margin objectives and pricing practices. Pricing practices taken into consideration include historic contractually stated prices, volume discounts where applicable and our price lists. We must estimate certain royalty revenue amounts due to the timing of securing information from our customers. While we believe we can make reliable estimates regarding these matters, these estimates are inherently subjective. Accordingly, our assumptions and judgments regarding future products and services as well as our estimates of royalty revenue could differ from actual events, thus materially impacting our financial position and results of operations.

Subscription and Services and Support Revenue

We recognize revenue for hosted services that are priced based on a committed number of transactions; ratably beginning on the date the services associated with the committed transactions are first made available to the customer and continuing through the end of the contractual service term. Over-usage fees, and fees billed based on the actual number of transactions from which we capture data, are billed in accordance with contract terms as these fees are incurred. We record amounts that have been invoiced in accounts receivable and in deferred revenue or revenue, depending on whether all revenue recognition criteria have been met.

Our services and support revenue are composed of consulting, training, and maintenance and support, primarily related to the licensing of our enterprise, mobile and device products and solutions. Our support revenue also includes technical support and developer support to partners and developer organizations.

Our consulting revenue is recognized using a time and materials basis and is measured monthly based on input measures, such as hours incurred to date, with consideration given to output measures, such as contract milestones when applicable.

Our maintenance and support offerings; which entitle customers to receive product upgrades and enhancements on a when and if available basis or technical support, depending on the offering; are recognized ratably over the performance period of the arrangement.

Our software subscription offerings; which may include product upgrades and enhancements on a when and if available basis, hosted services, and online storage; are generally offered to our customers over a specified period of time and we recognize revenue associated with these arrangements ratably over the subscription period.

Research and Development

Research and Development Expenditure on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, is recognized in profit or loss as an expense as incurred.

Expenditure on development activities, whereby research findings are applied to a plan or design for the production of new or substantially improved products and processes, is capitalized only if the product or process is technically and commercially feasible, if development costs can be measured reliably, if future economic benefits are probable, if the Company intends to use or sell the asset and the Company intends and has sufficient resources to complete development. For the period ended January 31, 2018, the Company has recognized $82,807 as a capital asset.

Concentration of Credit Risk and Significant Customers

Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of temporary cash investments and accounts receivable.  The Company places its temporary cash investments with financial institutions insured by the FDIC.

Concentrations of credit risk with respect to trade receivables and commodities are limited due to the diverse group of customers to whom the Company provides services to. The Company establishes an allowance for doubtful accounts when events and circumstances regarding the collectability of its receivables or the selling of its commodities warrant based upon factors such as the credit risk of specific customers, historical trends, other information and past bad debt history. The outstanding balances are stated net of an allowance for doubtful accounts.

For the period ended January 31, 2018, sales to the Company’s primary customer, Render Payment, LLC accounted for approximately 93% of revenues and 95% of accounts receivable.

Cost of Goods Sold

The Company recognizes the direct cost of purchasing product for sale, including freight-in and packaging, as cost of goods sold in the accompanying statement of operations.

Cost of Revenue

Cost of revenue includes: manufacturing and distribution costs for products sold and programs licensed; operating costs related to product support service centers and product distribution centers; costs incurred to include software on PCs sold by OEMs, to drive traffic to our websites and products, and to acquire online advertising space; costs incurred to support and maintain Internet-based products and services, including data center costs and royalties; warranty costs; inventory valuation adjustments; costs associated with the delivery of consulting services; and the amortization of capitalized software development costs. Capitalized software development costs are amortized over the estimated lives of the products.

Cash and Cash Equivalents

The Company includes in cash and cash equivalents all short-term, highly liquid investments that mature within three months of the date of purchase. Cash equivalents consist principally of investments in interest-bearing demand deposit accounts and liquidity funds with financial institutions and are stated at cost, which approximates fair value. For cash management purposes, the company concentrates its cash holdings in an account at Bank of America. The Company had no cash equivalents at January 31, 2018, or 2017.

Property, Plant, and Equipment

Property, plant, and equipment (“PPE”) are stated at cost less accumulated depreciation and amortization.  Expenditures for maintenance and repairs are charged to expense as incurred.  Additions, improvements and major replacements that extend the life of the asset are capitalized.

Depreciation and amortization are recorded using the straight-line method over the estimated useful lives of depreciable assets, which are generally three to five periods.

The Company classifies its software under the Financial Accounting Standards Advisory Board (FASAB) Statement of Federal Financial Accounting Standards (SFFAS) No. 10, Accounting for Internal Use Software, and the Governmental Accounting Standards Board (GASB) Statement No. 42, Accounting of Costs of Computer Software Developed or Obtained for Internal Use. When software is used in providing goods and services it is classified as PPE.  The Company considers its proprietary software as a major part of the Company’s operations that are intended to provide profits.

Accounts Receivable

The Company’s accounts receivable are trade accounts receivable.  The Company recognized $0 as an uncollectable reserve for the periods ending January 31, 2018.

Advertising Costs and Expense

The advertising costs are expensed as incurred. During the periods ended January 31, 2018, the advertising costs were $5,198.

Foreign Currency Translation

The Company’s functional currency and its reporting currency is the United States Dollar.

Financial Instruments

The carrying amounts reflected in the balance sheets for cash, accounts receivable, accounts payable and accrued expenses approximate the respective fair values due to the short maturities of these items. The Company does not hold any investments that are available-for-sale.

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1—Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2—Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3—Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

The Company does not have any assets or liabilities that are required to be measured and recorded at fair value on a recurring basis.

Income Taxes

In accordance with SAB Topic 1: Financial Statements, Subsidiary’s or Division’s Separate Financial Statements and Segments, income taxes are consolidated with MCIG, the controlling entity of the Company.  The following table reflects the tax implications should the Company not consolidate with MCIG. The proforma tax expense is based on the 2017 corporate tax rate of 34%.

OBITX
Proforma Statements of Operations
Period from Inception (March 30, 2017) to January 31, 2018

For the year ended
January 31,
2018

Sales	$ 1,342,056
Computer Lease	11,238
Cost of Services	221,612
Depreciation Expense	199,455
Freight and Shipping Costs	202
Software Maintenance	51,536
Total Cost of Sales	484,042
Gross Profit	858,014
Selling, general, and administrative	26,902
Professional fees	8,484
Marketing & advertising	5,198
Payroll	55,195
Consultant fees	73,500
Total operating expenses	169,279
Net Income from operations (before taxes)	688,735
Income Taxes - Current	(234,170)
Net income (after taxes)	454,565
Gain (loss) attributable to non-controlling interest
Net income (loss) attributable to controlling interest	$ 454,565
Basic and diluted (Loss) per share:
Income per share from continuing operations	0.4066
Income per share	0.4066
Weighted average shares outstanding - basic and diluted	1,118,082

See accompanying notes to unaudited financial statements.

F-9

Basic and Diluted Net Earnings (Loss) Per Share

The Company follows ASC Topic 260 – Earnings Per Share, and FASB 2015-06, Earnings Per Share to account for earnings per share.  Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted earnings per share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.  During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Basic net earnings (loss) per common share are computed by dividing the net earnings (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share are computed using the weighted average number of common and dilutive common stock equivalent shares outstanding during the period. Dilutive common stock equivalent shares consist of Series A convertible preferred stock, convertible debentures, stock options and warrant common stock equivalent shares.

Concentration of Credit Risk

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash and trade receivables.  Concentrations of credit risk with respect to trade receivables are limited due to the clients that comprise our customer base and their dispersion across different business and geographic areas.  We estimate and maintain an allowance for potentially uncollectible accounts and such estimates have historically been within management's expectations.

Our cash balances are maintained in accounts held by major banks and financial institutions located in the United States.  The Company may occasionally maintain amounts on deposit with a financial institution that are in excess of the federally insured limit of $250,000.  The risk is managed by maintaining all deposits in high-quality financial institutions. The Company had $0 in excess of federally insured limits on January 31, 2018.

Commitments and Contingencies

The Company reports and accounts for its commitments and contingencies in accordance with ASC 440 – Commitments and ASC 450 – Contingencies.  We recognize a loss on a contingency when it is probable a loss will incur and that the amount of the loss can be reasonably estimated.  As of January 31, 2018, the Company recognized $0 as a loss on contingencies.

Recent Accounting Pronouncements

The Company evaluated all recent accounting pronouncements issued and determined that the adoption of these pronouncements would not have a material effect on the financial position, results of operations, or cash flows of the Company.

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09), which amends the existing accounting standards for revenue recognition. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of ASU 2014-09 by one year. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. In March 2016, the FASB issued Accounting Standards Update No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) (ASU 2016-08) which clarifies the implementation guidance on principal versus agent considerations. The guidance includes indicators to assist an entity in determining whether it controls a specified good or service before it is transferred to the customers. The new standard further requires new disclosures about contracts with customers, including the significant judgments the company has made when applying the guidance. We will adopt the new standard effective February 1, 2018, using the modified retrospective transition method. We finalized our analysis and the adoption of this guidance will not have a material impact on our financial statements and our internal controls over financial reporting.

In June 2014, the FASB issued ASU No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has adopted this standard and will not report inception-to-date information.

In August 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-15, “Presentation of Financial Statements—Going Concern: Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” ASU 2014-15, which is effective for annual reporting periods ending after December 15, 2015, extends the responsibility for performing the going-concern assessment to management and contains guidance on how to perform a going-concern assessment and when going-concern disclosures would be required under GAAP.

We do not anticipate that the adoption of ASU 2014-15 will have a material impact on our financial condition or results from operations. Management’s evaluations regarding the events and conditions that raise substantial doubt regarding our ability to continue as a going concern as discussed in the notes to our financial statements included elsewhere.

We have implemented all other new accounting pronouncements that are in effect and that may impact our financial statements and we do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

Note 3. Going Concern

The Company's financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. Because the business is new and has a limited history, no certainty of continuation can be stated. The accompanying financial statements for the periods ended January 31, 2018, has been prepared to assume that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has negative cash flow but has recognized a substantial gain in October 2017, due in large part to the services provided to a single customer, Render Payment, LLC. There are no assurances the Company will generate a profit or obtain positive cash flow.  The Company has sustained its solvency through the support of its single shareholder, MCIG, which raise substantial doubt about its ability to continue as a going concern.

Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months. Management has devoted a significant amount of time to the raising of capital from additional debt and equity financing. However, the Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue. There are no assurances the Company will receive the necessary funding or generate the revenue necessary to fund operations. The financial statements contain no adjustments for the outcome of this uncertainty.

Note 4. Property, Plant and Equipment

In a major transaction, the Company acquired the 420 Cloud software environment which includes, 420 Cloud mobile, 420 Cloud browser, 420 Cloud API, WhoDab, BangPunch, 420 single sign-on mobile wallet, 420 job search, Weedistry, Ehesive, 420 cue, 420 wise guy, and Palm weed.  While some of the software applications are currently in use, others are still under development.  The Company launched its 420 cloud software service on April 20, 2017. The company also purchased 25 digital currency ATMs in December 2017 that are currently under construction and will begin depreciating as soon as they go into production.

The following is a detail of equipment at January 31, 2018:

Property, Plant, and Equipment
For the year ending January 31,
2018
420 Cloud	$3,127,251
Machinery & Equipment	299,970
Total acquisition cost	3,427,221
Accumulated depreciation	199,455
Total property, plant, and equipment	$3,227,767

Depreciation expense on property, plant and equipment was $199,454.50 for the period ended January 31, 2018.

Note 5. Related Parties and Related Party Transactions

Related Parties

The following individuals/entities have been identified as related parties in accordance with the guidelines of ASC 850 – Related Party Disclosures:

Related Parties
Name/Entity	Position	Became	Ended
Paul Rosenberg	Director	Inception	Current
Michael Hawkins	CFO	Inception	October 31, 2017
Alex Mardikian	CEO	Inception	Current
Brandy Craig	CFO	November 1, 2017	Current
Carl G Hawkins	Corporate Counsel	September 22, 2017	Current
MCIG, Inc.	Greater than 10% Owner	Inception	Current

F-11

Related Party Transactions

On March 31, 2017, MCIG entered into a purchase agreement with APO Holdings, LLC to acquire the 420 Cloud Software Network (see Note 7 – Acquisitions).  MCIG acquired the assets and assigned them to OBITX.  The cost of the asset was recorded as an intercompany transfer.  OBITX has utilized the acquired assets of the 420 Cloud Network for its base of operations.

On November 1, 2017, the company assigned all rights and obligations to the 420 Cloud Software Network to OBITX in exchange for 100,000 shares of Series A Preferred Stock and 500,000 shares of OBITX common stock.  The cost basis of the Assets at the time of transfer was $3,043,285.  MCIG conducted an independent review of the Assets in August 2017.  The independent review stated that no impairment was needed and that the assets had a fair market value in excess of the current cost basis.

On March 31, 2017 MCIG acquired 10,000 shares of OBITX common shares representing 100% ownership at the time.

On August 1, 2017, the Company entered into a contract with MCIG for hosting and email services.  In addition, the Company will provide additional marketing services for MCIG and other internet based activities as mutually agreed upon.  Under terms of the agreement, MCIG is to pay $2,000 per month for a period of 12 months.  All additional services not identified are billed at an hourly rate of $150 per hour.

On September 13, 2017, the company entered into an agreement to provide social media and other advertising services to Render Payment, LLC.  The contract calls for the payment of $1,250,000 for services rendered with a 90 day payment term.  Michael Hawkins, the former Chief Financial Officer, is a non-controlling member with greater than 10% ownership in Render Payment, LLC.

On November 1, 2017 the Company entered into separate agreements with Alex Mardikian, Brandy Craig, and Carl G Hawkins (“Company Officers”), and Paul Rosenberg (“Company Director”). The Company Officers and Company Director agreements were for an initial 90 day period. Mr. Mardikian has been the CEO of OBITX since inception and has served as MCIG’s Chief Marketing Officer. Mrs. Craig is a CPA who has agreed to be the Interim CFO. Mr. Hawkins was appointed as corporate counsel for MCIG and/or its subsidiaries since September 23, 2017.  Each agreement calls for a numerical amount in monthly payments, which may be converted into common stock of OBITX, and a warrant to acquire shares through a vesting schedule. In addition, each individual was authorized to acquire certain shares with registration rights.

The Company entered a Line of Credit with MCIG, for up to $500,000 in funding on November 1, 2016.  The Line of Credit will terminate on April 30, 2019.  It was given at a 0% interest rate and is payable upon termination date with the option to convert the agreement into equity at a 15% discount to the then current market rate. Since inception, the Company had various transactions in which MCIG paid expenses on behalf of the Company. As of January 31, 2018, the Company borrowed $3,567,163 from MCIG. $3,043,285 of which represents the 420 Cloud Software Network that was exchanged for 100,000 shares of Series A Preferred Stock and 500,000 shares of OBITX common stock on November 1, 2017. As of January 31, 2018, the amount outstanding on the Line of Credit with MCIG is $523,878. The Line of Credit was increased to $1,000,000 on January 1, 2018.

On November 1, 2017, the company issued five-year warrants for the purchase of a combined total of 3,000,000 common shares to seven individuals/entities at the purchase price of $1.00 per share.

On November 1, 2017, the Company entered into a consulting agreement with Alex Mardikian, the Chief Executive Officer. The agreements call for $7,000 per month for a period of one year. The payments may be booked as a note due, which may be converted into shares of the company at a then-current price per share.  The Company and consultant may elect to convert a portion of this into equity of the company.  In addition, each consultant was authorized to purchase 50,000 shares of common stock at par value ($0.0001 per share) through a warrant, which was subsequently exercised, and each consultant was issued a seven-year warrant to acquire 250,000 shares of the Company Stock at $1.00 per share or at the opening price on a federally regulated exchange service, whichever is less.

On November 1, 2017, the Company entered into a consulting agreement with Brandy Craig, the Chief Financial Officer. The agreements call for $3,500 per month for a period of one year. The payments may be booked as a note due, which may be converted into shares of the company at a then-current price per share.  The Company and consultant may elect to convert a portion of this into equity of the company.  In addition, each consultant was authorized to purchase 50,000 shares of common stock at par value ($0.0001 per share) through a warrant, which was subsequently exercised, and each consultant was issued a seven-year warrant to acquire 250,000 shares of the Company Stock at $1.00 per share or at the opening price on a federally regulated exchange service, whichever is less.

On November 1, 2017, the Company entered into a consulting agreement with the Law Offices of Carl G. Hawkins to serve as corporate counsel. The agreement calls for a one-time payment of $5,000 plus $150 per hour for legal services. The payments may be booked as a note due, which may be converted into shares of the company at a then-current price per share.  The Company and counsel may elect to convert a portion of this into equity of the company.  In addition, counsel was authorized to purchase 50,000 shares of common stock at par value ($0.0001 per share) through a warrant, which was subsequently exercised, and counsel was issued a seven-year warrant to acquire 250,000 shares of the Company Stock at $1.00 per share or at the opening price on a federally regulated exchange service, whichever is less.

On November 1, 2017 Alex Mardikian, the company’s Chief Executive Officer, purchased 50,000 shares of common stock for $5.00.

On November 1, 2017 Brandy Craig, the company’s Chief Financial Officer, purchased 50,000 shares of common stock for $5.00.

On November 1, 2017 Carl G. Hawkins, the company’s Corporate Counsel, purchased 50,000 shares of common stock for $5.00.

On November 1, 2017 Paul Rosenberg, the company’s Director, purchased 500,000 shares of common stock for $50.00.

On November 1, 2017 Epic Industry Corp, a wholly owned company of MCIG’s Chief Financial Officer, Michael Hawkins, purchased 250,000 shares of common stock for $25.

On November 1, 2017 Paul Rosenberg entered into an agreement with the company to purchase up to 5,000,000 shares of common stock at the price of $0.10 per share.  As of the time of this filing Mr. Rosenberg has purchased 2,500,000 for $250,000.

On November 1, 2017 APO Holdings, LLC purchased 1,500,000 shares of common stock with certain registration rights for $150,000

Note 6. Commitments and Contingencies

The Company entered into a commitment for its corporate offices on October 30, 2017.  The commitment is for a period of twelve (12) months at the rate of $69 per month.  The Company may utilize additional space on an as needed basis at an hourly or daily rate.

Note 7. Acquisitions

On March 31, 2017, MCIG acquired software code for a cloud-based social media platform to be known as 420Cloud, which was assigned to OBITX. The Company considers the acquisition of 420Cloud as a purchase of an asset, not a business.  In this particular acquisition, the Company acquired software code and supporting functions for five different software packages that had not been finalized, marketed, and launched at the time of acquisition.  The Company expects to continue to expend a significant amount of time and capital to further develop the software.

At the time of acquisition, the assets have no operational income and could not generate revenue without major consideration and effort by the Company. The following table summarizes the estimated fair values of the assets acquired and their accounting classifications, at the date of acquisition.  We assumed the liability and responsibility to complete the software as it was designed for with the intent to market.

420Cloud Accounting Classifications
Software - 420 Cloud - Mobile	$677,389
Software - 420 Cloud – Browser	315,709
Software – 420 Cloud API	90,116
Software - Whodab	67,587
Software - Ehesive	450,882
Software – 420 Cloud – Single Sign On	450,882
Software – 420 Job Search	135,173
Software – Weedistry	45,058
Software – Marketaro	112,644
Software – 420 Cue	450,882
Software – 420 Wise Guy	225,593
Software – Palm Weed	22,529
Total assets acquired	$3,044,444
Due to Shareholder – MCIG, Inc.	$3,044,444

Note 8. Stockholders’ Equity

Common Stock

As of January 31, 2018, the Company was authorized to issue 5,460,000 common shares at a par value of $0.0001.  As of January 31, 2018, the Company had issued and outstanding, 5,460,000 common shares.  The shares were issued per the below table:

Common Stock	Shares	Par Value	APIC
Alex Mardikian	50,000	$ 5	$ -
Brandy Craig	50,000	5	-
Carl G. Hawkins	50,000	5	-
Andrus	50,000	5	-
Epic Industry Corp	250,000	25	-
Paul Rosenberg	500,000	50	-
Paul Rosenberg	2,500,000	250	249,750
APO Holdings, LLC	1,500,000	150	149,850
MCIG	10,000	1	-
MCIG	500,000	50	276,600
Total	5,460,000	$ 546	$ 676,200

As of January 31, 2018, the company was authorized to issue 100,000 Series A Preferred shares at a par value of $10. The Series A Preferred shares were given to MCIG in exchange for the Software acquisition.

Series A Preferred	Shares	Par Value	APIC
MCIG	100,000	10	2,766,625
Total	100,000	10	2,766,625

Note 9. Basic Income per Share before Non-Controlling Interest

Basic Income Per Share - The computation of basic and diluted loss per common share is based on the weighted average number of shares outstanding during each period.

Basic Income Per share
Period Ending January 31,
2018
Net income	688,735
Basic income per share	$00.12
Basic weighted average number of shares outstanding	1,118,082

The computation of basic loss per common share is based on the weighted average number of shares outstanding during the period.

Note 10.  Warrants

On November 1, 2017 the Company issued 7 warrants to officers, directors, and investors for the purchase of up to 3,000,000 shares of common stock at $1.00 per share.   The warrants expire on November 1, 2022 at 5:00 PM Eastern Standard Time.  The warrants contain participation rights to any registration statement filed by the Company. The Holder shall not be entitled to exercise their Warrant when the number of shares exercised by the Warrant Holder would cause the Holder to exceed 4.99% of the total outstanding common stock.

A summary of warrant activity for period ended January 31, 2018 is as follows:

		Weighted
		Average
		Conversion
	Shares	Price

Warrants outstanding at February 28, 2017	-	$-

Exercised	-	$-
Granted	3,000,000	$1.00
Warrants outstanding at January 31, 2018	3,000,000	$1.00

Note 11. Subsequent Events There were no reportable subsequent events. F-14

71

OBITX, Inc.
Balance Sheets
(unaudited)

ASSETS
	For the 3 months ended
	April 30,
	2018	2017
Current Assets
Cash and cash equivalents	$ 8,916.00	$ 21,941.00
Accounts receivable, net	1,423,196	-
Prepaid expenses	141	-
Total current assets	1,432,253	21,941
Property, plant and equipment, net	3,106,267	3,063,634
Intercompany Transfers	-	(3,076,465)
Intangible assets, net	6,417	-
Total assets	$ 4,544,937	$ 9,110

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$ 14,995	$ -
Due to related party	578,661	22,000
Other Current Liabilities	11,125	-
Total Current Liabilities	604,781	22,000
Total liabilities	604,781	22,000
Stockholders' equity
Preferred stock, $0.0001 par value; 100,000 shares authorized;	10	-
100,000 shares issued and outstanding, as
of January 31, 2018.
Preferred stock - APIC	$2,766,625	-
Common stock, $0.0001 par value, voting; 5,460,000 shares	546	1
authorized; 5,460,000 shares issued, and
outstanding, as of January 31, 2018.
Common Stock - APIC	676,200	-
Accumulated Earnings	$ 496,775	$ (12,891)
Total stockholders' equity	3,940,156	(12,890)
Total liabilities and stockholders' equity	$ 4,544,937	$ 9,110
See accompanying notes to unaudited financial statements. F-15

Statements of Operations
For the period ended April 30, 2018
(unaudited)
	For the 3 months ended
	April 30,
	2018	2017

Sales	$ 44,290	$ -
Computer Lease	4,526	-
Cost of Services	18,598	-
Depreciation Expense	121,499	-
Freight and Shipping Costs	-	-
Software Maintenance	30,625	1,046
Total Cost of Sales	175,248	1,046
Gross Profit	(130,958)	(1,046)
Selling, general, and administrative	5,155	444
Professional fees	623	-
Marketing & advertising	1,750	-
Payroll	11,975	11,400
Consultant fees	41,500	-
Total operating expenses	61,002	11,844
Income from operations	(191,960)	(12,891)
Net income	$ (191,960)	$ (12,891)

Basic and diluted (Loss) per share:
Income(Loss) per share from continuing operations	(0.0345)	(1.2891)
Income(Loss) per share	(0.0345)	(1.2891)
Weighted average shares outstanding - basic and diluted	5,560,000	10,000

See accompanying notes to unaudited financial statements. F-16

OBITX
Statements of Cash Flows
(unaudited)
	For the 3 months ended
	April 30,
	2018	2017
Cash flows from operating activities:
Net (Loss)	$ (191,960)	$ (12,891)
Adjustments to reconcile net loss to net
Cash provided by (used in) operating activities:
Depreciation and amortization	121,499	-
Decrease (Increase) in:
Accounts receivable, net	46,790	-
Prepaid Expenses	(141)	-
Accounts payable, accrued expenses and taxes payable	(36,080)	-
Total adjustment to reconcile net income to net cash	132,068	-
Net cash provided In operating activities	(59,892)	(12,891)

Cash flows from investing activities:
Increase (Decrease) in:
Acquisition of property, plant and equipment	-	(3,063,634)
Acquisition of intangible assets	(2,326)	-
Net cash received in investing activities	(2,326)	(3,063,634)
Cash Flows from Financing Activities:
Borrowing from related party	54,784	22,000
Intercompany Transfers		3,076,466
Proceeds from Issuance of Stock, Net	-	-
Net Cash Provided By (Used in) Financing Activities	54,784	3,098,466
Net Change in Cash	(7,434)	21,941
Cash at Beginning of Year	16,350	-
Cash at End of Period	$ 8,916	$ 21,941

See accompanying notes to unaudited financial statements. F-17

OBITX, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1. Organization and Basis of Presentation

The accompanying audited financial statements of OBITX, Inc., (the “Company”, “we”, “our”), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”).

Basis of Presentation

The accompanying financial statements include the accounts of the Company and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

Description of Business

The Company was incorporated in the State of Delaware on March 30, 2017 originally under the name GigeTech, Inc. On October 31, 2017 the Company changed its name to OBITX, Inc., and updated its Articles of Incorporation through unanimous consent of its shareholder, MCIG.  The Company is headquartered in Jacksonville, Florida.

The Company’s primary NAICS CODE is 519130, Internet publishing and broadcasting and web search portals.  We publish and generate textual, audio, and/or video content on the Internet, and operate web sites that use a search engine to generate and maintain extensive databases of internet addresses and content.

The Company earns revenue through social media advertising, fees, and services. Under its plan, the Company developed its white label software solution for MCIG under the 420 Cloud brand in support of the cannabis industry.  The company has expanded its services and solutions in software development and internet advertising and promotion into the social media industries of entertainment, business administration, blockchain technologies, and social media.[1]

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The most significant estimates include: revenue recognition; sales returns and other allowances; allowance for doubtful accounts; valuation of inventory; valuation and recoverability of long-lived assets; property and equipment; contingencies; and income taxes.

On a regular basis, management reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Revenue Recognition Policies

Our revenue is derived from the subscription, non-software related hosted services, term-based and perpetual licensing of software products, associated software maintenance and support plans, consulting services, training, and technical support. Most of our customer arrangements involve multiple solutions and various license rights, bundled with post-contract customer support and other meaningful rights that together provide a complete end-to-end solution to the customer.

We recognize revenue when all four revenue recognition criteria have been met: persuasive evidence of an arrangement exists, we have delivered the product or performed the service, the fee is fixed or determinable and collection is probable. Determining whether and when some of these criteria have been satisfied often involves assumptions and judgments that can have a significant impact on the timing and amount of revenue we report.

Multiple Element Arrangements

We enter into multiple element revenue arrangements in which a customer may purchase a combination of software, upgrades, maintenance and support, hosted services, and consulting.

For our software and software-related multiple element arrangements, we must: (1) determine whether and when each element has been delivered; (2) determine whether undelivered products or services are essential to the functionality of the delivered products and services; (3) determine the fair value of each undelivered element using vendor-specific objective evidence (“VSOE”); and (4) allocate the total price among the various elements. VSOE of fair value is used to allocate a portion of the price to the undelivered elements and the residual method is used to allocate the remaining portion to the delivered elements. Absent VSOE, revenue is deferred until the earlier of the point at which VSOE of fair value exists for any undelivered element or until all elements of the arrangement have been delivered. However, if the only undelivered element is maintenance and support, the entire arrangement fee is recognized ratably over the performance period. Changes in assumptions or judgments or changes to the elements in a software arrangement could cause a material increase or decrease in the amount of revenue that we report in a particular period.

We determine VSOE for each element based on historical stand-alone sales to third parties or from the stated renewal rate for the elements contained in the initial arrangement. In determining VSOE, we require that a substantial majority of the selling prices for a product or service fall within a reasonably narrow pricing range.

We have established VSOE for our software maintenance and support services, custom software development services, consulting services and training, when such services are sold optionally with software licenses.

For multiple-element arrangements containing our non-software services, we must: (1) determine whether and when each element has been delivered; (2) determine the fair value of each element using the selling price hierarchy of VSOE of selling price, third-party evidence (“TPE”) of selling price or best-estimated selling price (“BESP”), as applicable; and (3) allocate the total price among the various elements based on the relative selling price method.

For multiple-element arrangements that contain both software and non-software elements, we allocate revenue to software or software-related elements as a group and any non-software elements separately based on the selling price hierarchy. We determine the selling price for each deliverable using VSOE of selling price, if it exists, or TPE of selling price. If neither VSOE nor TPE of selling price exist for a deliverable, we use BESP. Once revenue is allocated to software or software-related elements as a group, we recognize revenue in conformance with software revenue accounting guidance. Revenue is recognized when revenue recognition criteria are met for each element.

We are generally unable to establish VSOE or TPE for non-software elements and as such, we use BESP. BESP is generally used for offerings that are not typically sold on a stand-alone basis or for new or highly customized offerings. We determine BESP for a product or service by considering multiple factors including, but not limited to major product groupings, geographies, market conditions, competitive landscape, internal costs, gross margin objectives and pricing practices. Pricing practices taken into consideration include historic contractually stated prices, volume discounts where applicable and our price lists. We must estimate certain royalty revenue amounts due to the timing of securing information from our customers. While we believe we can make reliable estimates regarding these matters, these estimates are inherently subjective. Accordingly, our assumptions and judgments regarding future products and services as well as our estimates of royalty revenue could differ from actual events, thus materially impacting our financial position and results of operations.

Subscription and Services and Support Revenue

We recognize revenue for hosted services that are priced based on a committed number of transactions; ratably beginning on the date the services associated with the committed transactions are first made available to the customer and continuing through the end of the contractual service term. Over-usage fees, and fees billed based on the actual number of transactions from which we capture data, are billed in accordance with contract terms as these fees are incurred. We record amounts that have been invoiced in accounts receivable and in deferred revenue or revenue, depending on whether all revenue recognition criteria have been met.

Our services and support revenue are composed of consulting, training, and maintenance and support, primarily related to the licensing of our enterprise, mobile and device products and solutions. Our support revenue also includes technical support and developer support to partners and developer organizations.

Our consulting revenue is recognized using a time and materials basis and is measured monthly based on input measures, such as hours incurred to date, with consideration given to output measures, such as contract milestones when applicable.

Our maintenance and support offerings; which entitle customers to receive product upgrades and enhancements on a when and if available basis or technical support, depending on the offering; are recognized ratably over the performance period of the arrangement.

Our software subscription offerings; which may include product upgrades and enhancements on a when and if available basis, hosted services, and online storage; are generally offered to our customers over a specified period of time and we recognize revenue associated with these arrangements ratably over the subscription period.

On February 1, 2018, we adopted Topic 606, using the modified retrospective transition method applied to those contracts which were not completed as of February 1, 2018. Results for reporting periods beginning after February 1, 2018 are presented under Topic 606, while prior period amounts have not been adjusted and continue to be reported in accordance with our historic accounting. The impact of adopting the new revenue standard was not material to our financial statements and there was no adjustment to beginning retained earnings on February 1, 2018.

Under Topic 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following steps:

• identification of the contract, or contracts, with a customer;

• identification of the performance obligations in the contract;

• determination of the transaction price;

• allocation of the transaction price to the performance obligations in the contract; and

• recognition of revenue when, or as, we satisfy a performance obligation.

Research and Development

Research and Development Expenditure on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, is recognized in profit or loss as an expense as incurred.

Expenditure on development activities, whereby research findings are applied to a plan or design for the production of new or substantially improved products and processes, is capitalized only if the product or process is technically and commercially feasible, if development costs can be measured reliably, if future economic benefits are probable, if the Company intends to use or sell the asset and the Company intends and has sufficient resources to complete development. The Company has recognized $0.00 as a capital asset for the three months ended April 30, 2018 and $19,191 for the three months ended April 30, 2017.

Concentration of Credit Risk and Significant Customers

Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of temporary cash investments and accounts receivable.  The Company places its temporary cash investments with financial institutions insured by the FDIC.

Concentrations of credit risk with respect to trade receivables and commodities are limited due to the diverse group of customers to whom the Company provides services to. The Company establishes an allowance for doubtful accounts when events and circumstances regarding the collectability of its receivables or the selling of its commodities warrant based upon factors such as the credit risk of specific customers, historical trends, other information and past bad debt history. The outstanding balances are stated net of an allowance for doubtful accounts.

For the period ended April 30, 2018, sales to the Company’s primary customer, Render Payment, LLC accounted for approximately 93% of revenues and 95% of accounts receivable, there were $0 accounts receivable for the three month period ended April 30, 2017.

Cost of Goods Sold

The Company recognizes the direct cost of purchasing product for sale, including freight-in and packaging, as cost of goods sold in the accompanying statement of operations.

Cost of Revenue

Cost of revenue includes: manufacturing and distribution costs for products sold and programs licensed; operating costs related to product support service centers and product distribution centers; costs incurred to include software on PCs sold by OEMs, to drive traffic to our websites and products, and to acquire online advertising space; costs incurred to support and maintain Internet-based products and services, including data center costs and royalties; warranty costs; inventory valuation adjustments; costs associated with the delivery of consulting services; and the amortization of capitalized software development costs. Capitalized software development costs are amortized over the estimated lives of the products.

Cash and Cash Equivalents

The Company includes in cash and cash equivalents all short-term, highly liquid investments that mature within three months of the date of purchase. Cash equivalents consist principally of investments in interest-bearing demand deposit accounts and liquidity funds with financial institutions and are stated at cost, which approximates fair value. For cash management purposes, the company concentrates its cash holdings in an account at Bank of America. The Company had no cash equivalents at April 30, 2018, or 2017.

Property, Plant, and Equipment

Property, plant, and equipment (“PPE”) are stated at cost less accumulated depreciation and amortization.  Expenditures for maintenance and repairs are charged to expense as incurred.  Additions, improvements and major replacements that extend the life of the asset are capitalized.

Depreciation and amortization are recorded using the straight-line method over the estimated useful lives of depreciable assets, which are generally three to five periods.

The Company classifies its software under the Financial Accounting Standards Advisory Board (FASAB) Statement of Federal Financial Accounting Standards (SFFAS) No. 10, Accounting for Internal Use Software, and the Governmental Accounting Standards Board (GASB) Statement No. 42, Accounting of Costs of Computer Software Developed or Obtained for Internal Use. When software is used in providing goods and services it is classified as PPE.  The Company considers its proprietary software as a major part of the Company’s operations that are intended to provide profits.

Accounts Receivable

The Company’s accounts receivable are trade accounts receivable.  The Company recognized $0 as an uncollectable reserve for the three month periods ending April 30, 2018 and 2017.

Advertising Costs and Expense

The advertising costs are expensed as incurred. Advertising costs were $1,750 for the period ending April 30, 2018 and $0 for the three month period ending April 30, 2017.

Foreign Currency Translation

The Company’s functional currency and its reporting currency is the United States Dollar.

Financial Instruments

The carrying amounts reflected in the balance sheets for cash, accounts receivable, accounts payable and accrued expenses approximate the respective fair values due to the short maturities of these items. The Company does not hold any investments that are available-for-sale.

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1—Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2—Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3—Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

The Company does not have any assets or liabilities that are required to be measured and recorded at fair value on a recurring basis.

Income Taxes

In accordance with SAB Topic 1: Financial Statements, Subsidiary’s or Division’s Separate Financial Statements and Segments, income taxes are consolidated with MCIG, the controlling entity of the Company.  The following table reflects the tax implications should the Company not consolidate with MCIG. The proforma tax expense is based on the 2017 corporate tax rate of 34%.

OBITX
Proforma Statements of Operations
(unaudited)
	For the 3 months ended
	April 30,
	2018	2017

Sales	$ 44,290	$ -
Computer Lease	4,526	-
Cost of Services	18,598	-
Depreciation Expense	121,499	-
Freight and Shipping Costs	-	-
Software Maintenance	30,625	1,046
Total Cost of Sales	175,248	1,046
Gross Profit	(130,958)	(1,046)
Selling, general, and administrative	5,155	444
Professional fees	623	-
Marketing & advertising	1,750	-
Payroll	11,975	11,400
Consultant fees	41,500	-
Total operating expenses	61,002	11,844
Net Income from operations (before taxes)	(191,960)	(12,891)
Income Taxes - Current	-	-
Net income (after taxes)	(191,960)	(12,891)
Gain (loss) attributable to non-controlling interest
Net income (loss) attributable to controlling interest	$ (191,960)	$ (12,891)
Basic and diluted (Loss) per share:
Income per share from continuing operations	(0.0345)	(1.2891)
Income per share	(0.0345)	(1.2891)
Weighted average shares outstanding - basic and diluted	5,560,000	10,000

Basic and Diluted Net Earnings (Loss) Per Share

The Company follows ASC Topic 260 – Earnings Per Share, and FASB 2015-06, Earnings Per Share to account for earnings per share.  Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted earnings per share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.  During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Basic net earnings (loss) per common share are computed by dividing the net earnings (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share are computed using the weighted average number of common and dilutive common stock equivalent shares outstanding during the period. Dilutive common stock equivalent shares consist of Series A convertible preferred stock, convertible debentures, stock options and warrant common stock equivalent shares.

Concentration of Credit Risk

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash and trade receivables.  Concentrations of credit risk with respect to trade receivables are limited due to the clients that comprise our customer base and their dispersion across different business and geographic areas.  We estimate and maintain an allowance for potentially uncollectible accounts and such estimates have historically been within management's expectations.

Our cash balances are maintained in accounts held by major banks and financial institutions located in the United States.  The Company may occasionally maintain amounts on deposit with a financial institution that are in excess of the federally insured limit of $250,000.  The risk is managed by maintaining all deposits in high-quality financial institutions. The Company had $0 in excess of federally insured limits on

April 30, 2018, and April 30, 2017.

Commitments and Contingencies

The Company reports and accounts for its commitments and contingencies in accordance with ASC 440 – Commitments and ASC 450 – Contingencies.  We recognize a loss on a contingency when it is probable a loss will incur and that the amount of the loss can be reasonably estimated.  The Company recognized $0 as a loss on contingencies in the three month periods ending April 30, 2018 and April 30, 2017.

Recent Accounting Pronouncements

The Company evaluated all recent accounting pronouncements issued and determined that the adoption of these pronouncements would not have a material effect on the financial position, results of operations, or cash flows of the Company.

On December 15, 2016, the following two ASU’s became effective, ASU 2015-11, Simplifying the Measurement of Inventory issued July 2015 and ASU 2014-09, Revenue From Contracts With Customers, issued May 2014, and must be utilized in fiscal periods beginning after the effective date.  The company has adopted and implemented the standards as part of its 2017 fiscal period.  The early implementation had no effect on the financial performance of the Company.  The Company reports its inventory by segments.

In June 2014, the FASB issued ASU No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has adopted this standard and will not report inception-to-date information.

On May 28, 2014, the FASB issued ASU No. 2015-08 a standard on recognition of revenue from contracts with customers (Topic 606).  An issue discussed relates to when another party, along with the entity, is involved in providing a good or a service to a customer. In those circumstances, Topic 606 requires the entity to determine whether the nature of its promise is to provide that good or service to the customer (that is, the entity is a principal) or to arrange for the good or service to be provided to the customer by the other party (that is, the entity is an agent). This determination is based upon whether the entity controls the good or the service before it is transferred to the customer. Topic 606 includes indicators to assist in this evaluation.  The Company evaluated all its contracts to determine if the Company was a principal or agent.  The Company has determined it was the principal in all its contracts.

In August 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-15, “Presentation of Financial Statements—Going Concern: Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” ASU 2014-15, which is effective for annual reporting periods ending after December 15, 2015, extends the responsibility for performing the going-concern assessment to management and contains guidance on how to perform a going-concern assessment and when going-concern disclosures would be required under GAAP.

We do not anticipate that the adoption of ASU 2014-15 will have a material impact on our financial condition or results from operations. Management’s evaluations regarding the events and conditions that raise substantial doubt regarding our ability to continue as a going concern as discussed in the notes to our financial statements included elsewhere.

We have implemented all other new accounting pronouncements that are in effect and that may impact our financial statements and we do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

Note 3. Going Concern

The Company's financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. Because the business is new and has a limited history, no certainty of continuation can be stated. The accompanying financial statements for the periods ended April 30, 2018, has been prepared to assume that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has negative cash flow but has recognized a substantial gain in October 2017, due in large part to the services provided to a single customer, Render Payment, LLC. There are no assurances the Company will generate a profit or obtain positive cash flow.  The Company has sustained its solvency through the support of its single shareholder, MCIG, which raise substantial doubt about its ability to continue as a going concern.

Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months. Management has devoted a significant amount of time to the raising of capital from additional debt and equity financing. However, the Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue. There are no assurances the Company will receive the necessary funding or generate the revenue necessary to fund operations. The financial statements contain no adjustments for the outcome of this uncertainty.

Note 4. Property, Plant and Equipment

In a major transaction, the Company acquired the 420 Cloud software environment which includes, 420 Cloud mobile, 420 Cloud browser, 420 Cloud API, WhoDab, BangPunch, 420 single sign-on mobile wallet, 420 job search, Weedistry, Ehesive, 420 cue, 420 wise guy, and Palm weed.  While some of the software applications are currently in use, others are still under development.  The Company launched its 420 cloud software service on April 20, 2017. The company also purchased 25 digital currency ATMs in December 2017 that are currently under construction and will begin depreciating as soon as they go into production.

The following is a detail of equipment:

Property, Plant, and Equipment
For the 3 months ended April 30,

	2018	2017
420 Cloud	$3,127,251	$3,063,635
Machinery & Equipment	299,970	-
Total acquisition cost	3,427,221	3,063,635
Accumulated depreciation	320,954	-
Total property, plant, and equipment	$3,106,267	$3,063,635

Depreciation expense on property, plant and equipment was $121,499 for the 3 month period ended April 30, 2018 and $0 for the 3 month period ending April 30, 2017.

Note 5. Related Party Transactions

Related Party Transactions

On March 31, 2017, MCIG entered into a purchase agreement with APO Holdings, LLC to acquire the 420 Cloud Software Network (see Note 7 – Acquisitions).  MCIG acquired the assets and assigned them to OBITX.  The cost of the asset was recorded as an intercompany transfer.  OBITX has utilized the acquired assets of the 420 Cloud Network for its base of operations.

On November 1, 2017, the company assigned all rights and obligations to the 420 Cloud Software Network to OBITX in exchange for 100,000 shares of Series A Preferred Stock and 500,000 shares of OBITX common stock.  The cost basis of the Assets at the time of transfer was $3,043,285.  MCIG conducted an independent review of the Assets in August 2017.  The independent review stated that no impairment was needed and that the assets had a fair market value in excess of the current cost basis.

On March 13, 2017 MCIG acquired 10,000 shares of OBITX common shares representing 100% ownership at the time.

On August 1, 2017, the Company entered into a contract with MCIG for hosting and email services.  In addition, the Company will provide additional marketing services for MCIG and other internet based activities as mutually agreed upon.  Under terms of the agreement, MCIG is to pay $2,000 per month for a period of 12 months.  All additional services not identified are billed at an hourly rate of $150 per hour.

On September 13, 2017, the company entered into an agreement to provide social media and other advertising services to Render Payment, LLC.  The contract calls for the payment of $1,250,000 for services rendered with a 90 day payment term.  Michael Hawkins, the former Chief Financial Officer, is a non-controlling member with greater than 10% ownership in Render Payment, LLC.

On November 1, 2017, the Company entered into a consulting agreement with Alex Mardikian, the Chief Executive Officer. The agreements call for $7,000 per month for a period of one year. The payments may be booked as a note due, which may be converted into shares of the company at a then-current price per share.  The Company and consultant may elect to convert a portion of this into equity of the company.  In addition, each consultant was authorized to purchase 50,000 shares of common stock at par value ($0.0001 per share) through a warrant, which was subsequently exercised, and each consultant was issued a seven-year warrant to acquire 250,000 shares of the Company Stock at $1.00 per share or at the opening price on a federally regulated exchange service, whichever is less.

On November 1, 2017, the Company entered into a consulting agreement with Brandy Craig, the Chief Financial Officer. The agreements call for $3,500 per month for a period of one year. The payments may be booked as a note due, which may be converted into shares of the company at a then-current price per share.  The Company and consultant may elect to convert a portion of this into equity of the company.  In addition, each consultant was authorized to purchase 50,000 shares of common stock at par value ($0.0001 per share) through a warrant, which was subsequently exercised, and each consultant was issued a seven-year warrant to acquire 250,000 shares of the Company Stock at $1.00 per share or at the opening price on a federally regulated exchange service, whichever is less.

The Company entered a Line of Credit with MCIG, for up to $500,000 in funding on November 1, 2016.  The Line of Credit will terminate on April 30, 2019.  It was given at a 0% interest rate and is payable upon termination date with the option to convert the agreement into equity at a 15% discount to the then current market rate. Since inception, the Company had various transactions in which MCIG paid expenses on behalf of the Company. As of April 30, 2018, the Company borrowed $3,620,146 from MCIG. $3,043,285 of which represents the 420 Cloud Software Network that was exchanged for 100,000 shares of Series A Preferred Stock and 500,000 shares of OBITX common stock on November 1, 2017. As of April 30, 2018, the amount outstanding on the Line of Credit with MCIG is $578,661. The Line of Credit was increased to $1,000,000 on January 1, 2018.

On November 1, 2017, the company issued five-year warrants for the purchase of a combined total of 3,000,000 common shares to seven individuals/entities at the purchase price of $1.00 per share.

On November 1, 2017, the Company entered into a consulting agreement with Alex Mardikian, the Chief Executive Officer and a consulting agreement with Brandy Craig, the Chief Financial Officer of the Company.  The terms of the Agreement are the same.  The agreements call for $7,000 per month for a period of one year. The payments may be booked as a note due, which may be converted into shares of the company at a then-current price per share.  The Company and consultant may elect to convert a portion of this into equity of the company.  In addition, each consultant was authorized to purchase 50,000 shares of common stock at par value ($0.0001 per share) through a warrant, which was subsequently exercised, and each consultant was issued a seven-year warrant to acquire 250,000 shares of the Company Stock at $1.00 per share or at the opening price on a federally regulated exchange service, whichever is less.

On November 1, 2017, the Company entered into a consulting agreement with the Law Offices of Carl G. Hawkins to serve as corporate counsel. The agreement calls for a one-time payment of $5,000 plus $150 per hour for legal services. The payments may be booked as a note due, which may be converted into shares of the company at a then-current price per share.  The Company and counsel may elect to convert a portion of this into equity of the company.  In addition, counsel was authorized to purchase 50,000 shares of common stock at par value ($0.0001 per share) through a warrant, which was subsequently exercised, and counsel was issued a seven-year warrant to acquire 250,000 shares of the Company Stock at $1.00 per share or at the opening price on a federally regulated exchange service, whichever is less.

On November 1, 2017 Alex Mardikian, the company’s Chief Executive Officer, purchased 50,000 shares of common stock for $5.00.

On November 1, 2017 Brandy Craig, the company’s Chief Financial Officer, purchased 50,000 shares of common stock for $5.00.

On November 1, 2017 Carl G. Hawkins, the company’s Corporate Counsel, purchased 50,000 shares of common stock for $5.00.

On November 1, 2017 Paul Rosenberg, the company’s Director, purchased 500,000 shares of common stock for $50.00.

On November 1, 2017 Epic Industry Corp, a wholly owned company of MCIG’s Chief Financial Officer, Michael Hawkins, purchased 250,000 shares of common stock for $25.

On November 1, 2017 Paul Rosenberg entered into an agreement with the company to purchase up to 5,000,000 shares of common stock at the price of $0.10 per share.  As of the time of this filing Mr. Rosenberg has purchased 2,500,000 for $250,000.

On November 1, 2017 APO Holdings, LLC purchased 1,500,000 shares of common stock with certain registration rights for $150,000.

Note 6. Commitments and Contingencies

The Company entered into a commitment for its corporate offices on October 30, 2017.  The commitment is for a period of twelve (12) months at the rate of $69 per month.  The Company may utilize additional space on an as needed basis at an hourly or daily rate.

Note 7. Acquisitions

On March 31, 2017, MCIG acquired software code for a cloud-based social media platform to be known as 420Cloud, which was assigned to OBITX. The Company considers the acquisition of 420Cloud as a purchase of an asset, not a business.  In this particular acquisition, the Company acquired software code and supporting functions for five different software packages that had not been finalized, marketed, and launched at the time of acquisition.  The Company expects to continue to expend a significant amount of time and capital to further develop the software.

At the time of acquisition, the assets have no operational income and could not generate revenue without major consideration and effort by the Company. The following table summarizes the estimated fair values of the assets acquired and their accounting classifications, at the date of acquisition.  We assumed the liability and responsibility to complete the software as it was designed for with the intent to market.

420Cloud Accounting Classifications
Software - 420 Cloud - Mobile	$677,389
Software - 420 Cloud – Browser	315,709
Software – 420 Cloud API	90,116
Software - Whodab	67,587
Software - Ehesive	450,882
Software – 420 Cloud – Single Sign On	450,882
Software – 420 Job Search	135,173
Software – Weedistry	45,058
Software – Marketaro	112,644
Software – 420 Cue	450,882
Software – 420 Wise Guy	225,593
Software – Palm Weed	22,529
Total assets acquired	$3,044,444
Due to Shareholder – MCIG, Inc.	$3,044,444

Note 8. Stockholders’ Equity

Common Stock

As of April 30, 2018, the Company was authorized to issue 5,460,000 common shares at a par value of $0.0001.  As of April 30, 2018, the Company had issued and outstanding, 5,460,000 common shares.

As of April 30, 2018, the company was authorized to issue 100,000 Series A Preferred shares at a par value of $10. The Series A Preferred shares were given to MCIG in exchange for the Software acquisition.

Note 9. Basic Income per Share before Non-Controlling Interest

Basic Income Per Share - The computation of basic and diluted loss per common share is based on the weighted average number of shares outstanding during each period.

Basic Income Per share
For the three months Ended April 30,
	2018	2018
Net income	-191,960	-12,891
Basic income per share	($0.04)	($1.29)
Basic weighted average number of shares outstanding	5,460,000	10,000

The computation of basic loss per common share is based on the weighted average number of shares outstanding during the period.

Note 11.  Warrants

A summary of warrant activity for three months ended April 30, 2018 is as follows:

		Weighted
		Average
		Conversion
	Shares	Price

Warrants outstanding at April 30, 2017	-	$-

Exercised	-	$-
Granted	3,000,000	$1.00
Warrants outstanding at April 30, 2018	3,000,000	$1.00

Note 10.  Subsequent Events

In May 2018 the company accepted 10 Krytp ATM’s in exchange for payment of the $108,196 Account Receivable with Kryp Network LLC, which has ceased operations.  We intend to liquidate the 35 ATM machines in our possession at this time.

OBITX, INC.

5,902,811 shares of

Common stock

______________________________

PROSPECTUS

____________________________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

SEC registration fee	$572.27
Accounting fees and expenses	$8,000.00
Total	$8,572.27

Item14. Indemnification of Directors and Officers.

Under the Delaware General Corporation Law, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our amended and restated articles of incorporation provide that, pursuant to Nevada law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the articles of incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws, as amended, provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

ITEM 15. Recent Sales of Unregistered Securities

On March 31, 2017 MCIG purchased 10,000 shares of our stock for $1.  This was the initial founder’s distribution and represented 100% ownership of the company at the time.

On November 1, 2017 we sold 950,000 shares of our stock for $95 to management and other key personnel.  Each share was sold at par value $0.0001.  The following table shows the sale of shares:

Name	Amount	Price
Alex Mardikian	50,000	5.00
Brandy Craig	50,000	5.00
Carl G. Hawkins	50,000	5.00
Andrus Nomm	50,000	5.00
Epic Industry Corp (1)	250,000	25.00
FinTech Labs, LLC (2)	500,000	50.00

(1) Epic Industry Corp is owned 100% by Michael Hawkins. (2) FinTech Labs, LLC is owned 50% by Paul Rosenberg. 83

On November 1, 2017 we sold 2,500,000 shares of our common stock for $250,000.  Each share was sold at $0.10 per share.  The shares were sold under a Private Placement Memorandum to friends and family accredited investors.  The following table shows the sale of shares:

Name	Amount	Price
APO Holdings, LLC (1)	1,500,000	150,000.00
Paul Rosenberg	1,000,000	100,000.00

(1)    APO Holdings, LLC is owned 100% by Michael Pollastro.

On November 1, 2017 we sold 500,000 shares of common stock for $276,650 to MCIG.  Each share was sold at $0.5533 per share.  The shares were sold as part of the acquisition of the software acquired from MCIG.   In addition to the common shares we sold 100,000 shares of Series A Preferred stock of the company for $2,766,635 to MCIG at $27.6664 per share.

On January 1, 2018 we sold 1,500,000 shares of our common stock for $150,000 to Paul Rosenberg.  Each share was sold at $0.10 per share.  The shares were sold under a Private Placement Memorandum to friends and family accredited investors.

All sales of unregistered securities were sold under exemption from registration under Regulation D, Rule 506(c).

ITEM 16. Exhibits and Financial Statements.

The exhibits listed on the Index to Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

(a)	Exhibits. The following exhibits are included herein or incorporated herein by reference.

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Exhibit No.	Description
3.1	Articles of Incorporation*
3.2	Bylaws of the Registrant*
3.3	Amended Articles of Incorporation of the Registrant*
5.1	Opinion of Counsel as to the Legality of the Shares Being Spun Off and Consent**
10.1	Convertible Revolving Credit Agreement between the Registrant and MCIG*
10.2	Service Contract Agreement*
10.3	Consulting Agreement between OBITX and Alex Mardikian*
10.4	Consulting Agreement between OBITX and Brandy Craig*
10.5	Consulting Agreement between OBITX and Carl G Hawkins*
10.6	Stock Purchase Agreement Format*
10.7	Warrant Format*
10.8	Amendment to Consulting Agreement between OBITX and Alex Mardikian*
10.9	Amendment to Consulting Agreement between OBITX and Brandy Craig*
10.10	Stock Purchase Agreement between OBITX and APO Holdings, LLC on November 1, 2017*
10.11	Stock Purchase Agreement between OBITX and Paul Rosenberg on November 1, 2017*
10.12	Stock Purchase Agreement between OBITX and Paul Rosenberg on January 1, 2018*
10.13	Stock Purchase Agreement between OBITX and MCIG on November 1, 2017*
10.14	Agreement between ICO Method, LLC and OBITX, Inc.*
10.15	Krypt Network ATM Purchase Agreement No.1*
10.16	Krypt Network ATM Purchase Agreement No.2*
10.17	Krypt Network ATM Purchase Agreement No.3*

23.1	Consent of Counsel (included in Exhibit 5.1)**
23.2	Consent of Independent Registered Public Accounting Firm***

*     Incorporated by reference to the Registrants filing of the Form S-1 on February 9, 2018

**  To be filed by amendment

***Filed herein

Item 17. Undertakings.

The undersigned registrant hereby undertakes that:

(1)		To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)		To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on August 29, 2018.

OBITX, INC. (Registrant)
Dated: August 29, 2018	/s/ Alex Mardikian
Alex Mardikian
`	President, Chief Executive Officer, Treasurer, and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this S-1 Form registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: August 29, 2018	/s/ Alex Mardikian
Alex Mardikian
President, Chief Executive Officer, Treasurer, and Director (Principal Executive Officer)

Dated: August 29, 2018	/s/ Brandy Craig
Brandy Craig
Chief Financial Officer (Principal Accounting Officer)

Dated: August 29, 2018	/s/ Paul Rosenberg
Paul Rosenberg
Director

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